UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

LECROY CORPORATION

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common stock, par value, $0.01 per share of LeCroy Corporation (the “LeCroy Common Stock”)

2)	Aggregate number of securities to which transaction applies:

As of May 31, 2012, 16,842,798 outstanding shares of LeCroy Common Stock

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of

(a) 16,842,798 shares of LeCroy Common Stock multiplied by $14.30 per share;
(b) 2,176,756 shares of LeCroy Common Stock underlying outstanding stock options with exercise prices less than $14.30 per share multiplied by $7.5820 (which is the difference between $14.30 per share and the weighted average exercise price per share); and
(c) 3,217,550 LeCroy stock appreciation rights with base prices less than $14.30 per share multiplied by $7.0619 (which is the difference between $14.30 per share and the weighted average base price per share).

In accordance with Rules 14a-6(i)(1) and 0-11(c) of the Securities and Exchange Act of 1934, as amended, and Fee Rate Advisory for Fiscal Year 2012, the amount of the filing fee was calculated by multiplying the value of the transaction as calculated above by 0.0001146.

4)	Proposed maximum aggregate value of transaction:

$280,078,191.74

5)	Total fee paid:

$32,096.96

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JUNE 22, 2012

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

[—], 2012

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders of LeCroy Corporation, a Delaware corporation, which we refer to as LeCroy, to be held on [—], 2012, at [—] at [—] a.m., local time.

On May 28, 2012, LeCroy entered into an agreement and plan of merger, which we refer to as the merger agreement, with Teledyne Technologies Incorporated, a Delaware corporation, which we refer to as Teledyne, and Luna Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Teledyne, which we refer to as Merger Sub, providing for the merger of Merger Sub with and into LeCroy, with LeCroy surviving the merger as a wholly owned subsidiary of Teledyne. At the special meeting, you will be asked to consider and vote on the following matters:

•	a proposal to adopt the merger agreement;

•

a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable; and

•	a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

Stockholders will also act on any other business that may properly come before the meeting.

If the merger is consummated, each share of common stock of LeCroy, $0.01 par value per share, which we refer to as LeCroy Common Stock, issued and outstanding immediately prior to the effective time of the merger, other than as provided below, will be converted into the right to receive $14.30 in cash, without interest and less any applicable withholding taxes. We refer to this consideration per share of LeCroy Common Stock to be paid in the merger as the merger consideration. The following shares of LeCroy Common Stock will not be converted into the right to receive the merger consideration in connection with the merger: (a) shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, (b) shares held by us as treasury stock and (c) shares held by Teledyne or any of its wholly owned subsidiaries. The merger consideration of $14.30 per share of LeCroy Common Stock represents a premium of approximately 56% to the closing price of the shares on May 25, 2012, the trading day before announcement of the execution of the merger agreement, and an approximately 57% premium to the closing price of the shares on May 24, 2012, the last trading day prior to the date our board of directors authorized the execution of the merger agreement.

The board of directors of LeCroy, which we refer to as the board of directors or the board, following a process in which it explored and evaluated strategic alternatives for over 18 months, has unanimously approved the merger agreement and recommends that all LeCroy stockholders vote in favor of the proposal to adopt the merger agreement. The board of directors made its determination after consideration of a number of factors more fully described in the enclosed proxy statement. The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the non-binding advisory proposal regarding compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of LeCroy Common Stock entitled to vote at the special meeting. Approval of the non-binding advisory compensation proposal and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, require the affirmative vote of the holders of a majority of shares of LeCroy Common Stock present or represented by proxy that are entitled to vote at the special meeting.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the non-binding advisory proposal regarding compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. You may revoke your proxy at any time before it is exercised at the special meeting by delivering a properly executed proxy card bearing a later date or a written revocation of your proxy to LeCroy’s Secretary before the start of the special meeting, submitting a later-dated proxy electronically via the Internet or telephonically, or by attending the special meeting and voting in person. Attending the special meeting will not, in itself, revoke a previously submitted proxy. To revoke a proxy in person at the special meeting, you must obtain a ballot and vote in person at the special meeting. The failure to vote your shares of LeCroy Common Stock will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

If your shares of LeCroy Common Stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of LeCroy Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of LeCroy Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of LeCroy Common Stock “FOR” approval of the proposal to adopt the merger agreement will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Under Delaware law, if the merger is completed, holders of LeCroy Common Stock who do not vote in favor of adoption of the merger agreement and satisfy other conditions will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares prior to the stockholder vote on the merger agreement, you must not vote in favor of adoption of the merger agreement and you must comply with other Delaware law procedures explained in the accompanying proxy statement. See the section of this proxy statement titled “Appraisal Rights” beginning on page 73 of the proxy statement and Annex C to the proxy statement.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement. You also may obtain additional information about LeCroy from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information,” beginning on page 79 of the proxy statement.

If you have any questions or need assistance voting your shares of LeCroy Common Stock, please call MacKenzie Partners, Inc., LeCroy’s proxy solicitor, toll-free at (800) 322-2885.

Thank you in advance for your cooperation and continued support.

This proxy statement is dated [—], 2012, and is first being mailed to our stockholders on or about [—], 2012.

Sincerely,

/s/ Thomas H. Reslewic
Thomas H. Reslewic
President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF LECROY COMMON STOCK AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES.

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [—], 2012

TIME:	[—] a.m. local time

PLACE:	[—]

ITEMS OF BUSINESS:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 28, 2012, which we refer to as the merger agreement, by and among LeCroy Corporation, a Delaware corporation, which we refer to as LeCroy, Teledyne Technologies Incorporated, a Delaware corporation, which we refer to as Teledyne, and Luna Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Teledyne, which we refer to as Merger Sub. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

3. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

RECORD DATE:	Only stockholders of record as of the close of business on [—], 2012 are entitled to notice of, and to vote at, the special meeting and any and all adjournments or postponements thereof. All stockholders of record are cordially invited to attend the special meeting in person.

PROXY VOTING:	Your vote is very important, regardless of the number of shares of LeCroy Common Stock you own. The merger cannot be consummated unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of common stock of LeCroy, $0.01 par value per share, which we refer to as LeCroy Common Stock, entitled to vote thereon. Approval of the non-binding advisory compensation proposal and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, require the affirmative vote of the holders of a majority of shares of LeCroy Common Stock present or represented by proxy that are entitled to vote at the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of LeCroy Common Stock will be represented at the special meeting if you are unable to attend. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the non-binding advisory proposal regarding compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you do not attend the special meeting and fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of LeCroy Common Stock will not be counted for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect on approval of the non-binding advisory compensation proposal or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If you are a stockholder of record, voting in person at the special meeting will revoke any proxy previously submitted. If you hold your shares of LeCroy Common Stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote. As a beneficial owner of shares of LeCroy Common Stock held in nominee or “street name,” you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your bank, brokerage firm or other nominee.

RECOMMENDATION:	The board of directors of LeCroy, which we refer to as the board of directors or the board, following a process in which it explored and evaluated strategic alternatives for over 18 months, has unanimously approved the merger agreement and recommends that all LeCroy stockholders vote in favor of the proposal to adopt the merger agreement. The board of directors made its determination after consideration of a number of factors. See the section of this proxy statement titled “The Merger—Reasons for the Merger” beginning on page 33. The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the non-binding advisory proposal regarding compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

ATTENDANCE:	Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. If your shares of LeCroy Common Stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of LeCroy Common Stock. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

APPRAISAL RIGHTS:	Under Delaware law, if the merger is completed, holders of LeCroy Common Stock who do not vote in favor of adoption of the merger agreement and satisfy other conditions will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must (i) submit a written demand for an appraisal of your shares prior to the stockholder vote on the merger agreement, (ii) you must not vote in favor of adoption of the merger agreement and (iii) you must comply with other Delaware law procedures explained in the accompanying proxy statement. See the section of this proxy statement titled “Appraisal Rights” beginning on page 73 and Annex C for a copy of the applicable Delaware statute.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By order of the board of directors,

/s/ Thomas H. Reslewic
Thomas H. Reslewic
President and Chief Executive Officer

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

-i-

(continued)

-ii-

(continued)

-iii-

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by LeCroy’s board of directors for use at the special meeting. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about [—], 2012, to our stockholders who owned shares of LeCroy Common Stock as of the close of business on [—], 2012.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement titled “Where You Can Find More Information” beginning on page 79.

Parties to the Merger (Page 26)

In this proxy statement, we refer to the Agreement and Plan of Merger, dated May 28, 2012, as it may be amended from time to time, among Teledyne, Merger Sub and LeCroy, which is attached as Annex A to this proxy statement, as the merger agreement, and the merger of Merger Sub with and into LeCroy, as the merger. The parties to the merger agreement and the merger are:

LeCroy Corporation, which we refer to as LeCroy, we or us, a Delaware corporation headquartered in Chestnut Ridge, New York, is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. LeCroy offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer, semiconductor and consumer electronics, data storage, automotive and industrial, telecommunications and military and aerospace markets. LeCroy’s 48-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis”—capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. Shares of LeCroy Common Stock are listed with, and trade on, the NASDAQ Global Select Market, which we refer to as NASDAQ, under the symbol “LCRY.” LeCroy’s principal executive offices are located at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977; its telephone number is (845) 425-2000; and its Internet website address is www.lecroy.com. The information provided on or accessible through LeCroy’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Teledyne Technologies Incorporated, which we refer to as Teledyne, is a leading provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems. Its operations are primarily located in the United States, Canada, the United Kingdom and Mexico. The principal executive offices of Teledyne are located at 1049 Camino Dos Rios, Thousand Oaks, California 91360; its telephone number is (805) 373-4545; and its Internet website address is www.teledyne.com. The information provided on or accessible through Teledyne’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement. Teledyne is a Delaware corporation whose common stock is listed on the New York Stock Exchange and trades under the symbol “TDY.”

According to Teledyne’s most recent annual report on Form 10-K, in 2011, total sales were $1,941.9 million and its aggregate segment operating profits were $260.9 million. According to its most recent Form 10-Q, for the first quarter of 2012, Teledyne’s total sales were $494.0 million and aggregate segment operating profits were $65.0 million. Approximately 64% of Teledyne total sales in 2011 were to commercial customers and the balance was to the U.S Government, as a prime contractor or subcontractor. International sales accounted for approximately 36% of total sales in 2011. According to Teledyne’s most recent Form

10-Q, on April 1, 2012, Teledyne had $399.5 million available for borrowing under its $550.0 million credit facility, which could be used for acquisitions.

Through targeted acquisitions and through product development, Teledyne has evolved from a company that was primarily focused on aerospace and defense to one that serves multiple markets that require advanced technology and high reliability. As stated in a joint press release on May 29, 2012, Teledyne believes the acquisition of LeCroy will broaden its portfolio of analytical instrumentation businesses by adding a leader in electronic test and measurement solutions. Teledyne also believes that LeCroy can provide a commercial outlet for its unique Indium Phosphide process technology and ultra-high frequencies mixed signal design capabilities developed at Teledyne Scientific Company, its research and development laboratories. Upon completion of the merger, LeCroy will be a direct, wholly owned subsidiary of Teledyne.

Luna Merger Sub, Inc., which we refer to as Merger Sub, is a Delaware corporation that was formed by Teledyne solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub is a wholly owned subsidiary of Teledyne and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the merger agreement, including the merger. Upon the completion of the merger, Merger Sub will cease to exist and LeCroy will continue as the surviving corporation of the merger, which we refer to as the surviving corporation. The principal executive offices of Merger Sub are c/o Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360 and its telephone number is (805) 373-4545.

The Special Meeting (Page 21)

Time, Place and Purpose of the Special Meeting (Page 21)

The special meeting of the stockholders of LeCroy, which we refer to as the special meeting, will be held on [—], 2012, starting at [—] a.m., local time, at [—].

At the special meeting, holders, who we refer to as stockholders, of common stock of LeCroy, $0.01 par value per share, which we refer to as LeCroy Common Stock, will be asked to:

•	adopt the merger agreement, which is further described in the sections of this proxy statement titled “The Merger” and “The Merger Agreement,” beginning on pages 28 and 54, respectively;

•

approve, on a non-binding advisory basis, the compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as reported on the Golden Parachute Compensation table on page 47; and

•	approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

Record Date and Quorum (Page 21)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of LeCroy Common Stock as of the close of business on [—], 2012, which date LeCroy has set as the record date for the special meeting, and which we refer to as the record date. You will have one vote for each share of LeCroy Common Stock that you owned on the record date. As of the record date, there were [—] shares of LeCroy Common Stock outstanding and entitled to vote at the special meeting. A quorum is necessary to adopt the merger agreement and approve the non-binding advisory compensation proposal at the special meeting. A majority of the shares of LeCroy Common Stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. The meeting may be adjourned whether or not a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject LeCroy to additional expense.

Vote Required (Page 22)

Approval of the proposal to adopt the merger agreement requires the affirmative vote in person or by proxy of the holders of a majority of the outstanding shares of LeCroy Common Stock entitled to vote thereon on the record date.

Approval of the non-binding advisory compensation proposal and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, require the affirmative vote of the holders of a majority of shares of LeCroy Common Stock present or represented by proxy that are entitled to vote at the special meeting.

A quorum is necessary to adopt the merger agreement and approve the proposal regarding compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, at the special meeting. The special meeting may be adjourned whether or not a quorum is present.

As of the record date, the directors and executive officers of LeCroy beneficially owned and were entitled to vote, in the aggregate, [—] shares of LeCroy Common Stock (including restricted shares of LeCroy Common Stock, but not including any shares of LeCroy Common Stock deliverable upon exercise or conversion of any options to purchase shares of LeCroy Common Stock), representing [—]% of the outstanding shares of LeCroy Common Stock on the record date. The directors and executive officers have informed LeCroy that they currently intend to vote all of their shares of LeCroy Common Stock “FOR” the proposal to adopt the merger agreement, “FOR” approval of the non-binding advisory compensation proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies and Revocation (Page 24)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of LeCroy Common Stock are held in nominee or “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of LeCroy Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you hold your shares of LeCroy Common Stock in nominee or “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of LeCroy Common Stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you fail to submit a proxy and do not attend the special meeting in person, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of LeCroy Common Stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, and your shares of LeCroy Common Stock will have no effect on approval of the non-binding advisory compensation proposal or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you submit a proxy to vote “ABSTAIN,” or attend the special meeting in person and either fail to vote or vote “ABSTAIN,” your shares of LeCroy Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and the non-binding advisory compensation proposal.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with the Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

The Merger (Page 28)

The merger agreement provides that Merger Sub will merge with and into LeCroy. LeCroy will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, LeCroy will cease to be a publicly traded company. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration (Page 55)

In the merger, each share of LeCroy Common Stock, other than as provided below, will be converted into the right to receive $14.30 in cash, without interest and less any applicable withholding taxes. We refer to the $14.30 per share cash consideration to be paid in the merger to holders of LeCroy Common Stock as the merger consideration. The following shares of LeCroy Common Stock will not be converted into the right to receive the merger consideration in connection with the merger: (a) shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, (b) shares held by us as treasury stock and (c) shares held by Teledyne or any of its wholly owned subsidiaries. We sometimes refer to the shares described in the foregoing sentence, collectively, as the excluded shares.

Reasons for the Merger; Recommendation of the LeCroy Board of Directors (Page 33)

After careful consideration of various factors described in the sections of this proxy statement titled “The Merger—Reasons for the Merger; The Merger—Recommendation of the LeCroy Board of Directors,” the board of directors of LeCroy, which we refer to as the board of directors or the board, by a unanimous vote of all directors, determined that the merger agreement and the terms and conditions of the merger are fair to, advisable and in the best interests of LeCroy and its stockholders, approved the merger agreement and the merger, approved the execution, delivery and performance by LeCroy of its obligations under the merger agreement, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to adopt the merger agreement.

In connection with its consideration of the merger agreement, the board also considered the non-binding advisory vote regarding compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, and the proposal that the stockholders be able to adjourn the special meeting to solicit additional proxies. The board determined these proposals to be fair to, advisable and in the best interests of LeCroy and its stockholders and recommended that the stockholders vote to adopt these proposals.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, the proposal to approve the compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, and the proposal to adjourn the special meeting to solicit additional proxies you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in its recommendation with respect to the merger agreement. See the section of this proxy statement titled “The Merger—Interests of Certain Persons in the Merger” beginning on page 44.

The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the non-binding advisory compensation proposal and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of LeCroy’s Financial Advisor (Page 37)

In connection with the merger, LeCroy’s financial advisor, Stifel, Nicolaus & Company, Incorporated, which we refer to as Stifel, delivered a written opinion, dated May 25, 2012, to the board of directors as to the fairness, from a financial point of view and as of such date, of the $14.30 per share cash consideration to be received in the merger by holders of LeCroy Common Stock (other than shares owned by LeCroy as treasury stock, its subsidiaries, Teledyne, Merger Sub and Teledyne’s subsidiaries and holders who are entitled to and properly demand an appraisal of their shares, such holders referred to collectively as excluded holders). The full text of Stifel’s written opinion, dated May 25, 2012, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B. Stifel’s opinion was provided for the information of, and directed to, the board of directors (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and did not address any other aspects of the merger. Stifel’s opinion did not compare the relative merits of the merger with those of any other transactions or business strategies which may have been available to or considered by the board of directors or LeCroy as alternatives to the merger and did not address the underlying business decision of the board of directors or LeCroy to proceed with or effect the merger. Stifel’s opinion does not constitute a recommendation to LeCroy or the board of directors as to whether LeCroy should enter into the merger agreement or effect the merger or any other transaction contemplated by the merger agreement, or to any securityholder as to how such holder should vote or act with respect to the merger or otherwise, or whether or not such securityholder should enter into any voting, support or stockholder agreements in connection with the merger or exercise any appraisal rights that may be available to such securityholder.

Financing of the Merger (Page 43)

The closing of the merger is not conditioned on the receipt of financing by Teledyne. If all other conditions to the closing of the merger have been satisfied, Teledyne will be obligated to consummate the merger regardless of whether Teledyne has obtained financing. Teledyne intends to use existing cash on hand and availability under its credit facility to pay the aggregate merger consideration. Teledyne has a $550.0 million credit facility, which does not expire until February 25, 2016. At April 1, 2012, the available borrowing capacity under this facility was $399.5 million.

Interests of Certain Persons in the Merger (Page 44)

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that LeCroy’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our board of directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of LeCroy and its stockholders and in making its recommendation regarding approval and adoption of the merger and the merger agreement as described in the sections of this proxy statement titled “The Merger—Reasons for the Merger” and “The Merger—Recommendation of the LeCroy Board of Directors” beginning on pages 33 and 36 respectively. These interests include the following:

•	Full acceleration of the vesting of stock options and cash payments with respect to stock options;

•	Full acceleration of the vesting of stock appreciation rights and cash payments with respect to each stock appreciation right;

•	Full acceleration of the vesting of shares of restricted stock and cash payments of $14.30 with respect to each restricted share;

•

Separation agreements with each of our executive officers (other than Roberto Petrillo), which provide benefits upon a change in control, including severance benefits if the executive officer is terminated following a change in control. Mr. Petrillo is entitled to certain continuation payments following his termination pursuant to his employment agreement, whether or not his termination follows a change in control;

•	Executive retention agreements entered into with certain of our executive officers;

•	Credit for prior service with us for purposes of eligibility, vesting and other determinations under Teledyne benefit plans in which our employees may become eligible to participate; and

•	Continued indemnification and liability insurance for directors and officers following completion of the merger.

See the section of this proxy statement titled “The Merger—Interests of Certain Persons in the Merger” beginning on page 44 for additional information.

Approval of “Golden Parachute” Compensation (Page 72)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Rule 14a-21(c) under the Exchange Act, we are providing stockholders with the opportunity to cast a non-binding advisory vote with respect to certain payments that may be made to LeCroy’s named executive officers in connection with the merger, as reported on the Golden Parachute Compensation table on page 47. The board of directors unanimously recommends that you vote “FOR” approval of the non-binding advisory compensation proposal.

Approval of the non-binding advisory compensation proposal requires the affirmative vote of the holders of a majority of shares of LeCroy Common Stock present or represented by proxy that are entitled to vote at the special meeting. Approval of this proposal is not a condition to completion of the merger. The vote with respect to the compensation proposal is an advisory vote and will not be binding on LeCroy. Therefore, regardless of whether stockholders approve the non-binding advisory compensation proposal, if the stockholders approve the merger and the merger is completed, the compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, will still be paid to LeCroy’s named executive officers to the extent payable in accordance with the terms of such agreements and understandings.

Certain Material U.S. Federal Income Tax Consequences of the Merger (Page 50)

The exchange of shares of LeCroy Common Stock for cash in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder whose shares of LeCroy Common Stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and its adjusted tax basis in such shares. The merger will generally not be a taxable transaction to non-U.S. holders under U.S. federal income tax laws unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under non-U.S. tax laws. Backup withholding may also apply to the cash payments made to both U.S. and non-U.S. holders pursuant to the merger unless the holder or other payee complies with the backup withholding rules. You should read the section of this proxy statement titled “The Merger—Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Regulatory Approvals and Notices (Page 53)

The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, which prevents LeCroy and Teledyne from completing the merger until required information and materials are furnished to the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the Federal Trade Commission, which we refer to as the FTC, and the HSR Act waiting period is terminated or expires. On June 1, 2012, LeCroy and Teledyne filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC, and received early termination of the waiting period effective June 12, 2012. The DOJ, the FTC, state attorneys general and others may challenge the merger on antitrust grounds either before or after expiration or termination of the HSR Act waiting period. Accordingly, at any time before or after the completion of the merger, notwithstanding the termination of the waiting period under the HSR Act, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger.

Teledyne and LeCroy also conduct business in a number of countries outside the United States and the merger is subject to review by the governmental authorities of various other jurisdictions under the antitrust or competition laws of those jurisdictions. As a result, in addition to the HSR filings discussed above, Teledyne and LeCroy made required pre-merger notification filings under the antitrust and competition laws of Germany and received clearance from the relevant German authorities on June 21, 2012. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

The Merger Agreement (Page 54)

Merger Consideration (Page 55)

If the merger is completed, each share of LeCroy Common Stock, other than the excluded shares, will be converted into the right to receive $14.30 in cash, without interest and less any applicable withholding taxes.

Treatment of Options and Stock Appreciation Rights (Page 56)

Upon consummation of the merger, each outstanding option to purchase shares of LeCroy Common Stock, including outstanding options under our employee stock purchase plan, and all stock appreciation rights will fully vest, to the extent not already fully vested, and be converted into the right to receive a cash payment equal to the product of (i) the number of shares of LeCroy Common Stock subject to such option or stock appreciation right immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $14.30 per share of LeCroy Common Stock over the exercise price (or base price, in the case of stock appreciation rights) per share of LeCroy Common Stock subject to such option or stock appreciation right, without interest and less any applicable withholding taxes.

Treatment of Shares of Restricted Stock (Page 56)

Upon consummation of the merger, each restricted share of LeCroy Common Stock that is outstanding immediately prior to the effective time of the merger will fully vest, our reacquisition right with respect to shares of restricted stock will lapse, and the holder will be entitled to receive the merger consideration of $14.30 with respect to each such share, without interest and less any applicable withholding taxes.

Conditions to Closing the Merger (Page 64)

As more fully described in this proxy statement and in the merger agreement, the parties’ obligations to complete the merger are subject to the following conditions:

•	The merger must have been approved by the holders of a majority of the outstanding shares of LeCroy Common Stock.

•

No statute, rule, regulation, judgment, order or injunction will have been promulgated, entered, enforced, enacted, or issued or be applicable to the merger by any governmental authority which (i) prohibits, or imposes any material limitations on, Teledyne’s ownership or operation of its or its subsidiaries’ businesses or assets, or Teledyne’s or Merger Sub’s ownership or operation of LeCroy and its subsidiaries’ businesses and assets, (ii) prohibits, restrains, or makes illegal the consummation of the merger, or (iii) imposes material limitations on the ability of Teledyne effectively to exercise full rights of ownership of the shares of Merger Sub, and no action or proceeding by any governmental authority will be pending which seeks any of the results described in clauses (i), (ii), or (iii).

•

All applicable waiting periods (and any extensions thereof) under the HSR Act and under any similar foreign antitrust or competition laws and regulations applicable to the merger will have expired or terminated or where applicable, approvals will have been obtained.

•

The representations and warranties of the parties to the merger agreement that are qualified by materiality must be true and correct as of the closing of the merger, and the representations and warranties that are not so qualified must be true and correct in all material respects as of the closing of the merger, provided that this condition will be deemed to have been satisfied even if any representations and warranties are not true and correct unless the cumulative effect of the failure of such representations and warranties, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.

•

The parties must have performed or complied in all material respects with all obligations, agreements and covenants required under the merger agreement, prior to the closing of the merger, or to the extent it has not so performed or complied and such nonperformance or noncompliance is curable, it will have cured such nonperformance or noncompliance within 30 days following its receipt of reasonably specific notice thereof; provided that any breach related to LeCroy’s solicitation of alternative purchasers will not be deemed curable.

•	LeCroy and its board of directors will take the necessary actions with respect to LeCroy’s stock option and other equity plans to effectuate the conversion provisions of the merger agreement.

Non-Solicitation Provisions (Page 62)

We generally have agreed not to:

•

solicit, initiate, knowingly encourage or take any action to facilitate or encourage any inquiries that are or that may lead to any Takeover Proposal (as defined in the merger agreement and in this proxy statement below);

•	conduct, participate, or engage in any discussions or negotiations regarding, any Takeover Proposal;

•	approve, endorse, recommend, make or authorize any public statement, recommendation or solicitation in support of any Takeover Proposal;

•

approve any transaction (other than the transactions contemplated hereby) pursuant to which any Person other than Teledyne, Merger Sub or any subsidiary of Teledyne would become an “interested stockholder” under Section 203 of the Delaware General Corporate Law; or

•

terminate, amend or waive any material rights under (or fail to take commercially reasonable steps to enforce rights under) any “standstill” or other similar agreement between us or any of our subsidiaries and any other person (other than Teledyne, Merger Sub or any subsidiary of Teledyne).

We have agreed to promptly (and in no event later than one business day after receipt of any Takeover Proposal) notify Teledyne in writing and keep Teledyne informed of significant developments of the following in connection with a Takeover Proposal: (i) any inquiries or indications of interest that could reasonably be expected to lead to a Takeover Proposal; (ii) requests for confidential information in connection with a Takeover Proposal; (iii) the existence of a Takeover Proposal; (iv) the material terms and conditions of such inquiry, indication of interest, request for confidential information of any Takeover Proposal; (v) the identity of the person making the Takeover Proposal (unless indentifying the person would violate an obligation of confidentiality), and (vi) any requests by us related to the Takeover Proposal. We have agreed to keep Teledyne fully informed with respect to the status of any such inquiry, indication of interest, request for confidential information, Takeover Proposal, or any significant developments in respect thereof.

If an unsolicited Superior Proposal (as defined in the merger agreement and in this proxy statement below) or a proposal that could reasonably be expected to lead to a Superior Proposal is made after the date of the merger agreement, subject to providing notice to Teledyne, the entry into a confidentiality agreement, and informing Teledyne of any nonpublic information delivered to the party making such proposal, we may request information from the person making such proposal, furnish information to the person making the proposal and enter negotiations with the person regarding the proposal.

LeCroy has further agreed that neither its board of directors nor any committee thereof will, directly or indirectly, (1) withdraw, qualify, or modify, or publicly propose to withdraw, qualify, or modify, in a manner adverse to Teledyne, the approval, determination of advisability, or recommendation by the board of directors (or any committee of the board) of the merger agreement, the merger and the other transactions contemplated by the merger agreement, (2) approve, determine to be advisable, or recommend, or publicly propose to approve, determine to be advisable, or recommend any Takeover Proposal, (3) in the event of a tender offer or exchange offer for any outstanding LeCroy Common Stock, fail to recommend against acceptance of such tender offer or exchange offer by LeCroy’s stockholders within ten business days of the commencement thereof (for the avoidance of doubt, the taking of no position or neutral position by the board of directors in respect of the acceptance of any tender offer or exchange offer by its stockholders as of the end of the ten business day period will constitute a failure to recommend against any such offer); (4) cause LeCroy to enter into any letter of intent, agreement in principle or similar agreement related to any Takeover Proposal; or (5) recommend that LeCroy’s stockholders reject adoption of the merger agreement, the merger or the transactions contemplated thereby. If, however, prior to stockholder approval, the board of directors determines, after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties to our stockholders under applicable law, the board of directors may, subject to compliance with the terms set forth in the merger agreement, withdraw or modify its approval, determination of advisability, or recommendation of the merger agreement, the merger and the other transactions contemplated thereby or determine to be advisable or recommend a Superior Proposal.

Termination (Page 65)

The merger agreement may be terminated at any time prior to the effective time of the merger (notwithstanding approval of the merger by stockholders of LeCroy):

1.	By mutual written consent of Teledyne and LeCroy;

2.	By Teledyne or LeCroy:

•

If the effective time has not occurred on or before December 31, 2012, which is defined in the merger agreement as the Outside Date, provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement resulted in the failure of the merger to close on or before the Outside Date, provided that the Outside Date will be extended day by day until March 31, 2013, if any party is subject to a nonfinal order, decree, ruling or action restraining, enjoining, or otherwise prohibiting the consummation of the merger; or

•	If any governmental authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement (including the stockholder agreements, as defined in the merger agreement and in the section of this proxy statement titled “ The Merger—Voting Agreements” beginning on page 36) and such order, decree, ruling or other action has become final and non-appealable, provided that the party seeking to terminate the merger agreement used all reasonable efforts to challenge the order, decree, ruling or other action;

3.	By LeCroy:

•	If the required approval of LeCroy stockholders is not obtained by failure of obtaining the required majority vote of approval;

•

If the representations and warranties of Teledyne or Merger Sub set forth in the merger agreement fail to be true and correct such that the cumulative effect of the failure of such representations and warranties of Teledyne and Merger Sub, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect on Teledyne, or either Teledyne or Merger Sub will have breached or failed in any material respect to perform or comply with any material obligation, agreement, or covenant required by the merger agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured within 30 business days after LeCroy gives written notice of such inaccuracy or breach to Teledyne, except, in the case of the failure of any representation or warranty, for changes specifically permitted by the merger agreement, for those representations and warranties that address matters only as of a particular date and are true and correct as of such date, and for such failures as do not individually or in the aggregate have a Material Adverse Effect on Teledyne; or

•

If prior to obtaining the required majority vote of approval from LeCroy stockholders, in accordance with, and subject to the terms and conditions of, the provisions that allow the board of directors to (a) withdraw or modify its approval or recommendation of the merger or (b) determine the advisability of or recommend a Superior Proposal; provided that prior to or simultaneously with such termination, LeCroy has paid the $10.5 million termination fee to Teledyne, as described below.

4.	By Teledyne:

•	If the required approval of LeCroy stockholders is not obtained by failure of obtaining the required majority vote of approval;

•

If the representations and warranties of LeCroy set forth in the merger agreement fail to be true and correct such that the cumulative effect of the failure of such representations and warranties of LeCroy, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect on LeCroy, or LeCroy will have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the merger agreement to be performed or complied with by it, which failure, inaccuracy or breach cannot be cured or has not been cured within 30 business days after Teledyne gives written notice of such inaccuracy or breach to LeCroy, except, in the case of failures of any representations or warranties, for (i) changes specifically permitted by the merger agreement, (ii) those representations and warranties that address matters only as of a particular date and are true and correct in all respects (if qualified as to materiality), or in all respects (if not so qualified) as of such date, and (iii) such failures as do not individually or in the aggregate have a Material Adverse Effect on LeCroy; or

•	If the board of directors of LeCroy:

•	Will have withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify in a manner adverse to Teledyne, its adoption, approval or recommendation of the merger agreement;

•	Has approved or recommended, or publicly proposed to approve or recommend, or has taken a neutral position with respect to any Takeover Proposal;

•	Has resolved to effect any of the foregoing; or

•	Fails to affirm its approval or recommendation of the merger agreement and the merger within five business days of Teledyne’s request to do so (or ten business days in the event of a tender offer).

Termination Fee and Transaction Expenses (Page 66)

Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses. The merger agreement provides that, upon termination of the merger agreement under certain circumstances, LeCroy may be required to pay to Teledyne a termination fee of $10.5 million. The merger agreement also provides that, upon termination of the merger agreement under certain circumstances, LeCroy may be required to reimburse Teledyne for all reasonably documented out-of-pocket fees and expenses, up to $1.0 million, incurred by Teledyne or Merger Sub in connection with the merger agreement and the transactions contemplated thereby. This reimbursement for expenses may be in addition to the $10.5 million termination fee.

Market Price of LeCroy Common Stock and Dividend Information (Page 69)

The closing price of LeCroy Common Stock on NASDAQ on May 24, 2012, the last trading day prior to the date our board of directors authorized the execution of the merger agreement, was $9.13 per share. On [—], 2012 the closing price for LeCroy Common Stock on NASDAQ was $[—] per share. You are encouraged to obtain current market quotations for LeCroy Common Stock in connection with voting your shares of LeCroy Common Stock.

Expected Timing of the Merger

We currently expect to complete the merger during our first fiscal quarter of 2013. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Legal Proceeding Regarding the Merger (page [—])

Since the announcement of the merger, we and our directors were named as defendants in a purported class action brought by an alleged LeCroy stockholder. The lawsuit, which names us, our directors, Teledyne and Merger Sub as defendants, was filed on June 7, 2012, in the Supreme Court of the State of New York in and for the County of Rockland and is captioned Karen McCue v. LeCroy Corporation, et al. On June 13, 2012, Teledyne and Merger Sub removed the case to the United States District Court for the Southern District of New York.

The action, purportedly brought on behalf of a class of our stockholders, asserts claims that our directors purportedly breached their fiduciary duties to our stockholders in connection with the proposed merger. The action further claims that Teledyne aided and abetted those alleged breaches of fiduciary duties. The plaintiff in the action seeks equitable relief, including an injunction preventing the consummation of the proposed merger, rescission in the event the merger is consummated, and an award of attorneys’ and other fees and costs. We believe that the claims are without merit.

Appraisal Rights (Page 73)

Record holders of LeCroy Common Stock as of the record date who do not vote in favor of the adoption of the merger agreement may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see the section of this proxy statement titled “Appraisal Rights” beginning on page 73. An executed proxy that is not marked “AGAINST” or “ABSTAIN” with respect to the adoption of the merger agreement will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY LECROY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Delisting and Deregistration of LeCroy Common Stock (Page 76)

If the merger is consummated, LeCroy Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act. Accordingly, following the consummation of the merger, we would no longer file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a LeCroy stockholder. Please refer to the section of this proxy statement titled “Summary” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement titled “Where You Can Find More Information” beginning on page 79.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.	You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by our board of directors for use at the special meeting because you owned shares of LeCroy Common Stock as of the record date for the special meeting, which is [—]. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of LeCroy Common Stock with respect to such matters.

Q.	What is the proposed transaction and what effects will it have on LeCroy?

A.	The proposed transaction is the acquisition of LeCroy by Teledyne pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into LeCroy, with LeCroy being the surviving corporation under the name “Teledyne LeCroy, Inc.” As a result of the merger, LeCroy will become a wholly owned subsidiary of Teledyne and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, LeCroy Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q.	What will I receive if the merger is consummated?

A.	Upon completion of the merger, you will be entitled to receive the per share merger consideration of $14.30 in cash, without interest, less any applicable withholding taxes, for each share of LeCroy Common Stock that you own. You will not receive the merger consideration if you are entitled to and have properly demanded appraisal under Section 262 of the DGCL. For example, if you own 100 shares of LeCroy Common Stock, you will receive $1,430 in cash in exchange for your shares of LeCroy Common Stock, less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation.

Q.	How does the per share merger consideration compare to the market price of LeCroy Common Stock prior to announcement of the merger?

A.	The merger consideration of $14.30 per share of LeCroy Common Stock represents a premium of approximately 56% to the closing price of the shares on May 25, 2012, the trading day before the announcement of the execution of the merger agreement, and an approximately 57% premium to the closing price of the shares on May 24, 2012, the last trading day prior to the date our board of directors authorized of the execution of the merger agreement.

Q.	How does the board of directors recommend that I vote with respect to the merger agreement?

A.	The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement.

Q.	When do you expect the merger to be consummated?

A.	We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement and all required clearances and approvals have been obtained, we anticipate that the merger will be consummated during our first fiscal quarter of 2013.

Q.	What happens if the merger is not consummated?

A.	If the merger agreement is not adopted by the stockholders of LeCroy or if the merger is not consummated for any other reason, the stockholders of LeCroy will not receive any payment for their shares of LeCroy Common Stock. Instead, LeCroy would remain an independent public company, and LeCroy Common Stock would continue to be listed and traded on NASDAQ. Under specified circumstances, LeCroy may be required to pay to Teledyne a $10.5 million fee and reimburse Teledyne for up to $1.0 million of transaction expenses with respect to the termination of the merger agreement, as described under the section of this proxy statement titled “The Merger Agreement—Termination Fees” beginning on page 66.

Q.	Is the merger conditioned upon Teledyne obtaining financing?

A.	No, the closing of the merger is not conditioned on the receipt of financing by Teledyne. If all other conditions to closing of the merger have been satisfied, Teledyne will be obligated to consummate the merger regardless of whether Teledyne has obtained financing. Teledyne intends to use existing cash on hand and availability under its credit facility to pay the aggregate merger consideration. Teledyne has a $550.0 million credit facility, which does not expire until February 25, 2016. At April 1, 2012, the available borrowing capacity under this facility was $399.5 million.

Q.	Is the merger expected to be taxable to me?

A.	Yes, if you are a U.S. holder. The exchange of shares of LeCroy Common Stock for cash pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. If you are a U.S. holder and your shares of LeCroy Common Stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before deduction of any applicable withholding taxes) and your adjusted tax basis in your shares of LeCroy Common Stock. If you are a non-U.S. holder, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. tax laws, and you are encouraged to seek tax advice regarding such matters. Backup withholding may also apply to the cash payments made to both U.S. and non-U.S. holders pursuant to the merger unless the holder or other payee complies with the backup withholding rules. You should read the section of this proxy statement titled “The Merger—Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q.	Do any of LeCroy’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.	Yes. In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of LeCroy. See the section of this proxy statement titled “The Merger—Interests of Certain Persons in the Merger” beginning on page 44.

Q.	When and where is the special meeting?

A.	The special meeting of stockholders of LeCroy will be held on [—], 2012 at [—] a.m., local time, at [—].

Q.	What am I being asked to vote on at the special meeting?

A.	You are being asked to consider and vote on a proposal to adopt the merger agreement that provides for the acquisition of LeCroy by Teledyne, to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as reported on the Golden Parachute Compensation table on page 47, and to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.	What vote is required for LeCroy’s stockholders to approve the proposal to adopt the merger agreement?

A.	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of LeCroy Common Stock entitled to vote thereon.

Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of LeCroy Common Stock, if you fail to submit a proxy and do not vote in person at the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q.	What vote is required for LeCroy’s stockholders to approve the compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate?

A.	Approval of the proposals regarding compensation and adjournment of the special meeting, if necessary or appropriate, requires the affirmative vote of the holders of a majority of shares of LeCroy Common Stock present or represented by proxy that are entitled to vote at the special meeting.

If you vote “ABSTAIN” by proxy or in person at the special meeting, or if you attend the special meeting in person and fail to vote, on the proposal regarding compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, this will have the effect of voting against these proposals. If you fail to submit a proxy and do not attend the special meeting in person, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of LeCroy Common Stock will not be voted on these proposals, and thus will have no effect on these proposals.

Q.	How does the board of directors recommend that I vote with respect to the compensation proposal and the proposal to adjourn the special meeting?

A.	The board of directors unanimously recommends that you vote “FOR” approval of the non-binding advisory compensation proposal and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	What constitutes a quorum for the special meeting?

A.

A quorum is necessary to adopt the merger agreement and approve the non-binding advisory compensation proposal at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of LeCroy Common Stock outstanding at the close of business on the record date and entitled to vote constitutes a quorum for the purposes of the special meeting. Abstentions and “broker non-votes” will be counted as present for the purpose of determining whether a quorum is present. A “broker non-vote” occurs when a broker does not have discretion to vote on the matter and has not received instructions from the beneficial holder as to how such holder’s shares are to be voted on the matter. The meeting may be adjourned whether or not a quorum is present.

Q.	Why am I being asked to cast a non-binding advisory vote to approve the compensation that LeCroy’s named executive officers may receive in connection with the merger?

A.	The SEC’s recently adopted rules require us to seek a non-binding advisory vote with respect to compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

Q.	What will happen if stockholders do not approve the compensation proposal at the special meeting?

A.	Approval of the non-binding advisory compensation proposal is not a condition to completion of the merger. The vote with respect to the compensation proposal is an advisory vote and will not be binding on LeCroy. Therefore, regardless of whether stockholders approve the compensation proposal, if the merger agreement is adopted by the stockholders and the merger is completed, the compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, will be paid to LeCroy’s named executive officers to the extent payable in accordance with the terms of agreements governing such compensation.

Q.	Who can vote at the special meeting?

A.	All of our holders of record of LeCroy Common Stock as of the close of business on [—], 2012, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of LeCroy Common Stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of LeCroy Common Stock that such holder owned as of the record date.

Q.	How do I vote?

A.	If you are a stockholder of record, you may vote your shares of LeCroy Common Stock on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there;

•	by proxy—stockholders of record have a choice of voting by proxy:

•	over the Internet—the website for Internet proxy submission is on your proxy card;

•	by using a toll-free telephone number noted on your proxy card; or

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you hold your shares of LeCroy Common Stock in nominee or “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner of shares of LeCroy Common Stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of LeCroy Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. Please be aware that, though there is no charge for voting your shares, if you submit a proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Q.	What is the difference between holding shares as a stockholder of record and in nominee or “street name”?

A.	If your shares of LeCroy Common Stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of LeCroy Common Stock, as the “stockholder of record.” This proxy statement, and your proxy card, have been sent directly to you by LeCroy.

If your shares of LeCroy Common Stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of LeCroy Common Stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of LeCroy Common Stock, the stockholder of record. As the beneficial owner of shares of LeCroy Common Stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of LeCroy Common Stock by following their instructions for voting.

Q.	If my shares of LeCroy Common Stock are held in nominee or “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of LeCroy Common Stock for me?

A.	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of LeCroy Common Stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of LeCroy Common Stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of LeCroy Common Stock, your shares of LeCroy Common Stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement and your shares of LeCroy Common Stock will not have an effect on approval of the advisory proposal regarding compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How can I change or revoke my proxy?

A.	You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary, at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, or by attending the special meeting and voting in person.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of LeCroy Common Stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of LeCroy Common Stock is called a “proxy card.” Our board of directors has designated Thomas Reslewic and Sean O’Connor, and each of them singly, with full power of substitution, as proxies for the special meeting.

Q.	If a stockholder gives a proxy, how will its shares of LeCroy Common Stock be voted?

A.	Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of LeCroy Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of LeCroy Common Stock should be voted for or against or should abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of LeCroy Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” approval of the non-binding advisory compensation proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How are votes counted?

A.	With respect to the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.

With respect to the non-binding advisory compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you submit a proxy to vote “ABSTAIN,” or attend the special meeting in person and either fail to vote or vote “ABSTAIN,” it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy and do not attend the special meeting in person, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, the shares of LeCroy Common Stock will not be counted in respect of, and will not have an effect on, the proposal. Broker non-votes will not have an effect on either the non-binding advisory compensation proposal or the proposal to adjourn the special meeting.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold shares of LeCroy Common Stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of LeCroy Common Stock are voted.

Q.	What happens if I sell my shares of LeCroy Common Stock before the special meeting?

A.	The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of LeCroy Common Stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies LeCroy in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. Even if you sell or otherwise transfer your shares of LeCroy Common Stock after the record date, we urge you to complete, sign date and return the enclosed proxy or submit your proxy via the internet or telephone.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	The expense of soliciting proxies in the enclosed form will be borne by LeCroy. LeCroy has engaged MacKenzie Partners, Inc., which we refer to as MacKenzie, to assist in the solicitation of proxies for the special meeting. LeCroy estimates that it will pay MacKenzie a fee of approximately $25,000. LeCroy will reimburse MacKenzie for reasonable out-of-pocket expenses and will indemnify MacKenzie and its affiliates against certain claims, liabilities, losses, damages and expenses. LeCroy may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of LeCroy Common Stock for their expenses in forwarding soliciting materials to beneficial owners of LeCroy Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?

A.

Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the special meeting. If you hold your shares of LeCroy Common Stock in your own name as the stockholder of record, please submit a proxy for your shares of LeCroy Common Stock by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet proxy instructions printed on your proxy card.

If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of shares of LeCroy Common Stock held in nominee or “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.	No. A letter of transmittal will be mailed to you promptly, and in any event within ten business days, after the effective time of the merger. The letter of transmittal will describe how you should surrender your shares of LeCroy Common Stock for the per share merger consideration. If your shares of LeCroy Common Stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your nominee or “street name” shares of LeCroy Common Stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Where can I find the voting results of the special meeting?

A.	LeCroy intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports LeCroy files with the SEC are publicly available when filed.

Q.	What rights do I have if I oppose the merger?

A.	Under the DGCL, stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of Section 262 of the DGCL, which are summarized in this proxy statement. This appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to LeCroy prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. A copy of Section 262 is attached as Annex C to this proxy statement. See the section of this proxy statement titled “Appraisal Rights” beginning on page 73.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of LeCroy Common Stock, or need additional copies of this proxy statement or the enclosed proxy card, please call MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Statements contained in this proxy statement that are not historical fact are forward-looking statements which LeCroy intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. The forward-looking statements involve significant known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and undue reliance should not be placed on such statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following risks and uncertainties:

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require LeCroy to pay a termination fee;

•	the failure to receive, on a timely basis or at all, the required approvals by LeCroy’s stockholders and government or regulatory agencies;

•	the risk that a condition to closing of the proposed transaction may not be satisfied on a timely basis or at all;

•	LeCroy’s and Teledyne’s ability to consummate the merger;

•	the failure of the merger to be consummated for any other reason;

•	the possibility that costs related to the proposed transaction will be greater than expected;

•	the outcome of any legal proceedings or governmental investigations that have been or may be instituted against LeCroy and/or otherwise relating to LeCroy;

•	diversion of management’s attention from ongoing business concerns;

•	limitations placed on LeCroy’s ability to operate its business under the merger agreement;

•	operating costs and business disruption, including difficulties in maintaining relationships, may be greater than expected;

•	the ability of LeCroy to retain key personnel and maintain relationships with its suppliers or customers;

•

the impact of legislative, regulatory and competitive changes and other risk factors relating to the industry in which LeCroy and Teledyne operate, as detailed from time to time in LeCroy’s reports filed with the SEC; and

•	the volatility and unpredictability of stock markets and credit market conditions.

There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1A in LeCroy’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011, LeCroy’s Definitive Proxy Statement for its 2011 Annual Meeting of Stockholders, LeCroy’s Quarterly Report on Form 10-Q for the quarter ended October 1, 2011, LeCroy’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, and LeCroy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. LeCroy cautions that the foregoing list of important factors that may affect future results is not exhaustive. While LeCroy does not encourage reliance on forward-looking statements, if you rely on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to LeCroy or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement. LeCroy undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of LeCroy as part of a solicitation of proxies by the board of directors for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of LeCroy with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting to be held on [—], 2012, starting at [—] a.m., local time, at [—], or at any adjournment thereof. At the special meeting, holders of LeCroy Common Stock will be asked to approve the proposal to adopt the merger agreement, to approve the non-binding advisory proposal regarding compensation that may be paid or become payable to LeCroy’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to be consummated. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not be consummated. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on [—], 2012 as the record date for the special meeting, and only holders of record of LeCroy Common Stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of LeCroy Common Stock at the close of business on the record date. On the record date, there were [—] shares of LeCroy Common Stock outstanding and entitled to vote. Each share of LeCroy Common Stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of LeCroy Common Stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of LeCroy Common Stock represented at the special meeting but not voted, including shares of LeCroy Common Stock for which a stockholder directs voting “ABSTAIN,” as well as “broker non-votes,” will be counted for purposes of establishing a quorum. A quorum is necessary to adopt the merger agreement and approve the non-binding advisory compensation proposal at the special meeting, but no quorum is required to adjourn the special meeting. Once a share of LeCroy Common Stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any recess or adjournment of the special meeting. If, however, a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or recessed.

Attendance

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. If your shares of LeCroy Common Stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of LeCroy

Common Stock. If you are the representative of a corporate or institutional stockholder, you must present proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of LeCroy Common Stock entitled to vote thereon. For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Voting “ABSTAIN” will not be counted as a vote cast in favor of the proposal to adopt the merger agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN,” it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of the non-binding advisory compensation proposal and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, require the affirmative vote of the holders of a majority of shares of LeCroy Common Stock present or represented by proxy that are entitled to vote at the special meeting. For the non-binding advisory compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of each of these proposals, if you submit a proxy to vote “ABSTAIN,” or attend the special meeting in person and either fail to vote or vote “ABSTAIN,” it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy and do not attend the special meeting in person, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, the shares of LeCroy Common Stock will not be counted in respect of, and will not have an effect on, the proposal.

If your shares of LeCroy Common Stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of LeCroy Common Stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by LeCroy.

If your shares of LeCroy Common Stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of LeCroy Common Stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of LeCroy Common Stock, the stockholder of record. As the beneficial owner of shares of LeCroy Common Stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. If you hold your shares of LeCroy Common Stock in nominee or “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of LeCroy Common Stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Under the rules of NASDAQ, banks, brokerage firms or other nominees who hold shares in nominee or “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Banks, brokerage firms or other nominees are precluded, however, from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the non-binding advisory compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and, as a result, absent specific instructions from the beneficial owner of such shares of LeCroy Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of LeCroy Common Stock on any of the matters to be considered at the special meeting, which we refer to generally as “broker non-votes.” These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Broker non-votes will not have an effect on either the non-binding advisory compensation proposal or the proposal to adjourn the special meeting.

If you are a stockholder of record, you may vote your shares of LeCroy Common Stock on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there;

•	by proxy—stockholders of record have a choice of voting by proxy;

•	over the Internet—the website for Internet proxy submission is on your proxy card;

•	by using a toll-free telephone number noted on your proxy card; or

•	by signing and dating the enclosed proxy card you receive and returning it in the enclosed prepaid reply envelope.

If you are a beneficial owner of LeCroy Common Stock held in nominee or “street name,” you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of LeCroy Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner of LeCroy Common Stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to submit a proxy for your shares of LeCroy Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. Please be aware that, though there is no charge for voting your shares, if you submit a proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is consummated, a separate letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the per share merger consideration.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of LeCroy Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the enclosed proxy card, you may specify whether your shares of LeCroy Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of LeCroy Common Stock should be voted on a matter, the shares of LeCroy Common Stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” approval of the non-binding advisory compensation proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF LECROY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

As of the record date, the directors and executive officers of LeCroy beneficially owned and were entitled to vote, in the aggregate, [—] shares of LeCroy Common Stock (including restricted shares of LeCroy Common Stock, but not including any shares of LeCroy Common Stock deliverable upon exercise or conversion of any options to purchase shares of LeCroy Common Stock), representing [—] of the outstanding shares of LeCroy Common Stock on the record date. The directors and executive officers have informed LeCroy that they currently intend to vote all of their shares of LeCroy Common Stock “FOR” the proposal to adopt the merger agreement, “FOR” approval of the non-binding advisory compensation proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of LeCroy Common Stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of LeCroy Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of LeCroy Common Stock will not be voted on the proposal to adopt the merger agreement, the non-binding advisory compensation proposal or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect on approval of the non-binding advisory compensation proposal or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be received by LeCroy at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977 by the time the special meeting begins, or by attending the special meeting and voting in person.

Adjournments and Recesses

Although it is not currently expected, the special meeting may be adjourned or recessed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the special meeting for the purpose of soliciting additional proxies will allow LeCroy’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or recessed.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be consummated during our first fiscal quarter of 2013.

Appraisal Rights

Record holders of LeCroy Common Stock who do not vote in favor of the proposal to adopt the merger agreement may elect to exercise their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the LeCroy Common Stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see the section of this proxy statement titled “Appraisal Rights” beginning on page 73. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY LECROY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Solicitation of Proxies; Payment of Solicitation Expenses

The expense of soliciting proxies in the enclosed form will be borne by LeCroy. LeCroy has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting. LeCroy estimates that it will pay MacKenzie a fee of approximately $25,000. LeCroy will reimburse MacKenzie for reasonable out-of-pocket expenses and will indemnify MacKenzie and its affiliates against certain claims, liabilities, losses, damages and expenses. LeCroy may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of LeCroy Common Stock for their expenses in forwarding soliciting materials to beneficial owners of LeCroy Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

PARTIES TO THE MERGER

LECROY

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

(845) 425-2000

LeCroy, a Delaware corporation headquartered in Chestnut Ridge, New York, is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. LeCroy offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer, semiconductor and consumer electronics, data storage, automotive and industrial, telecommunications and military and aerospace markets. LeCroy’s 48-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis”—capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. Shares of LeCroy Common Stock are listed with, and trade on, the NASDAQ Global Select Market, which we refer to as NASDAQ, under the symbol “LCRY.” LeCroy’s Internet website address is www.lecroy.com. The information provided on or accessible through LeCroy’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement. For more information about LeCroy, see the section of this proxy statement titled “Where You Can Find More Information” beginning on page 79.

TELEDYNE

Teledyne Technologies Incorporated

1049 Camino Dos Rios

Thousand Oaks, California 91360

(805) 373-4545

Teledyne is a leading provider of sophisticated instrumentation, digital imaging products and software, aerospace and defense electronics, and engineered systems. Its operations are primarily located in the United States, Canada, the United Kingdom and Mexico. The principal executive offices of Teledyne are located at 1049 Camino Dos Rios, Thousand Oaks, California 91360; its telephone number is (805) 373-4545; and its Internet website address is www.teledyne.com. The information provided on or accessible through Teledyne’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement. Teledyne is a Delaware corporation whose common stock is listed on the New York Stock Exchange and trades under the symbol “TDY.”

According to Teledyne’s most recent annual report on Form 10-K, in 2011, total sales were $1,941.9 million and its aggregate segment operating profits were $260.9 million. According to its most recent Form 10-Q, for the first quarter of 2012, Teledyne’s total sales were $494.0 million and aggregate segment operating profits were $65.0 million. Approximately 64% of Teledyne total sales in 2011 were to commercial customers and the balance was to the U.S Government, as a prime contractor or subcontractor. International sales accounted for approximately 36% of total sales in 2011. According to Teledyne’s most recent Form 10-Q, at April 1, 2012, Teledyne had $399.5 million available for borrowing under its $550.0 million credit facility, which could be used for acquisitions.

Through targeted acquisitions and through product development, Teledyne has evolved from a company that was primarily focused on aerospace and defense to one that serves multiple markets that require advanced technology and high reliability. As stated in its press release, Teledyne believes the acquisition of LeCroy will broaden its portfolio of analytical instrumentation businesses by adding a leader in electronic test and measurement solutions. Teledyne also believes that LeCroy can provide a commercial outlet for its unique Indium Phosphide process technology and ultra-high frequencies mixed signal design capabilities developed at Teledyne Scientific Company, its research and development laboratories. Upon completion of the merger, LeCroy will be a direct, wholly owned subsidiary of Teledyne.

MERGER SUB

Luna Merger Sub, Inc.

1049 Camino Dos Rios

Thousand Oaks, California 91360

(805) 373-4545

Merger Sub is a Delaware corporation that was formed by Teledyne solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub is a wholly owned subsidiary of Teledyne and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and LeCroy will continue as the surviving corporation of the merger.

THE MERGER

This section describes material aspects of the merger, including the merger agreement. Although LeCroy believes that the description covers the material terms of the merger and the merger agreement, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents referred to in this proxy statement for a more complete understanding of the merger and the merger agreement.

LeCroy’s stockholders are being asked to consider and act upon a proposal to approve the merger agreement. The merger agreement provides for the acquisition of all the outstanding shares of common stock of LeCroy for $14.30 in cash, per share of common stock, without interest. The merger will not be completed unless the merger agreement is approved by LeCroy’s stockholders.

Overview of the Merger

LeCroy, Teledyne and Merger Sub entered into the merger agreement on May 28, 2012. Under the terms of the merger agreement, Merger Sub will be merged with and into LeCroy, with LeCroy surviving the merger as a direct, wholly owned subsidiary of Teledyne. The following will occur in connection with the merger:

•

each share of LeCroy Common Stock issued and outstanding immediately prior to the effective time (other than the excluded shares) will be converted into the right to receive $14.30 in cash, per share of LeCroy Common Stock, without interest and less any applicable withholding taxes;

•

each outstanding option to purchase shares of LeCroy Common Stock, whether vested or unvested, including any outstanding options under our employee stock purchase plan, and all stock appreciation rights, will be fully vested, to the extent not already fully vested, will be converted into and will entitle the holder thereof to the right to receive from the surviving corporation in consideration of each such option or stock appreciation right, a cash payment equal to the product of (i) the number of shares of LeCroy Common Stock subject to such option or stock appreciation right immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $14.30 per share of LeCroy Common Stock over the exercise price (or base price, in the case of stock appreciation rights) per share of LeCroy Common Stock subject to such option or stock appreciation right, without interest and less any applicable withholding taxes. In the case of an outstanding option under our employee stock purchase plan, the number of shares of LeCroy Common Stock subject to such option will be determined based on the amount of the holder’s accumulated payroll deductions under that plan as of the date of the effective time of the merger and the applicable exercise price determined under provisions of the plan; and

•

each restricted share of LeCroy Common Stock that is outstanding immediately prior to the effective time will fully vest, our reacquisition right with respect to shares of restricted stock will lapse, and the holder will be entitled to receive the merger consideration of $14.30 with respect to each such share, without interest and less any applicable withholding taxes.

Following and as a result of the merger:

•	LeCroy stockholders will no longer have any interest in, and will no longer be stockholders of, LeCroy, and will not participate in any of LeCroy’s future earnings or growth;

•	shares of LeCroy Common Stock will no longer be listed on NASDAQ, and price quotations with respect to shares of LeCroy Common Stock in the public market will no longer be available; and

•	the registration of shares of LeCroy Common Stock under the Exchange Act will be terminated.

Directors and Officers of the Surviving Corporation

The directors of Merger Sub and those individuals designated by Teledyne on or prior to the closing date will, from and after the effective time of the merger, be the initial directors and officers, respectively, of the surviving corporation until their successors have been duly elected or appointed or qualified or until their earlier death, resignation, or removal. It is anticipated that the named executive officers of LeCroy following the effective time of the merger will have the following positions with the surviving corporation: Thomas H. Reslewic, President and Chief Executive Officer, Sean B. O’Connor, Vice President—Finance and Chief Financial Officer, Conrad J. Fernandes, Vice President Sales—Asia Pacific, Roberto Petrillo, Vice President—Sales, World-Wide, and David C. Graef, Vice President—Chief Technology Officer.

Background of the Proposed Merger

As part of its continuing evaluation of potential strategic alternatives, the board of directors and management of LeCroy regularly evaluate LeCroy’s business strategy and prospects for growth as an independent company and consider opportunities to improve LeCroy’s operations and financial performance in order to enhance value for LeCroy stockholders. As part of this process, and in light of its relatively small market capitalization, the board of directors, in consultation with management and outside legal and financial advisors, routinely evaluated and pursued a number of opportunities to expand and to diversify LeCroy’s business, including strategic acquisitions, divestitures, mergers and corporate finance transactions.

In early 2010, LeCroy approached a strategic party, which we will refer to as Party A, to explore a potential collaboration. Discussions ultimately evolved to a point where Party A expressed an interest in acquiring one of LeCroy’s product lines. LeCroy and Party A entered into a non-disclosure agreement on March 1, 2010, to further discuss Party A’s potential acquisition of the product line. In an effort to seek the highest possible value in a potential sale of the product line, LeCroy contacted another strategic party, which we will refer to as Party B, to assess its interest in exploring possible transactions. Party B expressed interest and, on May 18, 2010, LeCroy and Party B entered into a non-disclosure agreement. Shortly thereafter, Party A provided an outline of potential terms under which it might be willing to acquire the product line. Management and the board of directors did not find Party A’s proposed terms attractive, and rejected the proposal.

In late May 2010, LeCroy met with Party B to discuss its potential interest in acquiring the product line, as well as various other alternatives, including a supply agreement or collaboration venture. Following these discussions, on June 21, 2010, at a meeting at Party B’s offices, Party B raised the topic of potentially acquiring LeCroy, but there were no discussions regarding price or terms.

On September 29, 2010, Keithley Instruments, Inc., a publicly traded test and measurement company in a concentrated niche, announced it had agreed to be acquired at a substantial premium. This event and related subsequent input from a number of new and existing LeCroy stockholders regarding the merger and acquisition environment, combined with the ongoing discussions with Party B, caused LeCroy management and the LeCroy board to consider initiating a more comprehensive review of potential strategic alternatives.

On October 8, 2010, LeCroy formed a strategic planning sub-committee of the board of directors for the purpose of fully exploring potential strategic alternatives. At its initial meeting, the sub-committee undertook a process for reviewing potential strategic alternatives, including, but not limited to, stock offerings, convertible bond exchange and other similar corporate transactions, as well as actions to enhance stockholder value, such as maintaining the status quo as an independent public company and growing organically in contrast to potential acquisitions, mergers or divestiture transactions. The strategic planning sub-committee decided to interview financial advisors and initiated a selection process.

On October 12, 14 and 20, 2010, the strategic planning sub-committee held telephonic meetings with three investment banks, including Stifel, to discuss LeCroy’s business, market position and potential equity financing and other strategic transactions that may be available to LeCroy.

On October 27, 2010, LeCroy’s board of directors held a telephonic meeting at which the strategic planning sub-committee reviewed its meetings with the three investment banking firms. Thereafter, the board of directors decided that in the near term it was in the best interest of LeCroy and its stockholders to pursue an equity offering, the net proceeds of which would be used to reduce debt and to provide LeCroy with additional financial flexibility to address its $39.7 million principal amount of outstanding convertible bonds, as well as $14.0 million outstanding bank debt under its existing credit agreement. LeCroy could be obligated to repurchase the outstanding bonds. In addition, management and the board of directors believed the strengthened balance sheet would improve LeCroy’s equity value and improve its financial flexibility in advance of a possible process to pursue broader strategic alternatives.

On November 3, 2010, LeCroy raised $24.7 million in a registered public offering of 2.99 million shares of LeCroy Common Stock at a price per share of $8.25.

On November 5, 2010, the strategic planning sub-committee again interviewed two investment banking firms, including Stifel, in connection with a potential engagement as LeCroy’s financial advisor.

On November 15, 2010, LeCroy’s strategic planning sub-committee met to discuss the retention by LeCroy of a financial advisor and related matters. LeCroy’s full board, after having received a recommendation from the strategic planning sub-committee and discussing certain financial matters with Stifel, authorized LeCroy management to engage Stifel as LeCroy’s financial advisor in connection with LeCroy’s review of potential strategic alternatives. Stifel was subsequently engaged. The board instructed Stifel to confidentially contact potentially interested parties on a preliminarily basis to gauge their interest in a possible strategic transaction with LeCroy.

From December 2010 through February 2011, in accordance with the board’s directives, Stifel contacted nine strategic and financial partners, including Party A, to determine interest in exploring further discussions regarding a potential strategic transaction with LeCroy. LeCroy entered into non-disclosure agreements with three of those parties, in addition to the two non-disclosure agreements previously entered into with Party A and Party B. While the ongoing discussions continued with Party B, three of the other parties met with management. The remaining parties indicated they were not interested in a transaction and did not participate in any management meetings. All three newly contacted parties and Party A declined to proceed following their management meetings, and discussions with Party B did not move forward.

On February 23, 2011, given the other parties’ lack of interest in pursuing a strategic transaction with LeCroy at an acceptable price, the board of directors suspended LeCroy’s efforts to seek a strategic transaction as part of its strategic alternatives review process.

During March through May 2011, LeCroy held a number of extensive discussions and conducted due diligence on a particular potential acquisition target. One of LeCroy’s larger competitors ultimately consummated an acquisition of that target company in July 2011.

In September 2011, a financial party, which we refer to as Party C, expressed interest in meeting with LeCroy management to explore a potential acquisition. LeCroy and Party C entered into a non-disclosure agreement on September 28, 2011, and met at LeCroy’s headquarters on September 29, 2011. After an exchange of preliminary information and follow-up discussions, Party C indicated that it may have some interest in exploring a potential acquisition of LeCroy but that it would likely not be able to offer and close a deal at a price of more than $12.00 per share. The strategic planning sub-committee discussed Party C’s indication with LeCroy’s management and advisors. Based on the feedback from Party C, the strategic planning sub-committee determined not to pursue further discussions with Party C.

In January and February 2012, LeCroy actively pursued another acquisition target as part of a competitive auction, but LeCroy was outbid by another larger competitor in March 2012.

On March 7 and 8, 2012, the board of directors and management held its annual strategy meeting. The board of directors invited Stifel to participate in a portion of the strategy meeting. The board observed and discussed the trading price of LeCroy Common Stock in the market and noted that it generally traded at a discount relative to its peer group. The board also discussed with management and Stifel certain financial matters relating to LeCroy and potential strategic alternatives, including possible acquisitions and a potential sale transaction. At the meetings, the board determined that LeCroy’s best opportunity to enhance stockholder value was to continue to focus on its core business and strategically grow through acquisitions. LeCroy’s closing stock price on March 8, 2012 was $9.53 per share.

On March 28, 2012, Teledyne’s financial advisor, Needham & Company, LLC, which we refer to as Needham, contacted LeCroy’s Chief Executive Officer, Thomas Reslewic, to express Teledyne’s interest in a possible acquisition of LeCroy.

On April 2, 2012, LeCroy and Teledyne entered into a mutual non-disclosure agreement and, on April 3, 2012, Mr. Reslewic met with Dr. Robert Mehrabian, Chief Executive Officer of Teledyne, and two other Teledyne executives, to discuss a potential acquisition of LeCroy by Teledyne. At that meeting, Teledyne expressed an interest in acquiring LeCroy at a proposed purchase price of $13.85 per share. LeCroy’s closing stock price on April 3, 2012 was $10.26 per share.

On April 5, 2012, LeCroy responded to Teledyne’s proposal, indicating that it was not willing to pursue a transaction with Teledyne at a purchase price below $15.00 per share.

On April 10, 2012, Teledyne’s financial advisor, Needham, communicated that Teledyne might be willing to increase its purchase price to $14.22 per share. LeCroy’s closing stock price on April 10, 2012 was $9.53 per share.

On both April 12 and 18, 2012, in accordance with LeCroy’s and Teledyne’s directives, LeCroy’s and Teledyne’s respective financial advisors discussed via teleconference LeCroy’s and Teledyne’s expressed interest in further exploring a potential transaction if mutually agreeable terms could be reached. Moreover, LeCroy and Teledyne agreed that negotiations would continue after the parties released their respective earnings reports on April 25, 2012.

On April 20, 2012, in an effort to seek the highest possible value in a potential strategic acquisition, the strategic planning sub-committee of the board authorized Stifel to contact several additional parties, other than Teledyne, to discuss a potential transaction with LeCroy. Eight strategic and financial parties were contacted, including a number of parties that had been contacted in the process conducted in late 2010 and early 2011, including Party C. One strategic party and two financial parties expressed interest in continuing to evaluate a potential transaction with LeCroy. The other five parties, including Party C, declined to proceed further.

On May 2, 2012, following each company’s respective earnings release, Needham and Stifel spoke via teleconference during which Needham confirmed that Teledyne would consider an acquisition of LeCroy at a purchase price of $14.22 per share.

On May 4, 2012, LeCroy’s board of directors convened a special meeting to discuss an acquisition at $14.22 per share. Representatives of LeCroy’s management, outside legal counsel, Fish & Richardson P.C., which we refer to as F&R, and Stifel also attended the meeting. At the board meeting, Stifel discussed with the board financial matters relating to such proposal. After discussion, the board directed management to proceed with negotiations with Teledyne, as well as the three other additional parties in a timely fashion in order to maximize a potential purchase price and inform the board of any significant developments. LeCroy’s closing stock price on May 3, 2012, the trading day before this special meeting of the board of directors, was $9.85 per share.

On May 4, 2012, at the board’s direction, Stifel informed Needham that Teledyne needed to increase its proposal and that LeCroy’s counterproposal was $14.75 per share. LeCroy’s closing stock price on May 4, 2012 was $9.98 per share.

On May 7, 2012, Dr. Mehrabian called Mr. Reslewic to suggest that both companies initiate discussions between Teledyne’s and LeCroy’s senior technical executives for the purpose of exploring technical synergies that could potentially support a higher purchase price.

From May 8 through May 11, 2012, senior technical executives and managers from Teledyne and LeCroy met to discuss potential technical synergies. During the same period, despite LeCroy’s efforts to engage the additional parties that might have been interested in acquiring LeCroy, both financial parties and the remaining strategic party indicated that they were not interested in continuing discussions regarding a transaction above $14.00 per share.

On May 11, 2012, Dr. Mehrabian relayed to Mr. Reslewic that Teledyne’s board of directors had met that morning, that Teledyne was interested in proceeding with a transaction to acquire LeCroy and that Teledyne was willing to increase its purchase price to $14.30 per share. Later that day, Dr. Mehrabian sent LeCroy’s board a formal proposal reflecting the details discussed in his earlier phone conversation with Mr. Reslewic, including the proposed purchase price of $14.30 per share and certain provisions relating to LeCroy’s ability to respond to a superior competing proposal, a breakup fee of $15.0 million (plus expense reimbursement of $2.0 million) and a request to enter into a 45-day exclusivity period to complete Teledyne’s confirmatory due diligence. Despite Teledyne’s request for 45 days of exclusivity, Teledyne indicated in its proposal that it would target preparation, negotiation and signing of a definitive agreement within two weeks from being granted exclusivity.

On May 14, 2012, LeCroy’s full board of directors met via teleconference to consider Teledyne’s revised proposal. Representatives of LeCroy’s management and legal teams (including Bingham McCutchen LLP, which we refer to as Bingham, as well as F&R) and Stifel also attended the meeting. At this meeting, management updated the board on the negotiation process and timeline, the withdrawal of the remaining three additional parties and the terms of a proposed formal counteroffer to Teledyne. LeCroy’s closing stock price on May 14, 2012 was $9.35 per share.

Later on May 14, 2012, LeCroy submitted to Teledyne a counteroffer of $14.65 per share as well as LeCroy’s position on a number of other terms. Later yet on May 14, 2012, Teledyne communicated to Stifel that if LeCroy could not come to agreement on Teledyne’s proposed purchase price of $14.30 per share as set forth in Teledyne’s letter dated May 11, 2012, there was no value in discussing the other language in LeCroy’s counteroffer.

On May 15, 2012, after several rounds of discussions between Teledyne, LeCroy and their respective advisors, Teledyne provided LeCroy with a revised proposal with improved terms, including a reduction in the breakup fee to $10.5 million (plus expense reimbursement of $1.0 million), a reduction in the exclusivity period to 35 days and a significant improvement in LeCroy’s ability to respond to a superior competing proposal. However, Teledyne remained unwilling to increase its offer above $14.30 per share and stated that it was its best and final offer.

On May 16, 2012, LeCroy’s board of directors met to discuss Teledyne’s revised proposal. Representatives of LeCroy’s management, Bingham, F&R and Stifel also attended the meeting. After discussion, the board determined that, given the results of LeCroy’s previous strategic alternatives processes, which included discussions with 17 different strategic and financial parties in addition to Teledyne, it was unlikely that another party would express interest in pursuing a strategic transaction with LeCroy at a per share price in excess of Teledyne’s proposed purchase price. After discussions, the board then unanimously authorized Mr. Reslewic to accept Teledyne’s $14.30 per share proposal and enter into a letter of intent with Teledyne in order to pursue negotiation of definitive documents. The closing price of LeCroy Common Stock on May 16, 2012 was $9.48 per share.

Later on May 16, 2012, Mr. Reslewic informed Dr. Mehrabian that Teledyne’s revised proposal was acceptable to LeCroy’s board.

From May 17, 2012 through May 25, 2012, Teledyne conducted further on-site and electronic confirmatory due diligence. On May 22, 2012, Teledyne representatives visited LeCroy’s headquarters for a facility tour and presentations by the senior management of both Teledyne and LeCroy. During the course of the day’s meetings, management representatives from both companies held focused meetings for a detailed review of LeCroy’s finances and contracts as well as legal and other matters surrounding the confirmatory due diligence process. Toward the end of the day’s meetings, Teledyne’s management proposed that a condition to any merger would be that certain LeCroy executives enter into non-competition agreements if their respective employment with LeCroy was terminated after the acquisition.

In parallel with the ongoing due diligence, on May 17, 2012, Teledyne, through its outside legal advisor, McGuireWoods LLP, which we refer to as McGuireWoods, provided a first draft of a form of stockholder agreement, and on May 19, 2012, Teledyne, through McGuireWoods, provided a first draft of a merger agreement. On May 18, 2012, LeCroy, together with Bingham, provided a revised draft of the stockholder agreement and on May 22, 2012, LeCroy, together with Bingham, provided a revised draft of the merger agreement to Teledyne.

On May 23, 2012, Teledyne and McGuireWoods provided a revised draft of the merger agreement to LeCroy, as senior management of Teledyne continued its confirmatory due diligence review of LeCroy. In addition, after review and discussion with Teledyne, McGuireWoods provided a draft of a form of executive retention agreement.

On May 24, 2012, LeCroy and Bingham, after review and discussion, responded with a revised draft of the merger agreement to Teledyne. A revised draft executive retention agreement was also provided to Teledyne.

On May 25, 2012, following the exchange of multiple drafts, Teledyne, LeCroy and their respective advisors substantially finalized negotiation of the merger agreement. The executive retention agreements were also finalized.

Later in the day on May 25, 2012, LeCroy’s board of directors held a special meeting to evaluate the proposed merger and terms of the merger agreement. Representatives of LeCroy’s management, Bingham, F&R and Stifel also attended the meeting. Prior to the meeting, the board received a substantially final draft of the merger agreement and related agreements, and at the meeting, reviewed with Bingham, as well as F&R, the terms of the merger and the merger agreement and related agreements. Also at this meeting, Stifel reviewed with the board its financial analysis of the $14.30 per share cash consideration and Stifel rendered to the board an oral opinion, confirmed by delivery of a written opinion dated May 25, 2012, to the effect that, as of that date and based on and subject to the matters described in the opinion, the $14.30 per share cash consideration to be received in the merger by holders of LeCroy Common Stock (other than excluded holders) was fair, from a financial point of view, to such holders. Following discussions, the LeCroy board of directors unanimously approved the merger agreement in substantially the form presented and resolved to recommend that LeCroy’s stockholders vote in favor of the approval of the merger agreement. The board authorized management to complete the negotiations and execute the merger agreement and related agreements. The closing price of LeCroy Common Stock on May 25, 2012 was $9.14 per share.

On May 28, 2012, after completing negotiations, LeCroy and Teledyne executed the merger agreement and related documents.

On May 29, 2012, Teledyne and LeCroy issued a joint press release announcing execution of the merger agreement.

Reasons for the Merger

At a meeting held on May 25, 2012, our board of directors, by a unanimous vote of all directors, determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to, advisable and in the best interests of LeCroy and its stockholders, approved the merger agreement and the merger, approved the execution, delivery and performance by LeCroy of its obligations under the merger agreement, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to approve and adopt the merger agreement.

In evaluating the merger, the board of directors consulted with LeCroy’s management and legal and financial advisors. In reaching its recommendation, the board considered the following material factors that the board of directors believes support its determinations, recommendation and approvals, including the following:

•

The business, financial, market and execution risks associated with remaining independent and successfully implementing LeCroy’s business strategies, many of these risks are described in the “Risk Factors” section of LeCroy’s Annual Report on Form 10-K, including, but not limited to, the following:

•

The highly competitive nature of LeCroy’s industry, characterized by rapid and continual advances in technology, low barriers to entry for certain product segments resulting in the introduction of new technologies and the challenges of new and growing competitors;

•

The fact that a number of LeCroy’s competitors have substantially greater sales, marketing, development and financial resources than LeCroy and the possibility that if competitors surpass or were perceived to surpass LeCroy with respect to product performance, price and quality, vendor name recognition and reputation, product availability and the quality of post-sale support, customers would be lost;

•	The fact that, LeCroy has encountered difficulties launching significant new products, other than products associated with LeCroy’s core products;

•	Recent consolidation of competitors in the industry and the possibility that through further business combinations, LeCroy’s competitors may increase their market share; and

•

The fact that if LeCroy were to pursue an acquisition of its own as an alternative to the sale, such an acquisition would have significant associated diligence, integration and personnel risks and costs and that, in a competitive process for a limited number of quality acquisition candidates, LeCroy could be disadvantaged relative to competitors due to LeCroy’s size.

•

Starting in late 2010, LeCroy had undertaken an extensive third-party solicitation process, which is described above under the section of this proxy statement titled “The Merger—Background of the Proposed Merger” beginning on page 29, and did not receive an offer from any other potential buyer to acquire LeCroy that was higher than the merger consideration;

•

The premium that the merger consideration represented in comparison to LeCroy’s closing stock price on May 24, 2012, the last trading day prior to the board of directors meeting to consider Teledyne’s final proposal ($9.13 per share), and to LeCroy’s average stock price for the previous month ($9.77 per share), previous six months ($9.74 per share) and previous 12 months ($9.76 per share);

•

Stifel’s opinion, dated May 25, 2012, to the board of directors as to the fairness, from a financial point of view and as of such date, of the $14.30 per share cash consideration to be received in the merger by holders of LeCroy Common Stock (other than excluded holders), which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as more fully described below under the section of this proxy statement titled “ The Merger—Opinion of LeCroy’s Financial Advisor” beginning on page 37;

•	The merger consideration to be paid by Teledyne is all cash, which provides certainty of value to LeCroy’s stockholders;

•

The likelihood that a transaction with Teledyne will incur fewer regulatory challenges from an antitrust and competition law perspective than a transaction with, or acquisition by, other potential strategic buyers;

•

The likelihood that the merger will be consummated, in light of the experience, reputation and financial capability of Teledyne and the absence of any financing condition to Teledyne’s obligation to complete the merger;

•

General industry, economic and market conditions, both on a historical and on a prospective basis, particularly European economic risks, and the fact that if current market conditions persist or deteriorate further, such conditions could be even less conducive to a sale in the future; and

•	The other terms and conditions of the merger agreement, including:

•	The scope of the representations, warranties and covenants being made by LeCroy;

•	The conditions to the consummation of the merger, including the requirement that the merger agreement be approved by LeCroy’s stockholders; and

•

The ability of the board of directors, in the exercise of its fiduciary duties in accordance with the merger agreement to provide information to, engage in negotiations with, recommend to stockholders and potentially enter into a transaction with another party in connection with any unsolicited, bona fide alternative acquisition proposal that the board of directors determines in good faith is reasonably likely to lead to a superior proposal, subject to specified conditions, including the condition that, if the board of directors accepts or recommends such a superior proposal, LeCroy must pay a $10.5 million termination fee to Teledyne and reimburse Teledyne’s transaction expenses in an amount up to $1.0 million.

The board of directors also considered a number of potentially countervailing factors in its deliberations concerning the merger, including the following:

•	The fact that LeCroy Common Stock had traded at a price in excess of the merger consideration for a period during the previous two years;

•

That LeCroy will no longer exist as an independent company and its stockholders will no longer participate in LeCroy’s growth or benefit from any future increases in the value of LeCroy or from any synergies that may be created by the merger, with the achievement of such increases or synergies uncertain and subject to significant execution risk;

•

That, under the terms of the merger agreement, LeCroy cannot solicit other acquisition proposals and must pay or cause to be paid to Teledyne a termination fee of $10.5 million (and reimburse Teledyne’s transaction expenses as described below) in cash if the merger agreement is terminated under certain circumstances specified in the merger agreement, including if the board of directors exercises its right to terminate the merger agreement and enter into an alternative superior transaction, which may deter others from proposing such an alternative transaction, which may be more advantageous to LeCroy’s stockholders;

•	The ability to consummate the merger in a timely manner or at all, including the conditions to the merger requiring certain regulatory approvals;

•	Any potential impact of the merger on employees or customers;

•	That gains from this all-cash transaction will be taxable to LeCroy’s stockholders for U.S. federal income tax purposes;

•

That if the merger does not close, LeCroy’s officers and other employees will have expended extensive efforts attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction and LeCroy will have incurred substantial transaction costs in connection with the transaction and such costs will negatively impact LeCroy’s operating results; and

•

That if the holders of a majority of the outstanding shares of LeCroy Common Stock do not approve the merger, the merger agreement may be terminated and LeCroy will be required to pay up to $1.0 million to Teledyne for expenses incurred by Teledyne in connection with the merger.

The board of directors considered all of the above in light of LeCroy’s historical and projected business, operations, assets, financial condition, operating results and cash flows and prospects.

The board of directors also considered that certain of our directors and executive officers may have conflicts of interests in connection with the merger as they may receive benefits that are different from, and in addition to, those of other stockholders, as described below under the section of this proxy statement titled “The Merger—Interests of Certain Persons in the Merger,” beginning on page 44.

The board of directors concluded that, on balance, the potential benefits to LeCroy and its stockholders of the transactions contemplated by the merger agreement outweighed the potential disadvantages and risks associated with those transactions and any alternative transactions, including, but not limited to, continuing to operate as a public company, growing through strategic acquisitions and entering the market periodically to repurchase LeCroy Common Stock, recapitalization through incremental increases in debt, or a leveraged buy-out transaction. The discussion above of the information and factors considered by the board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluations, the board of directors did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. Instead, the board of directors conducted an overall review of the factors described above. In considering the factors described above, each individual director may have weighed some factors more heavily than others.

Recommendation of the LeCroy Board of Directors

The board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement.

Voting Agreements

Concurrently with the execution of the merger agreement, our executive officers and directors (Messrs. LeCroy, Jr., Reslewic, Anderson, Scheerer, Woodward, Jr., O’Connor, Robertson, Graef, Fernandes and Petrillo), who collectively own approximately [—]% of the outstanding shares of LeCroy Common Stock (excluding options) as of the record date, entered into stockholder agreements with Teledyne and Merger Sub. Under the terms of these agreements, these executive officers and directors have agreed to vote all of the shares of LeCroy Common Stock that they beneficially own at the Special Meeting and any adjournment thereof:

•	in favor of the merger, the merger agreement and other transactions contemplated thereby;

•

if so directed by Teledyne, against any competing acquisition proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of LeCroy under the merger agreement, or that could reasonably be expected to result in any of LeCroy’s obligations under the merger agreement not being fulfilled, any change in the composition of the board of directors of LeCroy (except as contemplated by the merger agreement), any change in the present capitalization of LeCroy or any amendment to its corporate structure or business, or any other action that could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the merger agreement or the likelihood of such transaction being consummated; and

•

in favor of any other matter reasonably necessary for the consummation of the transactions contemplated by the merger agreement that is considered at any such meeting of the stockholders of LeCroy or in any such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including, without limitation, documents enabling Teledyne and Merger Sub or their nominee(s) to vote such officer’s or director’s shares directly.

Each executive officer and director that is party to a stockholder agreement has agreed to permit Teledyne and LeCroy to publish and disclose in any materials delivered to the stockholders of LeCroy in connection with the merger agreement, the executive officer or director’s identity and ownership of LeCroy Common Stock and the nature of the executive officer or director’s commitments, arrangements and understandings under their stockholder agreement.

Under the stockholder agreements, our executive officers and directors have also agreed to grant Teledyne an irrevocable proxy to vote their shares of LeCroy Common Stock in the manner contemplated above. In addition, our executive officers and directors have agreed not to (i) sell, transfer, pledge, encumber, assign, or otherwise dispose of or enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of any of their shares, (ii) grant any proxies, deposit any of stockholder’s shares into a voting trust or enter into a voting agreement with respect to any of stockholder’s shares, or (iii) take any action that would make any representation or warranty of any stockholder contained in their respective stockholder agreement untrue or incorrect in any material respect or have the effect of preventing, impairing, or disabling stockholder from timely and promptly performing stockholder’s obligations under the merger agreement. Subject to limited exceptions, these executive officers and directors under their respective stockholder agreements are prohibited from selling, transferring, encumbering or otherwise disposing of their shares and from granting any proxies or entering into any voting agreement with respect to the voting of their shares. In addition, under the agreements, these executive officers and directors in their capacity as stockholders have agreed not to initiate, solicit, encourage or enter into discussions with respect to a competing acquisition proposal. The agreements terminate on the earlier of (1) the effective time of the merger; (2) the date of termination of the merger agreement in accordance with its terms, or (3) March 31, 2013. A copy of the form of stockholder agreement is attached as Annex D to this proxy statement.

Executive Retention Agreements

Concurrently with our execution of the merger agreement, and as required by Teledyne as a condition to its execution of the merger agreement, we have entered into executive retention agreements with each of Thomas H. Reslewic, our President and Chief Executive Officer; Sean B. O’Connor, our Vice President, Finance, Chief Financial Officer, Secretary and Treasurer; Conrad J. Fernandes, our Vice President, Sales Asia Pacific; Roberto Petrillo, our Vice President, Sales World-Wide; David C. Graef, our Vice President, Chief Technology Officer; Andrew Schmit, our Vice President, Oscilloscopes Operations; Jason LeBeck, the Chief Operating Officer of our Protocol Solutions Group; and Corey L. Hirsch, our Vice President, Chief Information Officer, which will become effective only at the effective time of the merger. Under the terms of these agreements, the employment arrangements of each named executive officer will continue after the closing of the merger and, in addition to any consideration received by these executives in the merger as a result of being a stockholder or holder of other equity rights (such as options, stock appreciation rights and the like), the executives will receive a lump sum payment of $25,000 within 15 days after the closing of the merger. By signing the executive retention agreements and upon their effectiveness, these executives agree to certain alterations in the nature or status of their duties and responsibilities and acknowledge that any alterations will not constitute “Good Reason” under their prior employment arrangements with LeCroy. The executives, except for Mr. LeBeck, further agree to be bound by a non-competition restriction for a period of 36 months after the closing of the merger and to certain other restrictive covenants, including employee and customer non-solicitation restrictions, for the greater of 36 months after the closing of the merger or 12 months (24 months in the case of Mr. Reslewic) after termination of the executive’s employment. Mr. LeBeck agrees to be bound by the same restrictive covenants, but for only a period of 12 months after the closing of the merger in the case of the non-competition restriction and the later of 12 months after the closing of the merger or 12 months after his termination of employment in the case of the employee and customer non-solicitation restrictions. A copy of the form of executive retention agreement is attached as Annex E, to this proxy statement.

Opinion of LeCroy’s Financial Advisor

LeCroy has engaged Stifel as its financial advisor in connection with the merger. In connection with this engagement, the board of directors requested that Stifel evaluate the fairness, from a financial point of view, of the $14.30 per share cash consideration to be received in the merger by holders of LeCroy Common Stock (other than excluded holders). On May 25, 2012, at a meeting of the board of directors held to evaluate the merger, Stifel rendered to the board an oral opinion, confirmed by delivery of a written opinion dated May 25, 2012, to the effect that, as of that date and based on and subject to the matters described in its opinion, the $14.30 per share cash consideration to be received in the merger by holders of LeCroy Common Stock (other than excluded holders) was fair, from a financial point of view, to such holders.

The full text of Stifel’s written opinion, dated May 25, 2012, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference in its entirety. Stifel’s opinion was provided for the information of, and directed to, the board of directors (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and did not address any other aspects of the merger. Stifel’s opinion did not compare the relative merits of the merger with those of any other transactions or business strategies which may have been available to or considered by the board of directors or LeCroy as alternatives to the merger and did not address the underlying business decision of the board of directors or LeCroy to proceed with or effect the merger. Stifel’s opinion does not constitute a recommendation to LeCroy or the board of directors as to whether LeCroy should enter into the merger agreement or effect the merger or any other transaction contemplated by the merger agreement, or to any securityholder as to how such holder should vote or act with respect to the merger or otherwise, or whether or not such securityholder should enter into any voting, support or stockholder agreements in connection with the merger or exercise any appraisal rights that may be available to such securityholder. This summary of Stifel’s opinion is qualified in its entirety by reference to the full text of its opinion.

In connection with its opinion, Stifel, among other things:

•	discussed the merger and related matters with LeCroy’s counsel and reviewed a draft, dated May 25, 2012, of the merger agreement, referred to as the draft merger agreement;

•

reviewed LeCroy’s audited consolidated financial statements contained in its Annual Reports on Form 10-K for the fiscal years ended June 27, 2009, July 3, 2010 and July 2, 2011, and unaudited consolidated financial statements contained in its Quarterly Report on Form 10-Q for the nine months ended March 31, 2012;

•

reviewed and discussed with LeCroy’s management certain other relevant financial and operating data relating to LeCroy made available to Stifel from published sources and from LeCroy’s internal records, including, without limitation, financial forecasts and related assumptions of LeCroy prepared by LeCroy’s management;

•	reviewed the reported prices and trading activity of LeCroy Common Stock;

•	reviewed and analyzed certain publicly available financial and stock market data for selected publicly traded test and measurement companies that Stifel considered relevant to its analysis;

•	reviewed and analyzed the financial terms, to the extent publicly available, of selected transactions involving test and measurement companies that Stifel considered relevant to its analysis;

•	considered the results of Stifel’s efforts, at LeCroy’s direction, to solicit indications of interest from selected third parties with respect to an acquisition of LeCroy; and

•	conducted such other financial studies, analyses and investigations and considered such other information as Stifel deemed necessary or appropriate for purposes of its opinion.

In connection with its review, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all financial, operational and other information that was made available, supplied, or otherwise communicated to Stifel by or on behalf of LeCroy, or its advisors, or that was otherwise reviewed by Stifel, and assumed no responsibility for independently verifying any of such information. With respect to financial forecasts supplied to Stifel by LeCroy, Stifel assumed, at LeCroy’s direction, that such forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of LeCroy’s management as to LeCroy’s future operating and financial performance, and that they provided a reasonable basis upon which Stifel could form its opinion. Stifel relied on such projected information without independent verification or analysis and did not in any respect assume any responsibility for the accuracy or completeness of such projected information. Stifel further relied upon the assurances by LeCroy that it was unaware of any facts that would make any information incomplete or misleading. Stifel assumed, with LeCroy’s consent, that any material liabilities (contingent or otherwise, known or unknown), if any, relating to LeCroy had been disclosed to Stifel. Stifel was not requested to make, assumed no responsibility for making, and did not make, an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of LeCroy or any other party, nor was Stifel furnished with any such evaluation or appraisal.

Stifel assumed, at LeCroy’s direction, that there had been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of LeCroy since the date of the financial statements contained in LeCroy’s Quarterly Report on Form 10-Q for the period ended March 31, 2012. Stifel relied on advice of counsel and independent accountants to LeCroy as to all legal, financial reporting, tax, accounting and regulatory matters with respect to LeCroy, the merger, the merger agreement and related matters.

Stifel’s opinion was limited to whether the $14.30 per share cash consideration was fair to holders of LeCroy Common Stock (other than excluded holders) from a financial point of view and did not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger, any consequences of the merger on LeCroy, its securityholders or otherwise or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings entered into in connection with the merger or otherwise. Stifel’s opinion also did not address: (i) any other strategic alternatives currently (or which had been or might be) contemplated by LeCroy or the board of directors; (ii) the fairness of the amount or nature of any compensation to any of LeCroy’s officers, directors or employees, or class of such persons, relative to the merger consideration or otherwise; or (iii) the treatment of, or effect of the merger on, LeCroy’s securities (other than LeCroy Common Stock as expressly set forth in Stifel’s opinion). Furthermore, Stifel did not express any opinion as to the prices, trading range or volume at which LeCroy Common Stock would trade at any time.

Stifel’s opinion was necessarily based upon financial, economic, monetary, market and other conditions and circumstances existing and disclosed to Stifel by or on behalf of LeCroy, or its advisors, or information otherwise reviewed by Stifel, as of the date of its opinion. It is understood that subsequent developments may affect the conclusion reached in Stifel’s opinion, and that Stifel did not have or assume any obligation to update, revise or reaffirm its opinion. Further, as the board of directors was aware, the credit, financial and stock markets have been experiencing unusual volatility and Stifel expressed no opinion or view as to any potential effects of such volatility on LeCroy or the merger. Stifel assumed that the merger would be consummated on the terms and conditions described in the draft merger agreement, without any waiver of material terms or conditions by LeCroy, Teledyne or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger would not have an adverse effect on LeCroy or the merger. Stifel also assumed that the definitive merger agreement would not differ materially from the draft merger agreement Stifel reviewed. Stifel further assumed that the merger would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. Except as described in this summary, LeCroy imposed no other instructions or limitations on Stifel with respect to the investigations made or the procedures followed by it in rendering its opinion.

This summary is not a complete description of Stifel’s opinion or the financial analyses performed and factors considered by Stifel in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Stifel arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Stifel believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Stifel’s analyses and opinion.

In performing its analyses, Stifel considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond LeCroy’s control and are not necessarily indicative of current market conditions. No company, business or transaction used in the analyses is identical to LeCroy or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

The assumptions and estimates contained in Stifel’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, Stifel’s analyses are inherently subject to substantial uncertainty.

Stifel was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiation between LeCroy and Teledyne and was approved by the board of directors. The decision to enter into the merger agreement was solely that of the board of directors. Stifel’s opinion and financial analysis were only one of many factors considered by the board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the board of directors or management with respect to the merger or the merger consideration.

The following is a summary of the material financial analyses reviewed with the board of directors in connection with Stifel’s opinion dated May 25, 2012. The financial analyses summarized below include information presented in tabular format. In order to fully understand Stifel’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Stifel’s financial analyses.

Selected Public Companies Analysis. Stifel reviewed financial and stock market information of LeCroy and the following eight selected publicly held test and measurement companies:

•	Aeroflex Holding Corp.

•	Agilent Technologies, Inc.

•	Cascade Microtech, Inc.

•	Danaher Corporation

•	EXFO Inc.

•	Ixia

•	JDS Uniphase Corporation

•	National Instruments Corporation

Stifel reviewed enterprise values of the selected companies, calculated as fully-diluted market values based on closing stock prices on March 24, 2012 plus net debt and minority interest, as multiples (to the extent publicly available) of latest 12 months and calendar years 2012 and 2013 estimated revenue and earnings before interest, taxes, depreciation and amortization as adjusted to exclude stock-based compensation, amortization of acquired intangibles and one-time items, referred to as adjusted EBITDA. The overall observed low to high multiples for the selected companies for latest 12 months and calendar years 2012 and 2013 revenue were 0.4x to 2.7x, 0.4x to 2.5x and 0.9x to 2.2x, respectively, and latest 12 months and calendar years 2012 and 2013 adjusted EBITDA were 7.4x to 14.4x, 3.0x to 13.3x and 5.2x to 10.9x, respectively. Stifel also reviewed equity values of the selected companies based on closing stock prices on March 24, 2012 as a multiple (to the extent publicly available) of latest 12 months and calendar years 2012 and 2013 estimated price to earnings as adjusted to exclude stock-based compensation, amortization of acquired intangibles and one-time items, referred to as adjusted P/E. The overall observed low to high multiples for the selected companies for latest 12 months and calendar years 2012 and 2013 adjusted P/E were 9.5x to 25.7x, 8.0x to 27.4x and 7.2x to 21.2x, respectively. Stifel then applied selected ranges derived from the selected companies of latest 12 months and calendar years 2012 and 2013 revenue multiples of 1.1x to 1.8x, 1.0x to 1.7x and 1.0x to 1.6x, respectively, to LeCroy’s latest 12 months (as of March 31, 2012) and calendar years 2012 and 2013 estimated revenue, adjusted EBITDA multiples of 8.0x to 10.0x, 6.5x to 8.0x and 6.0x to 7.0x, respectively, to LeCroy’s latest 12 months (as of March 31, 2012) and calendar years 2012 and 2013 estimated adjusted EBITDA, and adjusted P/E multiples of 13.0x to 17.0x, 12.0x to 15.0x and 10.0x to 12.0x, respectively, to LeCroy’s latest 12 months (as of March 31, 2012) and calendar years 2012 and 2013 estimated net income as adjusted to exclude stock-based compensation, amortization of acquired intangibles and one-time items, referred to as adjusted net income. Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data for LeCroy were based on LeCroy’s public filings and internal estimates of LeCroy’s management. This analysis indicated the following implied per share equity reference ranges for LeCroy, as compared to the merger consideration:

Implied Per Share Equity Reference Ranges Based on:			Per Share Merger Consideration
Revenue	Adjusted EBITDA	Adjusted Net Income
$11.02 - $17.36	$12.87 - $15.41	$12.98 - $15.83	$14.30

Selected Precedent Transactions Analysis. Stifel reviewed financial information for the following 10 selected transactions involving test and measurement companies and businesses:

Announcement Date	Acquiror	Target
10/25/11	• AMETEK, Inc.	• EM Test (Switzerland) GmbH
9/14/11	• Teradyne, Inc.	• LitePoint Corporation
2/22/11	• Golden Gate Capital	• Tollgrade Communications, Inc.
9/29/10	• Danaher Corporation	• Keithley Instruments, Inc.
7/9/09	• JDS Uniphase Corporation	• Finisar Corporation (Network Tools business)
5/11/09	• Ixia	• Catapult Communications Corporation
10/1/08	• Spectris plc	• SPX Corporation (LDS test and measurement business)
10/14/07	• Danaher Corporation	• Tektronix, Inc.
5/21/07	• The Veritas Capital Fund III, L.P., Golden Gate Private Equity, Inc. and GS Direct, LLC	• Aeroflex Incorporated
10/3/06	• LeCroy Corporation	• Catalyst Enterprises, Inc.

Stifel reviewed enterprise values, calculated as the purchase prices paid for the target companies or businesses in the selected transactions plus net debt and minority interest, as multiples (to the extent publicly available) of such target companies’ or businesses’ latest 12 months and next 12 months estimated revenue and adjusted EBITDA. The overall observed low to high multiples for the selected transactions for latest 12 months and next 12 months revenue were 0.9x to 5.2x and 1.2x to 3.9x, respectively, and latest 12 months and next 12 months adjusted EBITDA were 5.8x to 14.8x and 5.5x to 14.3x, respectively. Stifel then applied selected ranges derived from the selected transactions of latest 12 months and next 12 months revenue multiples of 1.3x to 2.0x and 1.2x to 2.0x, respectively, to LeCroy’s latest 12 months (as of March 31, 2012) and next 12 months (as of March 31, 2013) estimated revenue and adjusted EBITDA multiples of 6.0x to 12.0x and 8.0x to 10.0x, respectively, to LeCroy’s latest 12 months (as of March 31, 2012) and next 12 months (as of March 31, 2013) estimated adjusted EBITDA. Financial data for the selected transactions were based on publicly available information. Financial data for LeCroy were based on LeCroy’s public filings and internal estimates of LeCroy’s management. This analysis indicated the following implied per share equity reference ranges for LeCroy, as compared to the merger consideration:

Implied Per Share Equity Reference Ranges Based on:		Per Share Merger Consideration
Revenue	Adjusted EBITDA
$12.69 - $19.60	$12.83 - $19.30	$14.30

Discounted Cash Flow Analysis. Stifel performed a discounted cash flow analysis of LeCroy by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that LeCroy was forecasted to generate during fiscal years ending on or about June 30, 2013 through June 30, 2017 based on internal estimates of LeCroy’s management. Stifel calculated terminal values for LeCroy both by applying to LeCroy’s fiscal year 2017 estimated adjusted EBITDA a range of terminal value multiples of 6.0x to 8.0x and by applying to LeCroy’s fiscal year 2017 estimated free cash flows perpetuity growth rates ranging from 2.0% to 4.0%. The cash flows and terminal values were then discounted to present value using discount rates ranging from 13.0% to 17.0%. This analysis indicated the following implied per share equity reference ranges for LeCroy, as compared to the merger consideration:

Implied Per Share Equity Reference Ranges Based on:		Per Share Merger Consideration
Terminal Multiple	Perpetuity Growth
$13.87 - $16.68	$11.96 - $13.40	$14.30

Other Factors. Stifel also noted certain additional factors that were not considered part of Stifel’s financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•

one-year forward stock price targets for LeCroy Common Stock in recently published, publicly available Wall Street research analyst reports, noting that the low and high stock price targets ranged from approximately $14.00 to $16.00 per share; and

•

historical trading prices of LeCroy Common Stock during the 52-week period ended on March 24, 2012, noting that the intraday low and high prices of LeCroy Common Stock for such period were $6.52 to $13.00 per share.

Miscellaneous

LeCroy has agreed to pay Stifel for its financial advisory services in connection with the merger an aggregate fee of approximately $4.8 million, portions of which were payable in connection with Stifel’s engagement and upon delivery of Stifel’s opinion and approximately $4.2 million of which is contingent upon consummation of the merger. LeCroy also has agreed to reimburse Stifel for its expenses, including fees and expenses of its legal counsel, and to indemnify Stifel and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement. Stifel served as a joint book-running manager on an offering of LeCroy Common Stock during the fourth quarter of 2010 and received customary compensation for such services. Stifel may seek to provide investment banking services to LeCroy, Teledyne or their respective affiliates in the future, for which Stifel would seek customary compensation. In the ordinary course of business, Stifel and its clients may transact in the securities of LeCroy and Teledyne and may at any time hold a long or short position in such securities.

LeCroy selected Stifel to act as its financial advisor in connection with the merger based on Stifel’s reputation and experience and familiarity with LeCroy. Stifel is an internationally recognized investment banking firm and, as a part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. Stifel’s opinion committee approved the issuance of Stifel’s opinion.

Financial Forecast

LeCroy does not, as a matter of course, publicly disclose long-term forecasts or internal forecasts as to future performance, earnings, or other results, and we are particularly concerned with making such forecasts due to the unpredictability of the underlying assumptions and estimates. A long-term financial forecast, covering LeCroy’s fiscal years ending June 30, 2012 through June 30, 2017 (the “Financial Forecast”), was provided to LeCroy’s financial advisor, Stifel. The Financial Forecast did not give effect to the merger.

The Financial Forecast was not prepared with a view toward public disclosure. Nonetheless, we have included below the Financial Forecast data to provide you access to certain non-public information that was furnished to Stifel. The Financial Forecast reflects numerous estimates and assumptions made by LeCroy’s management team with respect to general business and economic conditions and competitive, regulatory and other future events, as well as matters related to LeCroy’s product pricing, market penetration and operating expenses, among other things, all of which are difficult to predict and inherently subjective and many of which are beyond our control. Please read the information set forth below under the heading “Important Information About the Financial Forecast.” The Financial Forecast data for fiscal years ending June 30, 2012 through June 30, 2017 was as follows:

	($ in millions, except per share data)
	LTM	Historical		Projected
Fiscal Year Ending 6/30	3/31/2012	2010	2011	2012	2013	2014	2015	2016	2017
Revenue	$196.5	$129.3	$178.1	$200.0	$219.0	$240.9	$265.0	$291.5	$320.6
Cost of Sales	77.7	53.2	68.7	80.1	86.4	95.0	104.5	115.0	126.5

Gross Profit	118.8	76.1	109.4	119.9	132.6	145.9	160.4	176.5	194.1
Research & Development	37.6	26.9	34.4	37.5	39.9	43.9	48.3	53.1	58.4
Selling, General & Administrative	52.7	38.8	49.2	53.9	57.9	63.0	68.5	74.4	80.9

Operating Income (Non-GAAP)	28.5	10.4	25.8	28.5	34.8	39.0	43.7	48.9	54.8
Plus: Depreciation & Amortization	6.8	5.3	5.7	5.4	5.4	5.9	6.5	7.2	7.9

EBITDA	35.3	15.6	31.5	33.9	40.2	44.9	50.2	56.1	62.7
Interest Expense / (Income), net	1.4	3.1	2.3	1.5	0.3	0.3	0.3	0.3	0.3
Other Expense / (Income)	0.5	0.4	0.8	0.0	0.0	0.0	0.0	0.0	0.0

Pre-Tax Income (Non-GAAP)	26.6	6.9	22.6	27.0	34.5	38.7	43.4	48.6	54.5
Provision for Income Taxes	7.2	1.9	5.6	7.7	11.4	12.8	14.3	16.1	18.0

Net Income (Non-GAAP)	$19.4	$5.0	$17.1	$19.3	$23.1	$25.9	$29.1	$32.6	$36.5

Weighted Average Fully Diluted Shares (Non-GAAP)	16.7	12.6	15.5	17.1	17.7	18.1	18.4	18.8	19.2
Earnings per Share (Non-GAAP)	$1.16	$0.39	$1.10	$1.13	$1.31	$1.44	$1.58	$1.74	$1.91

Growth: Year-over-Year
Revenue			37.7%	12.3%	9.5%	10.0%	10.0%	10.0%	10.0%
EBITDA			101.3%	7.7%	18.6%	11.8%	11.8%	11.7%	11.7%

Note: Excludes stock-based compensation, amortization of intangibles and one-time items.

	LTM	Historical		Projected
Margins	3/31/2012	2010	2011	2012	2013	2014	2015	2016	2017
Gross Profit	60.5%	58.8%	61.4%	60.0%	60.5%	60.5%	60.5%	60.5%	60.5%
Research & Development	19.2%	20.8%	19.3%	18.8%	18.2%	18.2%	18.2%	18.2%	18.2%
Selling, General & Administrative	26.8%	30.0%	27.6%	27.0%	26.4%	26.1%	25.8%	25.5%	25.2%
Operating Income (Non-GAAP)	14.5%	8.0%	14.5%	14.3%	15.9%	16.2%	16.5%	16.8%	17.1%
EBITDA	18.0%	12.1%	17.7%	17.0%	18.4%	18.7%	19.0%	19.3%	19.6%
Effective Tax Rate	26.9%	27.5%	24.6%	28.7%	33.0%	33.0%	33.0%	33.0%	33.0%
Net Income (Non-GAAP)	9.9%	3.8%	9.6%	9.6%	10.6%	10.8%	11.0%	11.2%	11.4%

Note: Excludes stock-based compensation, amortization of intangibles and one-time items.

Important Information About the Financial Forecast

While the Financial Forecast was prepared in good faith and management believes the assumptions on which the Financial Forecast was based were reasonable, no assurance can be made regarding future events. The Financial Forecast is considered a “forward-looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the risks and uncertainties described under the section of this proxy statement titled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 20.

Since the Financial Forecast covers multiple years, such information by its nature becomes less predictive with each successive year. Economic and business environments can and do change quickly, which adds a significant level of unpredictability, uncertainty and execution risk to the Financial Forecast. The estimates and assumptions underlying the Financial Forecast involve judgments with respect to, among other things, future economic, competitive, regulatory, and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive, and regulatory uncertainties and contingencies, all of which are difficult to predict and many of which are beyond LeCroy’s control. There can be no assurance that the underlying assumptions will prove to be accurate or that the forecasted results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Financial Forecast.

The Financial Forecast was prepared solely for internal use by us and not with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements, or accounting principles generally accepted in the U.S. (“GAAP”). Our senior management believes the Financial Forecast was prepared in good faith and on a reasonable basis based on the best information available to our senior management. The Financial Forecast, however, is not actual results and should not be relied upon as being necessarily predictive of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. The Financial Forecast does not reflect any synergies or costs related to or that may arise from the merger, but rather is a forecast of LeCroy’s financial performance in the absence of a merger and where LeCroy continues to operate as an independent public company.

As indicated, the Financial Forecast was prepared by, and is the responsibility of our senior management. Our independent registered public accounting firm did not provide any assistance in preparing the Financial Forecast and has not examined, compiled, or otherwise performed any procedures with respect to the Financial Forecast and, accordingly, has not expressed any opinion or given any other form of assurance with respect thereto and assumes no responsibility for the prospective financial information.

By including the Financial Forecast in this proxy statement, neither we nor any of our representatives has made or makes any representation to any person, including our stockholders, regarding the ultimate performance of LeCroy compared to the information contained in the Financial Forecast. Neither we nor any of our representatives assumes any responsibility for the validity or completeness of the Financial Forecast. We have not made and do not make any representation to Teledyne, in the Merger Agreement or otherwise, concerning the Financial Forecast. The Financial Forecast was prepared as described above and has not been updated to reflect any changes since the date of this proxy statement or any actual results of our operations.

The inclusion of the Financial Forecast in this proxy statement should not be regarded as an indication that LeCroy, its representatives or any other recipients then considered, or now considers, the Financial Forecast to be material information of LeCroy or necessarily predictive of actual future events, and the Financial Forecast should not be relied upon as such. LeCroy views the Financial Forecast as non-material because of the inherent risks and uncertainties associated with such long-range financial forecasts.

The foregoing Financial Forecast is not included in this proxy statement in order to induce any stockholder of LeCroy to vote in favor of the merger or any other proposals to be voted on at the special meeting.

By including the Financial Forecast in this proxy statement, we undertake no obligations to update, or publicly disclose any update to, the Financial Forecast to reflect circumstances or events, including unanticipated events, that may have occurred or that may occur after the preparation of the Financial Forecast, even in the event that any or all of the assumptions underlying the Financial Forecast are shown to be in error or change.

Financing of the Merger

The closing of the merger is not conditioned on the receipt of financing by Teledyne. If all other conditions to closing of the merger have been satisfied, Teledyne will be obligated to consummate the merger regardless of whether Teledyne has obtained financing. Teledyne intends to use existing cash on hand and availability under its credit facility to pay the aggregate merger consideration. Teledyne has a $550.0 million credit facility, which does not expire until February 25, 2016. At April 1, 2012, the available borrowing capacity under this facility was $399.5 million.

Closing and Effective Time of Merger

The closing of the merger will occur no later than the fourth business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (described under the section of this proxy statement titled “The Merger Agreement—Conditions to Closing the Merger” beginning on page 64) or at such other date as the parties may agree in writing.

Assuming timely satisfaction of the necessary closing conditions, we currently anticipate that the merger will be consummated during our first fiscal quarter of 2013. The effective time will occur as soon as practicable on the date of the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as LeCroy and Teledyne may agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

Promptly, and in any event within ten days after the effective time of the merger, a letter of transmittal will be mailed to each record holder of shares of LeCroy Common Stock (other than the excluded shares) describing how such holder should surrender its shares of LeCroy Common Stock in order to receive the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent (described in the section of this proxy statement titled “The Merger Agreement—Payment Procedures for Holders of Common Stock” beginning on page 55) without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of LeCroy, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer or other taxes have been paid.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to deliver an affidavit of the loss, theft or destruction, including an agreement to indemnify Teledyne, LeCroy and the paying agent from and against any loss incurred in connection with such affidavit, and if required by Teledyne, post a bond, in customary amount as indemnity against any claim that may be made against Teledyne with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Interests of Certain Persons in the Merger

In considering the recommendation of the board of directors in favor of the merger, you should be aware that there are provisions of the merger agreement and other existing agreements that will result in a number of benefits to LeCroy’s directors and executive officers that are not available to stockholders generally. The board of directors was aware of, and considered the interests of, its directors and executive officers and the potential conflicts arising from these interests in its deliberations of the merits of the merger and in adopting and approving the merger agreement and the merger. Other than the provisions of the merger agreement and the executive retention agreements described below, the arrangements described below were in existence before the discussions about the merger began. Stockholders should take these benefits into account when deciding whether to vote for approval of the merger agreement.

Stock Options and Stock Appreciation Rights

Upon the completion of the merger, all outstanding options to purchase shares of LeCroy Common Stock, whether vested or unvested, including any outstanding options under our employee stock purchase plan, and all stock appreciation rights, will be fully vested, to the extent not already fully vested, will be converted into and will entitle the holder thereof to the right to receive from the surviving corporation in consideration of each such option or stock appreciation right, a cash payment equal to the product of (i) the number of shares of LeCroy Common Stock subject to such option or stock appreciation right immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $14.30 per share of LeCroy Common Stock over the exercise price (or base price, in the case of stock appreciation rights) per share of LeCroy Common Stock subject to such option or stock appreciation right, without interest and less any applicable withholding taxes. In the case of an outstanding option under our employee stock purchase plan, the number of shares of LeCroy Common Stock subject to such option will be determined based on the amount of the holder’s accumulated payroll deductions under that plan as of the date of the effective time of the merger and the applicable exercise price determined under provisions of the plan. The following table sets forth, as of May 31, 2012, the number of shares of LeCroy Common Stock subject to vested and unvested options and the number of stock appreciation rights that are held by LeCroy’s executive officers and directors and the estimated cash payment such persons will receive in the merger in exchange for such options and stock appreciation rights, without reduction for required tax withholdings.

	Vested Options/SARs(2)		Unvested Options/SARs		Aggregate Options/SARs
	Shares	Value ($)	Shares	Value ($)	Shares	Value ($)
Executive Officers:
Thomas H. Reslewic	934,000	6,508,570	479,500	3,176,285	1,413,500	9,684,855
Sean B. O’Connor	238,250	1,778,125	180,750	1,193,715	419,000	2,971,840
Conrad J. Fernandes	155,250	1,130,475	101,000	675,033	256,250	1,805,508
Roberto Petrillo	216,750	1,572,920	221,500	1,325,128	438,250	2,898,048
David C. Graef	275,750	1,994,815	146,500	1,006,643	422,250	3,001,458
Non-Employee Directors:
Allyn C. Woodward, Jr.	7,000	26,180	*	*	7,000	26,180
Robert E. Anderson	14,767	106,801	*	*	14,767	106,801
Norman R. Robertson	*	*	*	*	*	*
William G. Scheerer	55,668	441,688	*	*	55,668	441,688
Walter O. LeCroy	*	*	*	*	*	*
Robert W. Chlebek (1)	*	*	*	*	*	*
All Executive Officers and Non-Employee Directors	1,897,435	13,559,574	1,129,250	7,376,804	3,026,685	20,936,378

*	The named party does not hold any of the indicated options or SARS.
(1)	Robert W. Chlebek, having resigned from the board of directors during the current fiscal year, is not currently a director.
(2)	The table excludes options earned under the employee stock purchase plan. The value of such awards is de minimis, as only Messrs. Reslewic, O’ Connor and Graef are eligible to participate in the plan, and, as of May 31, 2012, no such executive officer is entitled to purchase more than 300 shares subject to options under the plan.

Shares of Restricted Stock

Upon completion of the merger, each restricted share of LeCroy Common Stock that is outstanding immediately prior to the effective time of the merger will fully vest, LeCroy’s reacquisition right with respect to such shares of restricted stock will lapse, and the holder will be entitled to receive the merger consideration of $14.30 with respect to each such share, without interest and less any applicable withholding taxes. The following table sets forth, as of May 31, 2012, the number of vested and unvested shares of LeCroy restricted stock that are held by LeCroy’s executive officers and directors and the estimated cash payment such persons will receive in the merger in exchange for the shares of restricted stock, without reduction for required tax withholdings.

	Vested Shares of Restricted Stock		Unvested Shares of Restricted Stock		Aggregate Shares of Restricted Stock
	Shares	Value ($)	Shares	Value ($)	Shares	Value ($)
Executive Officers:
Thomas H. Reslewic	3,305	47,262	3,305	47,262	6,610	94,524
Sean B. O’Connor	1,772	25,340	1,771	25,325	3,543	50,665
Conrad J. Fernandes	*	*	*	*	*	*
Roberto Petrillo	*	*	*	*	*	*
David C. Graef	1,179	16,860	1,179	16,860	2,358	33,720
Non-Employee Directors:
Allyn C. Woodward, Jr.	*	*	*	*	*	*
Robert E. Anderson	*	*	*	*	*	*
Norman R. Robertson	*	*	*	*	*	*
William G. Scheerer	*	*	*	*	*	*
Walter O. LeCroy	*	*	*	*	*	*
Robert W. Chlebek (1)	*	*	*	*	*	*
All Executive Officers and Non-Employee Directors	6,256	89,462	6,255	89,447	12,511	178,909

*	The named party does not hold any of the indicated shares of restricted stock.
(1)	Robert W. Chlebek, having resigned from the board of directors during the current fiscal year, is not currently a director.

Stock Ownership

Many of LeCroy’s officers and directors also beneficially own shares of LeCroy Common Stock. For a further description of these stock holdings, see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management,” beginning on page  70.

Potential Payments upon a Change in Control

For a discussion of potential payments upon a change in control, see the section of this proxy statement titled “ The Merger—Golden Parachute Compensation,” beginning on page 47.

Employee Benefits

For purposes of all employee benefit plans and other employment agreements, arrangements and policies of Teledyne under which an employee’s benefits depend, in whole or in part, on length of service, credit will be given to current employees of LeCroy for service with LeCroy prior to the effective time of the merger; provided that (i) except in the case of severance or vacation accrual, such crediting of service will be solely for purposes of eligibility and vesting under such plans and not for purposes of benefit accrual, (ii) such crediting does not result in duplication of benefits, (iii) such crediting is permitted under applicable law and (iv) such crediting is subject to other limitations set forth in the merger agreement. Such prior service will not be recognized for the purpose of the Teledyne Technologies Incorporated Employee Stock Purchase Plan with the result that LeCroy employees, to the extent eligible, will have a one year waiting period to participate in such plan.

To the extent not otherwise terminated, modified or amended as provided in the merger agreement, Teledyne will honor all employee benefit plans that are in effect as of the date of the effective time of the merger in accordance with their terms, provided that Teledyne or LeCroy may amend, modify or terminate any benefit plan in accordance with the law and the terms of the plan.

Teledyne will pay all performance or other bonuses earned based on performance or service in periods ending on or prior to December 31, 2012, subject to the terms set forth in the merger agreement.

LeCroy will terminate its 401(k) plan prior to the effective time and such other plans as Teledyne may timely request. LeCroy employees will be permitted to rollover amounts distributed from the LeCroy 401(k) plan into the Teledyne 401(k) plan.

Indemnification of Directors and Officers

For a period of six years following the effective time of the merger, Teledyne has agreed to indemnify, advance expenses to, and hold harmless the present and former officers and directors of LeCroy and its subsidiaries, in each case to the fullest extent permitted by law, in respect of acts or omissions occurring prior to or after the effective time of the merger. Teledyne has also agreed to cause the certificate of incorporation and by-laws of the surviving corporation to contain provisions substantially similar in terms to the rights granted in the provisions with respect to indemnification and insurance set forth in our current certificate of incorporation and by-laws, which provisions will not be amended in any manner that would materially and adversely affect the rights of LeCroy’s employees, agents, directors or officers for acts or omissions occurring on or prior to the effective time of the merger, except if such amendment is required by applicable law. Any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth in our current certificate of incorporation and by-laws will be made by independent counsel selected by Teledyne and reasonably acceptable to such officer or director. Teledyne has agreed to pay such reasonable counsel’s fees and expenses.

We may, on or prior to the effective time of the merger and with the prior written consent of Teledyne, purchase (and if we do not, at or after the effective time, Teledyne has an obligation to purchase or cause the surviving corporation to purchase) a six-year “tail” policy regarding directors’ and officers’ liability insurance; provided that the cost of such insurance will not exceed 200% of the current annual premiums paid by us for such insurance prior to the merger. The “tail” policy will provide the same or similar coverages as the policies of directors’ and officers’ liability insurance we currently maintain, provided that if the total premium of such insurance coverage exceeds 200% of the current annual premiums paid by us for such insurance, the tail policy purchased will have with the greatest coverage available for a cost not exceeding such amount.

Intent to Vote in Favor of the Merger

As of the record date, the directors and executive officers of LeCroy beneficially owned and were entitled to vote, in the aggregate, [—] shares of LeCroy Common Stock (including restricted shares of LeCroy Common Stock, but not including any shares of LeCroy Common Stock deliverable upon exercise or conversion of any options to purchase shares of LeCroy Common Stock), representing [—] of the outstanding shares of LeCroy Common Stock on the record date. The directors and executive officers have informed LeCroy that they currently intend to vote all of their shares of LeCroy Common Stock “FOR” the proposal to adopt the merger agreement, “FOR” approval of the non-binding advisory compensation proposal and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Golden Parachute Compensation

Golden Parachute Compensation Table

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our named executive officers that may be paid or become payable in connection with the merger, assuming the following:

•	the price per share of common stock of LeCroy is $14.30;

•	the merger closed on May 31, 2012, which is the latest practicable date prior to the filing of this proxy statement; and

•

the named executive officers of LeCroy were terminated without cause immediately following a change in control on May 31, 2012, which is the latest practicable date prior to the filing of this proxy statement.

Golden Parachute Compensation

Name	Cash (1)(2) ($)	Equity (2)(3) ($)	Perquisites/ Benefits (2)(4) ($)	Total (5) ($)
Thomas H. Reslewic, President and Chief Executive Officer	$1,721,000	$3,223,547	195,040	$5,139,587
Sean B. O’Connor, Vice President—Finance, Chief Financial Officer, Secretary and Treasurer	505,000	1,219,040	64,400	1,788,440
Conrad J. Fernandes, Vice President Sales—Asia Pacific	360,000	675,033	54,050	1,089,083
David C. Graef, Vice President—Chief Technology Officer	425,000	1,023,503	57,500	1,506,003
Roberto Petrillo, Vice President—Sales, World-wide	449,538	1,325,128	99,059	1,873,725

(1)	Consists of severance payments including base salary, target full year bonus amounts and $25,000 pursuant to executive retention agreements. Accordingly, includes the following amounts:

•	Thomas H. Reslewic—Includes 24 months of base salary of $848,000 and 24 months of target full year bonus of $848,000.

•	Sean B. O’Connor—Includes 12 months of base salary of $280,000 and 12 months of target full year bonus of $200,000.

•	Conrad J. Fernandes—Includes 12 months base salary of $235,000 and 12 months of target full year bonus of $100,000.

•	David C. Graef—Includes 12 months base salary of $250,000 and 12 months of target full year bonus of $150,000.

•

Roberto Petrillo—Includes 12 months base salary of 200,000 Euro and 12 months of target full year bonus of 142,857 Euro. These amounts were translated to US dollars at a conversion rate of Euro 0.8076 to US $1.00, the spot rate on May 31, 2012.

(2)	For all named executive officers, except Roberto Petrillo, the base salary and target full year bonus amounts are payable only upon a double trigger (that is, a qualified termination of the executive’s employment within two years following consummation of the merger). For Roberto Petrillo, the base salary and target full year bonus amount is payable upon his termination, whether or not a change in control has occurred. For all named executive officers, the $25,000 pursuant to the executive retention agreements is payable upon a single trigger (upon consummation of the merger).

(3)	Includes the following amounts:

•	Thomas H. Reslewic—accelerated stock appreciation rights valued at $3,176,285 and accelerated shares of restricted stock valued at $47,262.

•	Sean B. O’Connor—accelerated stock appreciation rights valued at $1,193,715 and accelerated shares of restricted stock valued at $25,325.

•	Conrad J. Fernandes—accelerated stock appreciation rights.

•	David C. Graef—accelerated stock appreciation rights valued at $1,006,643 and accelerated shares of restricted stock valued at $16,860.

•	Roberto Petrillo—accelerated stock appreciation rights valued at $1,297,003 and accelerated stock options valued at $28,125.

(4)	Perquisites and benefits, for all executives except Roberto Petrillo, consist of medical, dental and life insurance continuation estimated at a rate of 23% of base salary.

•

For Roberto Petrillo, perquisites and benefits consist of medical, dental and life insurance continuation at a rate of 40% of base salary. This amount was translated from Euros to US dollars at a conversion rate of Euro 0.8076 to US $1.00, the spot rate on May 31, 2012.

(5)	The amounts listed in this column represent the total golden parachute compensation that may be paid or become payable to each named executive officer. These severance payments, if made, would be made over the periods indicated in the corresponding footnotes above. For all named executive officers, except Roberto Petrillo, this amount is payable only upon a double trigger (that is, a qualified termination of the executive’s employment within two years following consummation of the merger) with the exception of the $25,000 pursuant to the executive retention agreements, which is payable upon a single trigger (upon consummation of the merger) to all named executive officers. For Roberto Petrillo, the amount is payable upon his termination, whether or not a change in control has occurred. Components of Robert Petrillo’s total amount were translated to US dollars at a conversion rate of Euro 0.8076 to US $1.00, the spot rate on May 31, 2012, as detailed above.

Any changes in the assumptions or estimates above would affect the amounts shown in the table. In addition, a portion of the equity amounts shown in the “Equity” column are expected to become vested in the ordinary course prior to the actual date the merger is completed.

Narrative to Golden Parachute Compensation Table

Separation Agreements

With the exception of Roberto Petrillo, our named executive officers do not have employment contracts. Consistent with our approach of rewarding performance, employment is not guaranteed, and as a result, LeCroy or a named executive officer may terminate the employment relationship at any time.

Beginning in August 2004, LeCroy entered into separation agreements with each of its named executive officers, except for Mr. Petrillo, which agreements provide for certain rights, compensation, benefits and responsibilities in the event the executive’s employment with LeCroy is terminated. The separation agreements provide that, if, within two years following a “Change in Control,” their employment is terminated without “Just Cause” or an executive terminates his or her employment for “Good Reason” (as all such terms are defined in each separation agreement), LeCroy is obligated to make salary continuation payments to the executive for a period of time after termination.

Messrs. O’Connor, Fernandes, Graef and Petrillo’s right to receive continuation payments is limited to a twelve-month period following termination and Mr. Reslewic’s right to receive continuation payments is for twenty-four months. A “Change in Control” is defined to include a change in a majority of our board of directors, consummation of certain mergers, the sale of all or substantially all of our assets or the acquisition of at least 50% of the undiluted total voting power of our then-outstanding securities.

With the exception of Roberto Petrillo, and so long as the executive provides LeCroy with a full release of all claims, the executive will be entitled to the following benefits:

•

LeCroy will continue to pay the executive his full salary and bonus for 12 months after termination (except in the case of Mr. Reslewic, where LeCroy will pay full salary and bonus for 24 months after termination);

•	LeCroy will continue the executive’s medical, dental and life insurance for the same number of base salary months (to the extent permitted under the relevant plans);

•	LeCroy will provide the executive with outplacement counseling services;

•

Specific to Mr. Reslewic, LeCroy will pay a gross-up payment, in the event he is subject to any excise tax on any severance payment so that he is in the same after-tax financial position as he would have been in if he had not incurred such tax liability; and

•

All stock options, stock appreciation rights and shares of restricted stock held by the executive will automatically vest and may be exercised within twelve months notwithstanding the time period permitted under the applicable plan.

The table above provides quantitative disclosure of payouts to named executive officers assuming a change-in-control and associated triggering events on May 31, 2012, and assuming the price per share of LeCroy Common Stock is $14.30, the per share merger consideration.

The executive retention agreements entered into with each of our named executive officers modify the terms of the separation agreements. See the section of this proxy statement titled “The Merger—Executive Retention Agreements” beginning on page 37.

Restrictive Covenants

The separation agreements provide for certain restrictive covenants with respect to the named executive officers where, unless a named executive officer terminates his employment for “Good Reason” and such “Good Reason” was termination or certain relocation by LeCroy within two years after an “Acquisition,” “Change in Control” or “Hostile Takeover,” the executive is subject to certain restrictions on his activity. The executive retention agreements, which will become effective as of the effective time of the merger, amend the restrictions and the time period the executive is subject to such restrictions. See the section of this proxy statement titled “The Merger—Executive Retention Agreements” beginning on page 37. The restrictions and the time period of such restrictions, as amended by the executive retention agreements, are as follows:

•	All named executive officers are restricted from engaging in any commercial activity that competes with the business of LeCroy for a period of 36 months following the effective time of the merger;

•

All named executive officers, other than Mr. Reslewic, are restricted from the solicitation of business with any person or organization engaged in a competing business or any customer or client of LeCroy for a period of 36 months following the effective time of the merger or a 12-month period following the last day of the executive’s employment with LeCroy, whichever is later; Mr. Reslewic is restricted for a period of 36 months following the effective time of the merger or for a period of 24 months following the last day of his employment with LeCroy, whichever is later; and

•

All named executive officers, other than Mr. Reslewic, are restricted from the solicitation of any person who was employed by LeCroy at any time during the 12-month period ending on the date of termination of the executive’s employment for a period of 36 months following the effective time of the merger or a 12-month period following the last day of the executive’s employment with LeCroy, whichever is later; Mr. Reslewic is restricted for a period of 36 months following the effective time of the merger or for a period of 24 months following the last day of his employment with LeCroy, whichever is later.

Acceleration of Equity

As described in the sections of this proxy statement titled “The Merger—Interests of Certain Persons in the Merger” and “The Merger—Stock Options and Stock Appreciation Rights,” in connection with the merger, the vesting of all stock options and stock appreciation rights will accelerate in full so that such options (including under our employee stock purchase plan) and stock appreciation rights will become fully vested, to the extent not already vested, immediately prior to the completion of the merger. Once vested, each outstanding stock option or stock appreciation right will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of LeCroy Common Stock subject to such option or stock appreciation right immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $14.30 per share of LeCroy Common Stock over the exercise price (or, in the case of stock appreciations rights, base price) per share of LeCroy Common Stock subject to such option or stock appreciation right, without interest and less any applicable withholding taxes. In connection with the merger, each of the executives named in the above table will receive cash compensation as detailed in footnote 3 to the Golden Parachute Compensation Table above in connection with their options or stock appreciation rights.

As described in the sections of this proxy statement titled “The Merger—Interests of Certain Persons in the Merger,” “The Merger—Shares of Restricted Stock,” and “The Merger Agreement—Treatment of Shares of Restricted Stock,” in connection with the merger, the vesting of all outstanding shares of restricted stock will accelerate in full so that shares of restricted stock will become fully vested, to the extent not already fully vested, immediately prior to the completion of the merger. Once vested, each outstanding share of restricted stock will be converted into the right to receive the merger consideration of $14.30 with respect to each share, without interest and less any applicable withholding taxes. In connection with the merger, each of the executives named in the above table (other than Mr. Fernandes and Mr. Petrillo) will receive cash compensation as detailed in footnote 3 to the Golden Parachute Compensation Table above in connection with their shares of restricted stock.

Accounting Treatment

The merger will be accounted for as a “Business Combination” for financial accounting purposes.

Certain Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes certain material U.S. federal income tax consequences of the merger to holders of LeCroy Common Stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and published administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of LeCroy Common Stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of LeCroy Common Stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of LeCroy Common Stock subject to special treatment under the U.S. federal income tax laws, including, without limitation, financial institutions or broker-dealers, mutual funds, real estate investment trusts, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect to use the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their LeCroy Common Stock through the exercise of options or otherwise as compensation, holders who hold their LeCroy Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, holders whose functional currency is not the U.S. dollar, governments and their agents and instrumentalities, and holders who will own, actually or constructively, any stock of Teledyne or the surviving corporation at the effective time of the merger. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of certain material U.S. federal income tax consequences of the merger to holders of LeCroy Common Stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the description of tax consequences in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds LeCroy Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding LeCroy Common Stock, you should consult your own tax advisor regarding the U.S. federal income tax consequences of the merger to you.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of LeCroy Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	any other person that is subject to U.S. federal income taxation on a net income basis.

Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens, and thus would constitute “U.S. holders” for purposes of the discussion below. Therefore, an individual who is a lawful permanent resident (i.e., an individual who holds an alien registration card, or “green card”) is subject to U.S. federal income tax as if he or she were a U.S. citizen. In addition, an individual may be treated as a resident alien of the United States, as opposed to a nonresident alien, for U.S. federal income tax purposes if the individual is present in the United States for at least 31 days in a calendar year and for an aggregate of at least 183 days during a 3-year period ending in such calendar year. For purposes of this calculation, subject to certain exceptions, all of the days that the individual was present in the then-current year, one-third of the days that the individual was present in the immediately preceding year and one-sixth of the days that the individual was present in the second preceding year are considered.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership or disregarded entity for U.S. federal income tax purposes) of LeCroy Common Stock that is not a U.S. holder.

All holders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of LeCroy Common Stock pursuant to the merger.

U.S. Holders

The conversion of shares of LeCroy Common Stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. For certain non-corporate U.S. holders, including individuals, long-term capital gains are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of LeCroy Common Stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of LeCroy Common Stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. All U.S. holders surrendering shares of LeCroy Common Stock pursuant to the merger should complete and sign, under penalty of perjury, the Internal Revenue Service Form W-9 included as part of the letter of transmittal and return it to the paying agent to provide the requisite information, including such holder’s taxpayer identification number, and the certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Teledyne and the paying agent). Corporations are not subject to backup withholding.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder, provided such non-U.S. holder provides an Internal Revenue Service Form W-8ECI and, if the non-U.S. holder is a foreign corporation, such corporation may also be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of LeCroy’s outstanding common stock at any time during the five years preceding the merger, and LeCroy is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during such five year period when such non-U.S. holder owned LeCroy Common Stock. Although there can be no assurances in this regard, LeCroy does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any. In order to avoid backup withholding, a non-U.S. holder should complete and sign an appropriate Internal Revenue Service Form W-8 which may be obtained from the paying agent or at www.irs.gov.

Appraisal Rights

Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. If a holder of LeCroy Common Stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder’s income as ordinary income for U.S. federal income tax purposes. Holders of LeCroy Common Stock who exercise appraisal rights are urged to consult their own tax advisors as to the U.S. federal income tax consequences of their exercise of appraisal rights.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO LECROY STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Approvals and Notices

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

US Regulatory Approvals

The merger is subject to the requirements of the HSR Act, which prevents LeCroy and Teledyne from completing the merger until required information and materials are furnished to the DOJ and the FTC, and the HSR Act waiting period is terminated or expires. On June 1, 2012, LeCroy and Teledyne filed the requisite notifications and report forms under the HSR Act with the DOJ and the FTC, and received early termination of the waiting period effective June 12, 2012. The DOJ, the FTC, state attorneys general and others may challenge the merger on antitrust grounds either before or after expiration or termination of the HSR Act waiting period. Accordingly, at any time before or after the completion of the merger, notwithstanding the termination of the waiting period under the HSR Act, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed.

Foreign Regulatory Approvals

Teledyne and LeCroy also conduct business in a number of countries outside the United States. As a result, in addition to the HSR notification filings discussed above, pre-merger notification filings were required to be made under the antitrust and competition laws of Germany. The required antitrust filings were made in Germany on June 1, 2012 and clearance was received from the relevant German authorities on June 21, 2012.

Past Contacts, Transactions or Negotiations

Other than purchases by Teledyne and its affiliates of LeCroy products from time to time in the ordinary course of business (amounting to approximately $1.9 million in fiscal year 2011 and $0.6 million in fiscal year 2010) and other than the merger agreement and related transactions, LeCroy and Teledyne have not entered into any negotiations, transactions or material contracts with each other during the past two years. On June 1, 2012, LeCroy, Teledyne Scientific & Imaging, LLC, Teledyne Microelectronic Technologies (a Teledyne business unit), and Teledyne Microwave Solutions (a business unit of Teledyne Wireless, LLC) signed a mutual non-disclosure agreement for the purpose of exploring collaborating on the design and manufacture of subsystems and components of LeCroy instruments.

Legal Proceeding Regarding the Merger

Since the announcement of the merger, we and our directors were named as defendants in a purported class action brought by an alleged LeCroy stockholder. The lawsuit, which names us, our directors, Teledyne and Merger Sub as defendants, was filed on June 7, 2012, in the Supreme Court of the State of New York in and for the County of Rockland and is captioned Karen McCue v. LeCroy Corporation. On June 13, 2012, Teledyne and Merger Sub removed the case to the United States District Court for the Southern District of New York.

The action, purportedly brought on behalf of a class of our stockholders, asserts claims that our directors purportedly breached their fiduciary duties to our stockholders in connection with the proposed merger. The action further claims that Teledyne aided and abetted those alleged breaches of fiduciary duties. The plaintiff in the action seeks equitable relief, including an injunction preventing the consummation of the proposed merger, rescission in the event the merger is consummated, and an award of attorneys’ and other fees and costs. We believe that the claims are without merit.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about LeCroy contained in this proxy statement or in LeCroy’s public reports filed with the SEC may supplement, update or modify the factual disclosures about LeCroy contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by LeCroy, Teledyne and Merger Sub were qualified and subject to important limitations agreed to by LeCroy, Teledyne and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing as facts the matters described therein. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedule that LeCroy delivered in connection with the merger agreement, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The Merger

Under the terms and conditions of the merger agreement, at the effective time of the merger under Delaware law, Merger Sub, a wholly owned subsidiary of Teledyne, will merge with and into LeCroy, with LeCroy continuing as the surviving corporation in the merger under the name “Teledyne LeCroy, Inc.” As a result of the merger, the separate corporate existence of Merger Sub will cease, and LeCroy will become a wholly owned subsidiary of Teledyne. We sometimes refer to LeCroy after the consummation of the merger as the surviving corporation. As a result of the merger, LeCroy will cease to be listed on NASDAQ, the registration of shares of LeCroy Common Stock under the Exchange Act will be terminated, price quotations with respect to shares of LeCroy Common Stock will no longer be available and LeCroy will no longer file periodic reports with the SEC.

Effective Time of the Merger

The closing of the merger will occur no later than the fourth business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement or at such other date as the parties may agree in writing. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by LeCroy and Teledyne and specified in the certificate of merger). We intend to complete the merger as promptly as practicable, subject to receipt of stockholder approval and all requisite regulatory approvals. Although we currently expect to complete the merger during our first fiscal quarter of 2013, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of LeCroy Common Stock, other than treasury shares owned by LeCroy, any shares owned by any of our wholly owned subsidiaries, any shares owned by Teledyne, Merger Sub or any other wholly owned subsidiary of Teledyne, and shares owned by stockholders who have demanded and not effectively withdrawn or lost appraisal rights, will be cancelled and automatically converted into the right to receive $14.30 in cash, without interest and less applicable withholding taxes. The per share merger consideration will be equitably adjusted in the event of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into LeCroy Common Stock), reorganization, recapitalization or other like change with respect to LeCroy Common Stock that occurs (or for which a record date is established) after the date of the merger agreement and prior to the effective time of the merger. Treasury shares owned by LeCroy, shares owned by any of our wholly owned subsidiaries, and any shares of our capital stock owned by Teledyne, Merger Sub or any other wholly owned subsidiary of Teledyne, will be automatically cancelled and extinguished without any conversion of such shares and no consideration will be paid for such shares. Shares held by our stockholders who perfect and maintain their appraisal rights will be converted into the right to receive such consideration as may be determined by the Delaware Court of Chancery under Section 262 of the DGCL.

Payment Procedures for Holders of Common Stock

When and as needed, Teledyne will deposit, or cause to be deposited, cash with the paying agent in order to permit the payment of the merger consideration. Promptly (and in any event within ten days) after the effective time of the merger, the paying agent will mail to each holder of record of LeCroy Common Stock that was issued and outstanding immediately prior to the effective time of the merger a letter of transmittal and, in the case of a holder of certificates that represent shares of LeCroy Common Stock, instructions for use in effecting the surrender of such certificates in exchange for the merger consideration. If any of your certificates representing LeCroy Common Stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you deliver an affidavit of that fact, which will include an agreement to indemnify and defend and hold harmless Teledyne, the surviving corporation and the paying agent from and against any and all costs, claims, losses, judgments, damages, counsel fees, expenses and liabilities that each may suffer, sustain or incur in connection with the failure of any statement, representation or warranty set forth in such affidavit, any payment for or transfer, exchange or delivery of such certificates and your inability to locate such certificates, and, if required by Teledyne, post a bond, in customary amount as indemnity against any claim that may be made against Teledyne with respect to such certificates. In the event of a transfer of ownership of LeCroy Common Stock which is not registered in the transfer records of LeCroy, the merger consideration may be paid to a person other than the person in whose name the certificate so surrendered is registered, if such certificate is presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to the surviving corporation that any applicable stock transfer or other taxes have been paid. No interest will be paid or will accrue on the cash payable upon the surrender of any certificate.

Teledyne is entitled to cause the paying agent to deliver to it any funds (including all interest and other income received by the paying agent in respect of all funds made available to it) that have not been distributed within 270 calendar days after the effective time of the merger. After that date, holders of certificates who have not complied with the instructions to exchange their certificates will be entitled to look only to Teledyne or the surviving corporation for payment of the merger consideration.

To the extent permitted by applicable law, none of Teledyne, Merger Sub, LeCroy, the surviving corporation or the paying agent will be liable to any holder of shares of LeCroy Common Stock for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Each of Teledyne, the surviving corporation and the paying agent will be entitled to deduct and withhold from any consideration otherwise payable pursuant to the merger agreement, including to any holder of shares of LeCroy Common Stock, stock options, stock appreciation rights or shares of restricted stock, any amounts as it reasonably determines are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code or any other applicable state, local or foreign tax law.

You should not send your LeCroy stock certificates (if any) to the paying agent until you have received transmittal materials from the paying agent after the effective time of the merger. Do not return your LeCroy stock certificates (if any) with the enclosed proxy. All merger consideration paid upon the surrender of certificates and cancellation of uncertificated shares in accordance with the terms of the merger agreement will be deemed to have been paid in satisfaction of all rights pertaining to the shares of LeCroy Common Stock formerly represented by such certificates and uncertificated shares, and after the effective time of the merger there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of LeCroy Common Stock which were outstanding immediately prior to the effective time of the merger.

Appraisal Rights

Shares of LeCroy Common Stock issued and outstanding immediately prior to the effective time of the merger that are held by any holder who has not voted in favor of the merger or consented thereto in writing and has properly demanded and not lost appraisal rights to such shares, as prescribed by the DGCL, will not be converted into the right to receive the merger consideration. Instead such stockholder will only be entitled to payment of the appraised value of such shares in accordance with the DGCL. In the event a stockholder loses (through failure to perfect, a withdrawal of a demand for appraisal rights or otherwise) the right to appraisal under the DGCL, then the shares of such holder will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration described above. We are required to give Teledyne prompt notice of our receipt of each notification delivered to us before the effective time of the merger from a LeCroy stockholder stating such stockholder’s intent to demand payment of the appraised value of his or her shares in accordance with the DGCL if the merger is effectuated. Teledyne has the right to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. We may not, without Teledyne’s prior written consent, make any payment with respect to, or settle any, such demands for appraisal.

These rights in general are discussed more fully under the section of this proxy statement titled “Appraisal Rights” beginning on page 73.

Treatment of Options and Stock Appreciation Rights

In connection with the merger, each option to purchase shares of LeCroy Common Stock, including outstanding options under our employee stock purchase plan, and all stock appreciation rights will become fully vested, to the extent not already fully vested, will be converted into and will entitle the holder thereof to the right to receive from the surviving corporation in consideration of each such option or stock appreciation right, a cash payment equal to the product of (i) the number of shares of LeCroy Common Stock subject to such option or stock appreciation right immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of the merger consideration of $14.30 per share of LeCroy Common Stock over the exercise price (or base price, in the case of stock appreciation rights) per share of LeCroy Common Stock subject to such option or stock appreciation right, without interest and less any applicable withholding taxes. In the case of an outstanding option under our employee stock purchase plan, the number of shares of LeCroy Common Stock subject to such option will be determined based on the amount of the holder’s accumulated payroll deductions under that plan as of the date of the effective time of the merger and the applicable exercise price determined under provisions of the plan.

Treatment of Shares of Restricted Stock

In connection with the merger, each share of LeCroy Common Stock granted subject to time-based, performance or other vesting or lapse restrictions that is outstanding and subject to such restrictions immediately prior to the effective time of the merger will fully vest, and LeCroy’s reacquisition right with respect to shares of restricted stock will lapse, and the holder of shares of restricted stock will, subject to compliance with the applicable exchange procedures, be entitled to receive the merger consideration of $14.30 with respect to each such share, without interest and less any applicable withholding taxes.

Termination of Stock-Based Plans

LeCroy’s stock–based plans will be terminated as of the effective time of the merger and holders of the stock rights issued under such plans will have no other rights with respect to such plans other than the merger consideration due (if any) as described in the preceding paragraphs.

Directors and Officers

The directors of Merger Sub and those individuals designated by Teledyne on or prior to the closing date will, from and after the effective time of the merger, be the initial directors and officers, respectively, of the surviving corporation until their successors have been duly elected or appointed or qualified or until their earlier death, resignation, or removal. It is anticipated that the named executive officers of LeCroy following the effective date of the merger will have the following positions with the surviving corporation: Thomas H. Reslewic, President and Chief Executive Officer, Sean B. O’Connor, Vice President—Finance and Chief Financial Officer, Conrad J. Fernandes, Vice President Sales—Asia Pacific, Roberto Petrillo, Vice President—Sales, World-Wide, and David C. Graef, Vice President—Chief Technology Officer.

Certificate of Incorporation and By-laws

The certificate of incorporation of LeCroy, as amended and in effect immediately prior to the effective time of the merger or as amended by the certificate of merger will be the certificate of incorporation of the surviving corporation. The by-laws of Merger Sub as in effect immediately prior to the effective time of the merger will be the by-laws of the surviving corporation.

Representations and Warranties

The merger agreement contains customary representations and warranties of LeCroy as to, among other things:

•	the organization and qualification to do business of LeCroy and its subsidiaries;

•	the certificate of incorporation and by-laws of LeCroy;

•	LeCroy’s capitalization;

•	LeCroy’s stock based compensation plans;

•	LeCroy’s authority to enter into and perform its obligations under the merger agreement;

•	the approval of the board of directors;

•	the inapplicability of certain Delaware anti-takeover laws;

•	the vote of LeCroy’s stockholders required to approve the merger;

•	no conflict or violation, required filings, consents and approvals;

•	permits and compliance;

•	LeCroy’s SEC filings and financial statements;

•	absence of undisclosed liabilities;

•	absence of certain changes or events;

•	absence of legal proceedings;

•	compliance with applicable laws;

•	employee benefit plans;

•	accuracy of information relating to the merger or the merger agreement included in filings with government authorities;

•	labor and employment matters;

•	LeCroy products;

•	real property and leases;

•	certain personnel;

•	intellectual property;

•	taxes;

•	environmental matters;

•	LeCroy material contracts;

•	government contracts;

•	insurance;

•	brokers;

•	certain business practices;

•	export controls;

•	affiliate transactions;

•	conflicts of interest;

•	LeCroy indebtedness;

•	customers and suppliers; and

•	the opinion of LeCroy’s financial advisor.

A number of LeCroy’s representations and warranties are qualified by information in LeCroy’s SEC filings, including on LeCroy’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011, as amended, LeCroy’s Definitive Proxy Statement for its 2011 Annual Meeting of Stockholders, LeCroy’s Quarterly Report on Form 10-Q for the quarter ended October 1, 2011, LeCroy’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, and LeCroy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in the disclosure schedules delivered to Teledyne with the merger agreement. In addition, some representations and warranties are qualified by a Material Adverse Effect limitation, which term is described in the merger agreement as described below.

Definition of Material Adverse Effect

Several of the representations and warranties made by LeCroy or Teledyne in the merger agreement and certain conditions to performance by LeCroy, Teledyne and Merger Sub of their respective obligations under the merger agreement are qualified by reference to whether the item in question would have a “Material Adverse Effect” on us or Teledyne as the case may be.

“Material Adverse Effect” means any state of facts, change, development, effect, event, occurrence, or condition that, directly or indirectly, is materially adverse to, or would reasonably be expected to have a materially adverse effect on, (1) the business, results of operations, properties, assets, liabilities, or financial condition of LeCroy and its subsidiaries taken as a whole or Teledyne and its subsidiaries taken as a whole, as applicable, or (2) a party’s or parties’ ability to consummate the transactions contemplated hereby within the timeframes contemplated by the merger agreement; in each case, when used with reference to LeCroy and/or its subsidiaries, other than any state of facts, change, development, event, occurrence, or condition relating to or arising in connection with (i) changes, developments, or events affecting the test and measurement equipment industry in general, to the extent that they do not materially disproportionately affect LeCroy and its subsidiaries, taken as a whole, in relation to other companies in the test and measurement equipment industry, (ii) the economy in general, or financial or capital markets in general, in the United States and/or elsewhere in the world, to the extent that they do not materially disproportionately affect LeCroy and its subsidiaries, taken as a whole, in relation to other companies in the test and measurement equipment industry, (iii) changes (after the date of merger agreement) in laws or in GAAP or in accounting standards (including the impact thereof on financial statements as at or for a period ending on a date prior to or after the date of the merger agreement), (iv) the announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement or the anticipated consummation of such transactions, or the taking of any actions or omission to take any action, which action or omission is required pursuant to the merger agreement or undertaken pursuant to the written request of the Teledyne or Merger Sub, (v) any change in global, national, or regional political conditions or any act of war, sabotage, or terrorism, or any escalation or worsening of any such act of war, sabotage or terrorism threatened or underway as of the date of the merger agreement to the extent that they do not materially disproportionately affect LeCroy and its subsidiaries, taken as a whole, in relation to other companies in the test and measurement equipment industry, (vi) earthquakes, hurricanes, tornados or other natural disasters to the extent that they do not materially disproportionately affect LeCroy and its subsidiaries, taken as a whole, in relation to other companies in the test and measurement equipment industry, or (vii) any changes in the market prices or trading volumes of the shares or any failure to meet publicly announced or internal financial projections (it being understood that, subject to and without limiting the applicability of the provisions contained in clauses (i) through (vii) above, the cause or causes of any such decline, change, or failure may be deemed to constitute, in and of itself and themselves, a Material Adverse Effect and may be taken into consideration when determining whether a Material Adverse Effect has occurred).

The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the merger agreement entitled “Representations and Warranties of the Company” and “Representations and Warranties of Parent and Merger Sub” in Annex  A to this Proxy Statement.

Covenants Relating to the Conduct of Our Business

The merger agreement requires that, until the earlier of the termination of the merger agreement or the effective time of the merger, unless Teledyne otherwise consents in writing, LeCroy will, and will cause its subsidiaries to, in all material respects, conduct its business in the usual, regular, and ordinary course consistent with past practice, use all reasonable efforts to maintain and preserve intact its business organization and the good will of those having business relationships with it and retain the services of its present officers and key employees, at its expense, maintain all its assets in good repair and condition, except to the extent of reasonable wear and use and damage by fire or other casualty, and comply in all material respects with all applicable laws and regulations of governmental entities.

Specifically, LeCroy has agreed that, subject to specified exceptions expressly contemplated and agreed to in the merger agreement or disclosure schedule that we delivered to Teledyne, neither LeCroy nor any of its subsidiaries may, without the prior written consent of Teledyne:

•	adopt or propose any change to its certificate of incorporation or by-laws;

•	merge or consolidate with any other person;

•

issue sell, grant, dispose of, pledge or otherwise encumber any shares of capital stock, options, warrants, convertible securities or other rights to acquire any shares of capital stock, or any other ownership interest of LeCroy or any of its subsidiaries;

•	enter into any agreement with respect to the formation of any joint venture, strategic partnership or alliance;

•	declare, set aside or pay any dividend or distribution;

•	acquire assets outside the ordinary course of business with an aggregate value or purchase price in excess of $300,000;

•	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire any shares of capital stock of LeCroy or any of its subsidiaries;

•

acquire or invest in a business, make any material acquisition or investment in a business either by purchase of stock or securities, merger or a consolidation, contributions to capital, loans, advances, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof;

•	incur any indebtedness or assume or become responsible for the obligations of any person, except in the ordinary course of business and not in excess of $100,000 in the aggregate;

•

transfer, sell, or otherwise encumber any of its properties or assets except in the ordinary course of business (other than any properties or assets with an individual minimum value in excess of $100,000 or a collective value of $300,000);

•

sell, lease, transfer, abandon, let lapse, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien or otherwise dispose of any material LeCroy intellectual property rights or any of its material properties or assets, including the capital stock of any of its subsidiaries, except as provided for in the merger agreement;

•	cancel, release or assign any indebtedness owed to LeCroy in excess of $100,000 in the aggregate;

•

increase in any manner the compensation of any of LeCroy’s directors, officers or employees, or enter into, establish, amend, or terminate any LeCroy benefit plans, collective bargaining agreement or employment, severance or similar agreement or arrangement, for or in respect of, any stockholder, officer, director, other employee, agent, consultant, or affiliate, subject to certain exceptions set forth in the merger agreement;

•	make any changes with respect to accounting policies or procedures;

•

make any tax election or take any position on any material tax return filed on or after the date of the merger agreement or adopt any material method of accounting therefore that in any such case is inconsistent with elections made, positions taken or methods used in preparing or filing similar tax returns for prior periods;

•

terminate, cancel, let lapse, amend or modify any insurance coverage maintained by LeCroy or any subsidiary with respect to any material assets which is not replaced by a comparable amount of insurance coverage;

•	settle any litigation or other proceeding for an amount in excess of $250,000 or which would likely have a Material Adverse Effect on LeCroy;

•	waive or fail to enforce any provision of any confidentiality or standstill agreement to which LeCroy is a party;

•	make any material cash expenditure, subject to certain exceptions as set forth in the merger agreement; or

•	make a commitment to do any of the foregoing.

The covenants in the merger agreement relating to the conduct of LeCroy’s business are complicated and not easily summarized. You are urged to read carefully and in its entirety the section of the merger agreement entitled “Conduct of Businesses Prior to the Effective Time” in Annex A to this proxy statement.

Employee Benefits; Bonus Payments

For purposes of all employee benefit plans and other employment agreements, arrangements and policies of Teledyne under which an employee’s benefits depends, in whole or in part, on length of service, credit will be given to current employees of LeCroy for service with LeCroy prior to the effective time of the merger; provided that (i) except in the case of severance or vacation accrual, such crediting of service will be solely for purposes of eligibility and vesting under such plans and not for purposes of benefit accrual, (ii) such crediting does not result in duplication of benefits, (iii) such crediting is permitted under applicable law and (iv) such crediting is subject to other limitations set forth in the merger agreement. Such prior service will not be recognized for purposes of the Teledyne Technologies Incorporated Employee Stock Purchase Plan with the result that LeCroy employees, to the extent eligible, will have a one year waiting period to participate in such plan.

To the extent not otherwise terminated, modified or amended as provided in the merger agreement, Teledyne will honor all employee benefit plans that are in effect as of the date of the effective time of the merger in accordance with their terms, provided that Teledyne or LeCroy may amend, modify or terminate any benefit plan in accordance with the law and the terms of the plan.

Teledyne will pay all performance or other bonuses earned based on performance or service in periods ending on or prior to December 31, 2012, subject to the terms set forth in the merger agreement.

LeCroy will terminate its 401(k) plan prior to the effective time and such other plans as Teledyne may timely request. LeCroy employees will be permitted to rollover amounts distributed from the LeCroy 401(k) plan into the Teledyne 401(k) plan.

Regulatory Considerations

LeCroy and Teledyne have agreed to use all reasonable efforts to obtain all required regulatory and third party approvals and take all actions necessary to consummate the transactions contemplated by the merger agreement.

LeCroy and Teledyne have agreed to make appropriate filings pursuant to the HSR Act with respect to the transaction contemplated by the merger agreement within ten business days of May 28, 2012 and to take any and all other reasonable actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as possible. LeCroy and Teledyne have further agreed to file any notifications or filings required to be filed under similar applicable foreign laws and regulations as promptly as reasonably practicable and in any event within fifteen days of May 28, 2012.

Other Covenants

The merger agreement contains a number of other covenants, including covenants relating to:

•	holding of a special meeting of our stockholders and making a recommendation to approve the merger;

•	access to information;

•	indemnification and insurance;

•	bonus payments;

•	further assurances;

•	tax efficiency;

•	certain indebtedness;

•	additional agreements;

•	confidentiality and non-solicitation of employees;

•	notification of certain other matters; and

•	public announcements.

Non-Solicitation Provisions

LeCroy has agreed to stop any existing activities, discussions or negotiations with any persons with respect to a “Takeover Proposal” (as this term is defined in the merger agreement and as described below) and has asked for any confidential information provided by LeCroy in any such activities, discussions or negotiations to be returned to it.

LeCroy has agreed to a number of limitations on its ability and the ability of its subsidiaries, officers, directors, employees, or any affiliate, investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its subsidiaries to take action with respect to other potential acquisition transactions. LeCroy has agreed not to, and has agreed that its subsidiaries, officers, directors, employees, or any affiliate, investment banker, financial advisor, attorney, accountant, or any other representative retained by it or any of its subsidiaries, will not (i) solicit, initiate, knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated) or take any other action intended to facilitate or encourage any inquiries that are or that may lead to any Takeover Proposal; (ii) conduct, participate or engage in any discussions or negotiations regarding, any Takeover Proposal; (iii) approve, endorse, recommend, make or authorize any public statement, recommendation or solicitation in support of any Takeover Proposal; (iv) approve any transaction (other than the transactions contemplated by the merger agreement) pursuant to which any person other than Teledyne, Merger Sub or any subsidiary of Teledyne would become an “interested stockholder” under Section 203 of the Delaware General Corporation Law; or (v) terminate, amend or waive any material rights under (or fail to take commercially reasonable steps to enforce rights under) any “standstill” or other similar agreement between LeCroy or any of its subsidiaries and any other person (other than Teledyne, Merger Sub of any subsidiary of Teledyne). However, if a Superior Proposal (as this term is defined in the merger agreement and as described below) or a proposal that could reasonably be expected to lead to a Superior Proposal is made after the date of the merger agreement, but prior to LeCroy’s special meeting of its stockholders called to approve the merger agreement, in circumstances not otherwise involving a breach of the merger agreement and subject to compliance with the merger agreement, LeCroy may (A) request information from the person making such proposal for the purpose of informing itself about the proposal and the person that made it, (B) furnish information with respect to LeCroy to the person making such proposal, pursuant to a confidentiality agreement provided that (1) the confidentiality agreement contains substantially the same terms as (or terms not materially less favorable to LeCroy) the terms in LeCroy’s confidentiality agreement with Teledyne, and (2) LeCroy informs Teledyne of all such nonpublic information delivered to the person making such proposal; and (C) participate in negotiations; provided, further that the action described in clauses (B) and (C) of the immediately preceding proviso may be taken only on or before LeCroy stockholder approval is obtained.

LeCroy must promptly (and in no event later than one business day after receipt of any Takeover Proposal) notify Teledyne in writing and keep Teledyne informed of significant developments of the following in connection with a Takeover Proposal:

•	Any inquiries or indications of interest that could reasonably be expected to lead to a Takeover Proposal;

•	Requests for confidential information;

•	The existence of any Takeover Proposal, including a Superior Proposal;

•	The material terms and conditions of such inquiry, indication of interest, request for confidential information or any Takeover Proposal;

•	The identification of the person making the Takeover Proposal (unless indentifying the person would violate an obligation of confidentiality); and

•	Any requests by LeCroy related to the Takeover Proposal.

Under the merger agreement, a “Takeover Proposal” means any:

•	inquiry, proposal or offer (other than the merger) from any person relating to any direct or indirect acquisition of:

•	20% or more of the assets of LeCroy or its subsidiaries;

•	20% or more of any class of equity securities of LeCroy or its subsidiaries;

•	any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of LeCroy or any of its subsidiaries; or

•	any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving LeCroy or its subsidiaries.

“Superior Proposal” means any unsolicited bona fide written offer for:

•	a direct or indirect acquisition or purchase of 50% or more of the consolidated assets or 50% or more of any class of equity securities of LeCroy on a consolidated basis;

•	any tender offer or exchange offer that, if consummated, would result in a person beneficially owning 50% or more of any class of equity securities of LeCroy; or

•	any merger, consolidation, share exchange or business combination, liquidation, dissolution or similar transaction involving LeCroy or its subsidiaries;

which provides consideration on a per share basis to the stockholders of LeCroy with a value that the board of directors reasonably determines (after consultation with its outside counsel and financial advisor taking into account all relevant factors including all legal, financial, regulatory and other aspects of such Takeover Proposal and the person making such Takeover Proposal) that the proposed transaction would be more favorable from a financial point of view to its stockholders than the merger, merger consideration and the transactions contemplated by the merger agreement. A Superior Proposal is a Takeover Proposal.

LeCroy has further agreed that neither its board of directors nor any committee thereof will, directly or indirectly, (1) withdraw, qualify, or modify, or publicly propose to withdraw, qualify, or modify, in a manner adverse to Teledyne, the approval, determination of advisability, or recommendation by the board of directors (or any committee of the board) of the merger agreement, the merger and the other transactions contemplated by the merger agreement, (2) approve, determine to be advisable, or recommend, or publicly propose to approve, determine to be advisable, or recommend any Takeover Proposal, (3) in the event of a tender offer or exchange offer for any outstanding LeCroy Common Stock, fail to recommend against acceptance of such tender offer or exchange offer by LeCroy’s stockholders within ten business days of the commencement thereof (for the avoidance of doubt, the taking of no position or neutral position by the board of directors in respect of the acceptance of any tender offer or exchange offer by its stockholders as of the end of the ten business day period will constitute a failure to recommend against any such offer), (4) cause LeCroy to enter into any letter of intent, agreement in principle or similar agreement related to any Takeover Proposal, or (5) recommend that LeCroy’s stockholders reject adoption of the merger agreement, the merger or the transactions contemplated thereby. However, if, prior to stockholder approval, the board of directors determines in good faith:

•

after having received advice from outside counsel, that failure to take such action is inconsistent with the fiduciary duties of the board of directors to LeCroy’s stockholders under applicable law; and

•	that it is advisable to recommend the Superior Proposal;

then the board may withdraw or modify its approval, determination of advisability, or recommendation of the merger, provided that LeCroy must first provide Teledyne written notice of receiving a Superior Proposal and the terms of, and identity of the party making such proposal (unless identifying the person would violate an obligation of confidentiality) and Teledyne does not provide LeCroy, within five business days of receiving the notice, an offer that the board of directors determines in good faith, after consultation with its outside counsel and financial advisor, is at least as favorable from a financial point of view to LeCroy’s stockholders.

As described more fully under the section of this proxy statement titled “The Merger Agreement—Termination Fees” below, if LeCroy terminates the merger agreement to accept a Takeover Proposal, LeCroy must pay a termination fee of $10.5 million to Teledyne concurrently with such termination.

LeCroy may not terminate the merger agreement in favor of a Superior Proposal after the stockholder approval.

Conditions to Closing the Merger

The parties’ obligations to complete the merger are subject to the following conditions:

•	Stockholder Approval. The merger must have been approved by the holders of a majority of the outstanding shares of LeCroy Common Stock.

•

Legal Restrictions. No statute, rule, regulation, judgment, order or injunction will have been promulgated, entered, enforced, enacted, or issued or be applicable to the merger by any governmental authority which (i) prohibits, or imposes any material limitations on, Teledyne’s ownership or operation of its or its subsidiaries’ businesses or assets, or Teledyne’s or Merger Sub’s ownership or operation of LeCroy and its subsidiaries’ businesses and assets, (ii) prohibits, restrains, or makes illegal the consummation of the merger, or (iii) imposes material limitations on the ability of Teledyne effectively to exercise full rights of ownership of the shares of Merger Sub, and no action or proceeding by any governmental authority will be pending which seeks any of the results described in clauses (i), (ii), or (iii); provided that the parties to the merger agreement will use all reasonable efforts to cause any such statute, rule, regulation, judgment, order or injunction to be vacated or lifted or any such action or proceeding to be dismissed; and all foreign or domestic governmental consents, orders and approvals required for the consummation of the merger and the transactions contemplated thereby will have been obtained and will be in effect at the effective time.

•

Competition Acts. All applicable waiting periods (and any extensions thereof) under the HSR Act and under any similar foreign antitrust or competition laws and regulations applicable to the merger will have expired or terminated or where applicable, approvals will have been obtained.

The obligations of Teledyne and Merger Sub to complete the merger are subject to the following conditions:

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Representations and Warranties. The representations and warranties of LeCroy that are qualified by materiality must be true and correct as of the closing of the merger, and the representations and warranties of LeCroy that are not so qualified must be true and correct in all material respects as of the closing of the merger, provided that this condition will be deemed to have been satisfied even if any representations and warranties of LeCroy are not true and correct unless the cumulative effect of the failure of such representations and warranties of LeCroy, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.

•

Covenants. LeCroy must have performed or complied in all material respects with all obligations, agreements and covenants required under the merger agreement, prior to the closing of the merger, or to the extent it has not so performed or complied and such nonperformance or noncompliance is curable, it will have cured such nonperformance or noncompliance within 30 days following its receipt of reasonably specific notice thereof from Teledyne; provided that any breach related to LeCroy’s covenants described in the section of this proxy statement titled “Non-Solicitation Provisions” will not be deemed curable.

•

Stock Option Plans. LeCroy and its board of directors will take the necessary actions with respect to LeCroy’s stock option and other equity plans to effectuate the conversion provisions of the merger agreement.

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FIRPTA Certificate. LeCroy will have delivered a certificate described in Treasury Regulations Section 1.1445-2(c)(3), in form and substance reasonably acceptable to Teledyne, certifying that LeCroy Common Stock is not a U.S. real property interest.

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Executive Retention Agreements. Each of the executive retention agreements with certain key employees will not have been amended, altered or repealed (without the written consent of Teledyne) and will be effective as of the closing in accordance with the terms of each agreement existing as of the date hereof.

The obligations of LeCroy to complete the merger are subject to the following additional conditions:

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Representations and Warranties. The representations and warranties of Teledyne and Merger Sub that are qualified by materiality must be true and correct as of the closing of the merger, and the representations and warranties of Teledyne and Merger Sub that are not so qualified must be true and correct in all material respects as of the closing of the merger; provided that this condition will be deemed to have been satisfied even if any representations and warranties of Teledyne and Merger Sub are not true and correct unless the cumulative effect of the failure of such representations and warranties of Teledyne and Merger Sub, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect on Teledyne.

•

Covenants. Teledyne and Merger Sub must have performed or complied in all material respects with all obligations, agreements and covenants required under the merger agreement or to the extent Teledyne or Merger Sub has not so performed or complied and such nonperformance or noncompliance is curable, it will have cured such nonperformance or noncompliance within 30 days following its receipt of reasonably specific notice thereof from LeCroy.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger (notwithstanding approval of the merger by stockholders of LeCroy):

1.	By mutual written consent of Teledyne and LeCroy;

2.	By Teledyne or LeCroy:

•

If the effective time has not occurred on or before December 31, 2012, which is defined in the merger agreement as the Outside Date, provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement resulted in the failure of the merger to close on or before the Outside Date, provided that the Outside Date will be extended day by day until March 31, 2013, if any party is subject to a nonfinal order, decree, ruling or action restraining, enjoining, or otherwise prohibiting the consummation of the merger; or

•

If any governmental authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement (including the stockholders agreements, as defined in the merger agreement and in the section of this proxy statement titled “The Merger—Voting Agreements” beginning on page 36) and such order, decree, ruling or other action has become final and non-appealable, provided that the party seeking to terminate the merger agreement used all reasonable efforts to challenge the order, decree, ruling or other action;

3.	By LeCroy:

•	If the required approval of LeCroy stockholders is not obtained by failure of obtaining the required majority vote of approval;

•

If the representations and warranties of Teledyne or Merger Sub set forth in the merger agreement fail to be true and correct such that the cumulative effect of the failure of such representations and warranties of Teledyne and Merger Sub, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect on Teledyne, or either Teledyne or Merger Sub will have breached or failed in any material respect to perform or comply with any material obligation, agreement, or covenant required by the merger agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured within 30 business days after LeCroy gives written notice of such inaccuracy or breach to Teledyne, except, in the case of the failure of any representation or warranty, for changes specifically permitted by the merger agreement, for those representations and warranties that address matters only as of a particular date and are true and correct as of such date, and for such failures as do not individually or in the aggregate have a Material Adverse Effect on Teledyne; or

•

If prior to obtaining the required majority vote of approval from LeCroy stockholders, in accordance with, and subject to the terms and conditions of, the provisions that allow the board of directors to (a) withdraw or modify its approval or recommendation of the merger or (b) determine the advisability of or recommend a Superior Proposal; provided that prior to or simultaneously with such termination, LeCroy has paid the $10.5 million termination fee to Teledyne, as described below.

4.	By Teledyne:

•	If the required approval of LeCroy stockholders is not obtained by failure of obtaining the required majority vote of approval;

•

If the representations and warranties of LeCroy set forth in the merger agreement fail to be true and correct such that the cumulative effect of the failure of such representations and warranties of LeCroy, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect, or LeCroy will have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the merger agreement to be performed or complied with by it, which failure, inaccuracy or breach cannot be cured or has not been cured within 30 business days after Teledyne gives written notice of such inaccuracy or breach to LeCroy, except, in the case of failures of any representations or warranties, for (i) changes specifically permitted by the merger agreement, (ii) those representations and warranties that address matters only as of a particular date and are true and correct in all respects (if qualified as to materiality), or in all respects (if not so qualified) as of such date, and (iii) such failures as do not individually or in the aggregate have a Material Adverse Effect; or

•	If the board of directors of LeCroy:

•	Has withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify in a manner adverse to Teledyne, its adoption, approval or recommendation of the merger agreement;

•	Has approved or recommended, or publicly proposed to approve or recommend, or has taken a neutral position with respect to any Takeover Proposal;

•	Has resolved to effect any of the foregoing; or

•	Fails to affirm its approval or recommendation of the merger agreement and the merger within five business days of Teledyne’s request to do so (or ten business days in the event of a tender offer).

Termination Fees

LeCroy has agreed to pay Teledyne a termination fee equal to $10.5 million under the following circumstances:

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If LeCroy or Teledyne terminates the merger agreement because the board of directors has withdrawn, qualified, or modified or proposed publicly to withdraw, qualify, or modify in a manner adverse to Teledyne its adoption, approval or recommendation of the transactions contemplated by the merger agreement;

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If LeCroy or Teledyne terminates the merger agreement because a Takeover Proposal was made known to LeCroy, made directly to LeCroy’s stockholders, or the intention to make a Takeover Proposal is publicly announced and within one year LeCroy enters into a legally binding agreement or series of agreements for the sale of more than 50% of its capital stock or assets to one or more third parties other than Teledyne or its subsidiaries; or

•	If LeCroy terminates or materially breaches the merger agreement in order to accept any Takeover Proposal.

The termination fee is to be paid regardless of any alleged breach by Teledyne, provided that the payment by LeCroy of the termination fee will not operate or be considered a waiver by LeCroy of any such breach by Teledyne. The termination fee and any reimbursement of expenses due pursuant to the merger agreement if paid, will be in lieu of any other damages that could otherwise be recovered by Teledyne or Merger Sub from LeCroy arising from such breach, except to the extent that LeCroy violated its obligations under the merger agreement to not solicit other potential Takeover Proposals.

Expenses

If Teledyne, Merger Sub or LeCroy terminates the merger agreement as a result of failure to obtain the required approval of LeCroy stockholders or the termination fee described above becomes due and payable by LeCroy, LeCroy will pay Teledyne up to $1.0 million for reasonable documented out-of-pocket fees and expenses incurred by Teledyne or Merger Sub in connection with the merger agreement and the transactions contemplated by the merger agreement.

Remedies

The parties are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, this being in addition to any other remedy to which the parties are entitled. If a court declines to specifically enforce performance of the parties’ obligations under the merger agreement and the merger agreement has been terminated in accordance with its terms, each party is entitled to seek any measure of damages, including in the case of LeCroy damages based upon the loss of the economic benefits to our stockholders of the transactions contemplated by the merger agreement, without any party agreeing that such damages will be recoverable. The foregoing right of the parties to seek any measure of damages does not confer on any person other than the parties to the merger agreement and their respective successors and permitted assigns any rights or remedies and does not otherwise create any third-party beneficiaries to the merger agreement.

Amendment and Waiver

Amendment

The merger agreement may be amended at any time prior to the effective time by a written instrument executed by each of the parties to the merger agreement. However, after adoption by our stockholders of the merger agreement, no amendment will be made which under applicable law would require further approval by our stockholders unless so approved by our stockholders.

Waiver

At any time prior to the effective time, any party to the merger agreement may (a) extend the time for the performance of any obligation or other act of any other party to the merger agreement, (b) waive any inaccuracy in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement and (c) waive compliance by the other parties with any agreement or condition contained in the merger agreement. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

VOTE ON ADJOURNMENT

LeCroy’s stockholders are being asked to approve a proposal that will give us authority to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. If this proposal is approved, the special meeting could be successively adjourned to any date. In addition, whether or not the proposal is approved, the board of directors could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. But if you indicate that you wish to vote against the proposal to adopt the merger agreement, your shares will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal.

The board of directors unanimously recommends a vote “FOR” the adjournment proposal.

MARKET PRICE OF LECROY COMMON STOCK AND DIVIDEND INFORMATION

LeCroy Common Stock is listed for trading on the NASDAQ Global Select Market under the symbol “LCRY.” The table below shows, for the periods indicated, the high and low prices for LeCroy Common Stock, as reported by NASDAQ.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal 2010
High	$4.23	$4.20	$5.07	$6.03
Low	3.51	3.59	3.56	4.54
Fiscal 2011
High	8.09	9.97	15.78	13.97
Low	4.71	8.49	11.17	11.00
Fiscal 2012 (through [—])
High	12.75	10.75	11.62	[—]
Low	7.44	6.82	8.59	[—]

The closing price of LeCroy Common Stock on NASDAQ on May 24, 2012, the last trading day prior to the date our board of directors authorized the execution of the merger agreement, was $9.13 per share of LeCroy Common Stock. On May 25, 2012, the last trading day prior to the public announcement of the merger agreement, the closing price for LeCroy Common Stock on NASDAQ was $9.14 per share of LeCroy Common Stock. On [—], 2012, the closing price for LeCroy Common Stock on NASDAQ was $[—] per share of LeCroy Common Stock. You are encouraged to obtain current market quotations for LeCroy Common Stock in connection with voting your shares of LeCroy Common Stock.

LeCroy has never declared or paid any cash dividends on shares of LeCroy Common Stock. In accordance with the merger agreement, LeCroy cannot pay any cash dividends prior to the closing of the merger or termination of the merger agreement without the prior consent of Teledyne.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of LeCroy Common Stock as of May 31, 2012, by (1) each person or group who is known by us to own beneficially more than five percent (5%) of our issued and outstanding LeCroy Common Stock, (2) each director, (3) each of our named executive officers and (4) all current directors and executive officers of LeCroy as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of LeCroy Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 31, 2012, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 16,842,798 shares outstanding as of May 31, 2012. Except as otherwise indicated below, to our knowledge, all persons listed below have sole voting power and investment power with respect to their shares of LeCroy Common Stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, the address for each of the following stockholders is c/o LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

Title of Class	Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Common	Wellington Management Company, LLP (1) 280 Congress Street Boston, MA 02210	1,718,701	10.2
Common	Columbia Management Investment Advisers, LLC (2) 225 Franklin Street Boston, MA 02110	1,337,440	7.9
Common	GAMCO Investors, Inc. (3) One Corporate Center Rye, New York 10580	1,304,310	7.7
Common	BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	1,024,540	6.1
Common	NorthPointe Capital, LLC (5) 101 W. Big Beaver, Suite 745 Troy, MI 48084	944,729	5.6
Common	Walter O. LeCroy, Jr. (6)(16)	258,803	1.5
Common	Thomas H. Reslewic (16)	185,339	1.1
Common	Robert E. Anderson (7)(16)	122,285	*
Common	Allyn C. Woodward, Jr. (8)(16)	102,261	*
Common	William G. Scheerer (9)(16)	100,245	*
Common	Norman R. Robertson (10)(16)	88,361	*
Common	Sean B. O’Connor (11)(16)	87,333	*
Common	David C. Graef (12)(16)	64,126	*
Common	Roberto Petrillo (13)(16)	27,500	*
Common	Conrad J. Fernandes (14)(16)	5,332	*
Common	All executive officers and directors as a group (11 persons) (15)(16)	1,084,688	6.4

*	Denotes less than 1% of the outstanding LeCroy Common Stock
(1)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2012.
(2)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2012
(3)	Based on information contained in Schedule 13D/A filed with the SEC on June 1, 2012.

(4)	Based on information contained in a Schedule 13G filed with the SEC on February 9, 2012.
(5)	Based on information contained in a Schedule 13G filed with the SEC on February 10, 2012.
(6)	Excludes 4,183 shares of LeCroy Common Stock held in certain trusts for the benefit of Mr. LeCroy’s family, of which shares Mr. LeCroy disclaims beneficial ownership.
(7)	Includes 28,767 shares of LeCroy Common Stock issuable under stock options currently exercisable or exercisable within 60 days of May 31, 2012.
(8)	Includes 21,000 shares of LeCroy Common Stock issuable under stock options currently exercisable or exercisable within 60 days of May 31, 2012.
(9)	Includes 200 shares held jointly by Mr. Scheerer and his spouse and 69,668 shares of LeCroy Common Stock issuable under stock options currently exercisable or exercisable within 60 days of May 31, 2012.
(10)	Includes 22,000 shares of LeCroy Common Stock issuable under stock options currently exercisable or exercisable within 60 days of May 31, 2012.
(11)	Includes 7,500 shares of LeCroy Common Stock issuable under stock options currently exercisable or exercisable within 60 days of May 31, 2012.
(12)	Includes 15,000 shares of LeCroy Common Stock issuable under stock options currently exercisable or exercisable within 60 days of May 31, 2012.
(13)	Includes 12,500 shares of LeCroy Common Stock issuable under stock options currently exercisable or exercisable within 60 days of May 31, 2012.
(14)	Includes 5,000 shares of LeCroy Common Stock issuable under stock options currently exercisable or exercisable within 60 days of May 31, 2012.
(15)	Includes 189,735 shares of LeCroy Common Stock issuable under stock options currently exercisable or exercisable within 60 days of May 31, 2012.
(16)	Based on information contained in a Schedule 13D filed with the SEC on June 1, 2012 by Teledyne and Merger Sub, as a result of entering into the stockholder agreements described above, Teledyne and Merger Sub may be deemed to beneficially own (on an as-converted basis) 6.4% of LeCroy Common Stock. Teledyne and Merger Sub disclaim beneficial ownership of such common shares.

ADVISORY VOTE TO APPROVE GOLDEN PARACHUTE COMPENSATION

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, LeCroy is required to submit a proposal to our stockholders for a non-binding advisory vote to approve the payment by LeCroy of certain compensation to our named executive officers that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachute,” gives stockholders the opportunity to vote on an advisory basis on the compensation that our named executive officers may be entitled to receive from us that is based on or otherwise relates to the merger.

The compensation that our named executive officers may be entitled to receive from us that is based on or otherwise relates to the merger is summarized in the table entitled “Golden Parachute Compensation,” beginning on page 47, including the associated narrative discussion. That summary includes all compensation and benefits that may be paid or become payable to our named executive officers by us that are based on or otherwise relate to the merger.

The board of directors encourages you to review carefully the “golden parachute” compensation information disclosed in this proxy statement.

The board of directors unanimously recommends that the stockholders of LeCroy approve the following resolution:

“RESOLVED, that the stockholders of LeCroy Corporation hereby approve, on an advisory basis, the compensation to be paid or become payable by LeCroy to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the related narrative disclosures.”

The non-binding advisory vote on the compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the compensation proposal or vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on LeCroy, Teledyne or the surviving corporation. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation may be paid or become payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the stockholders.

The affirmative vote of holders of a majority of shares of LeCroy Common Stock present in person or by proxy and entitled to vote on the matter will be required to approve the compensation proposal.

The board of directors unanimously recommends a vote “FOR” the compensation proposal.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, any holder of LeCroy Common Stock who does not wish to accept the merger consideration may elect to exercise appraisal rights in lieu of receiving the merger consideration. A stockholder who exercises appraisal rights may petition the Delaware Court of Chancery to determine the “fair value” of his, her or its shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. However, the stockholder must strictly comply with the provisions of Section 262 of the DGCL.

The following discussion is a brief summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of LeCroy Common Stock.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, LeCroy, not less than 20 days prior to the meeting, must notify each of its stockholders, who was a LeCroy stockholder on the record date for notice of such meeting and who is entitled to exercise appraisal rights, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and the copy of applicable statutory provisions is attached to this proxy statement as Annex C. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Annex C. Any holder of LeCroy Common Stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex C carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement.

Stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

•

the stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote his, her or its shares;

•

the stockholder must deliver to LeCroy a written demand for appraisal before the vote on the merger agreement at the special meeting and all demands for appraisal must be made by, or in the name of, such stockholder of record, fully and correctly, as the stockholder’s name appears, with respect to shares evidenced by certificates, on his or her stock certificate, or, with respect to book-entry shares of common stock, on the stock ledger, and such demands must reasonably inform LeCroy of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of common stock;

•

the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger; and

•

the stockholder or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so.

Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of LeCroy Common Stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must reasonably inform LeCroy of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock. Beneficial owners who do not also hold their shares of common stock of record may not directly make appraisal demands to LeCroy. The beneficial holder must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of common stock of record.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

If shares of LeCroy Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of LeCroy Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to:

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

Attention: Secretary

If the merger is completed, the surviving corporation will give written notice of the effective time within 10 days after the effective time to each former LeCroy stockholder who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of LeCroy Common Stock held by all dissenting stockholders. The surviving corporation is under no obligation to file an appraisal petition and has no intention of doing so. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time, any stockholder who, to that point in time, has complied with the provisions of Section 262 of the DGCL, will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which LeCroy has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal. A person who is the beneficial owner of shares of stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.

If any party files a petition for appraisal in a timely manner, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss any stockholder who fails to comply with this direction from the proceedings. Where proceedings are not dismissed, the appraisal proceeding will be conducted as to the shares of LeCroy Common Stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of LeCroy Common Stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates and book-entry shares.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. The fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

If no party files a petition for appraisal within 120 days after the effective time, then stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each dissenting stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time.

Any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving corporation, except that any attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just, provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the merger consideration, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a LeCroy stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

DELISTING AND DEREGISTRATION OF LECROY COMMON STOCK

If the merger is consummated, LeCroy Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of LeCroy Common Stock.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Stockholder Proposals

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders of LeCroy. However, if the merger is not consummated, we expect to hold our 2012 Annual Meeting of Stockholders in 2012. LeCroy currently anticipates that, in such event, the 2012 Annual Meeting of Stockholders will be held on October 24, 2012, although LeCroy reserves the right to delay or advance the date of its annual meeting as may be permitted under applicable law.

LeCroy welcomes comments or suggestions from its stockholders. Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2012 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received at our principal executive offices no later than the close of business on the 120th day prior to the first anniversary of the date that we released our 2011 annual proxy statement, filed with the SEC on September 15, 2011. To be included in our proxy materials, your proposal must also comply with LeCroy’s by-laws and SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in LeCroy-sponsored proxy materials. If we change the date of the 2012 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2012 Annual Meeting of Stockholders. Proposals should be sent to LeCroy’s Secretary at the principal executive office of LeCroy.

Stockholders who wish to nominate persons for election to the board at the 2012 Annual Meeting of Stockholders or who wish to present a proposal at the 2012 Annual Meeting of Stockholders, but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver written notice of the nomination or proposal to the Secretary at the principal executive office of LeCroy not less than 120 days nor more than 150 days prior to the first anniversary of the date of the release of our 2011 annual proxy statement, filed with the SEC on September 15, 2011; provided, however, that if the date of the 2012 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary, notice must be delivered not earlier than 90 days prior to the 2012 Annual Meeting and not later than the later of (1) 60 days prior to the 2012 Annual Meeting or (2) 10 days following the date on which public announcement of the date of the 2012 Annual Meeting is first made by LeCroy. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our by-laws. In addition, stockholders may propose director candidates for consideration, following the procedures set forth in our by-laws.

The foregoing description of the procedures for a stockholder to propose a nomination for election to our board or other business for consideration at an annual meeting is only a summary and is not complete. Copies of our by-laws, including the provisions which concern the requirements for stockholder nominations and other proposals, may be obtained by writing to our Secretary at LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977. Any stockholder considering making a nomination or other proposals should carefully review and comply with those provisions.

2012 Annual Meeting Deadlines. Stockholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2012 Annual Meeting of Stockholders must be received at our principal executive offices on or before May 18, 2012, in order to be considered for inclusion in our proxy statement for our 2012

Annual Meeting of Stockholders. Our by-laws currently require that stockholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of our by-laws, not later than May 18, 2012 (which is also the date, after which, stockholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered “untimely” within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than April 18, 2012.

Stockholders Sharing the Same Address

Some banks, brokerages and other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders sharing the same address. LeCroy will promptly deliver a separate copy of this proxy statement to you if you direct your request to Investor Relations, LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, telephone: (845) 425-2000, or call our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885. If you want to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact us at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations section of our website, www.lecroy.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC.

This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended July 2, 2011 (filed with the SEC on September 2, 2011);

•	Definitive Proxy Statement for our 2011 Annual Meeting of Stockholders (filed with the SEC on September 15, 2011);

•

Quarterly Reports on Form 10-Q for the quarter ended October 1, 2011 (filed with the SEC on November 7, 2011), for the quarter ended December 31, 2011 (filed with the SEC on February 8, 2012) and for the quarter ended March 31, 2012 (filed with the SEC on May 7, 2012);

•	Current Reports on Form 8-K filed with the SEC on July 6, 2011, August 9, 2011, September 15, 2011, October 28, 2011 (as amended), and December 22, 2011.

Any person, including any beneficial owner of shares of LeCroy Common Stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to our Secretary at LeCroy’s address, which is LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, telephone (845) 425-2000; or from our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885; or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF LECROY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [—], 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

Execution Copy

AGREEMENT AND PLAN OF MERGER

by and among

TELEDYNE TECHNOLOGIES INCORPORATED

LUNA MERGER SUB, INC.

and

LECROY CORPORATION

May 28, 2012

A-i

(continued)

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 28, 2012, is by and among TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation (“Parent”), LUNA MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and LECROY CORPORATION, a Delaware corporation (the “Company”).

WHEREAS, the Board of Directors of Parent, the Board of Directors of Merger Sub, and the Board of Directors of the Company have each adopted this Agreement and have approved and determined that it is advisable and in the best interests of their respective companies and stockholders to consummate the merger of Merger Sub with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger, upon and subject to the terms and conditions set forth in this Agreement, pursuant to which the shares of common stock, $0.01 par value, of the Company (the “Shares” or the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in Section 1.2), other than shares described in Section 2.1(b) and other than Dissenting Shares (as defined in Section 2.3(b)), will be converted into the right to receive $14.30 per Share in cash (the “Merger Consideration”);

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, and covenants, and to enter into certain agreements, in connection with the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent’s and Merger Sub’s willingness to enter into this Agreement, Parent and Merger Sub have entered into certain Stockholders’ Agreements, dated the date hereof, the form of which is attached as Exhibit A hereto (collectively, the “Stockholders’ Agreement”), with certain stockholders of the Company named therein (the “Stockholders”), pursuant to which each Stockholder party thereto has, among other things, agreed to vote all Shares beneficially owned by such Stockholder in favor of the Merger and this Agreement and against any Takeover Proposal (as defined in Section 5.2(f)), in each case subject to and on the conditions set forth therein; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, the Key Employees are entering into executive retention agreements (the “Retention Agreements”) with the Company, which will be effective as of the Effective Time;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Subject to the terms and conditions of this Agreement and the provisions of the Delaware General Corporation Law, as amended (the “DGCL”), at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which:

(a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease;

(b) the Company shall be the successor or surviving corporation in the Merger (the “Surviving Corporation”) under the name “Teledyne LeCroy, Inc.” and shall continue to be governed by the laws of the State of Delaware; and

(c) the separate corporate existence of the Company, with all its rights, privileges, immunities, powers, and franchises, shall continue unaffected by the Merger.

From and after the Effective Time, (x) the certificate of incorporation of the Company, as amended (the “Company Charter”), as in effect immediately prior to the Effective Time or as they may be amended by the Certificate of Merger (as defined in Section 1.2), shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and the Company Charter and (y) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, by the certificate of incorporation of the Surviving Corporation, and by the by-laws of the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the DGCL.

Section 1.2 Effective Time. Parent, Merger Sub, and the Company shall cause an appropriate certificate of merger meeting the requirements of Section 251 of the DGCL (the “Certificate of Merger”) to be executed and filed on the Closing Date (as defined in Section 1.3) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware (the “Secretary of State”) as provided in the DGCL The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State pursuant to Section 251 of the DGCL or such later time as shall be agreed upon by the parties hereto and set forth in the Certificate of Merger in accordance with the DGCL (such time of effectiveness, the “Effective Time”).

Section 1.3 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York local time, on a date to be specified by the parties hereto which shall be as soon as practicable, but in no event later than the fourth Business Day after satisfaction or waiver of all of the conditions set forth in ARTICLE VI hereof (the “Closing Date”), at or directed from the offices of McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, New York 10105-0106, unless another date or place is agreed to in writing by the parties hereto; provided that, the parties may participate in the Closing remotely by electronic delivery of documents and/or funds. “Business Day” means any day other than a Saturday, Sunday or day on which banking institutions are required or authorized by law to be closed in the State of California or the State of New York.

Section 1.4 Directors and Officers of the Surviving Corporation. The directors of Merger Sub and those individuals designated by Parent on or prior to the Closing Date shall, from and after the Effective Time, be the initial directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation’s certificate of incorporation and by-laws.

Section 1.5 Stockholders’ Meeting; Proxy Statement.

(a) Subject to the Company’s rights under Section 7.1(c)(ii), the Company, acting through its Board of Directors, shall, in accordance with applicable law:

(i) duly call, give notice of, convene, and hold a special meeting of its stockholders for the purpose of considering and taking action upon this Agreement (the “Special Meeting”) as soon as practicable following the date hereof;

(ii) use best efforts to prepare and file with the United States Securities and Exchange Commission (the “SEC”), within fourteen (14) Business Days after the date hereof, a preliminary proxy statement relating to the Merger and this Agreement and use its reasonable best efforts (A) to obtain and furnish the information required to be included by the federal securities laws (and the rules and regulations thereunder) in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to such preliminary proxy statement and, as soon as practicable thereafter, to cause a definitive proxy statement (the “Proxy Statement”) to be disseminated to its stockholders, as and to the extent required by applicable federal securities laws and (B) to obtain the necessary approvals of the Merger and this Agreement by its stockholders as soon as practicable (including by retaining an outside proxy solicitation firm at the Company’s own cost and expense); and

(iii) include in the Proxy Statement the unanimous recommendation of the Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the approval of this Agreement, unless such recommendation has been withdrawn, or unless such recommendation has been modified or amended, in each case in accordance with Section 5.2.

(b) Parent shall provide the Company with the information concerning Parent and Merger Sub reasonably required to be included in the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment on the preliminary proxy statement and the definitive Proxy Statement (or any amendments or supplements thereto) prior to filing any such document with the SEC. The Company shall give reasonable and good faith consideration to any and all comments made by Parent and its counsel. In addition, the Company will provide Parent and its counsel, in writing, any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications, and the reasonable opportunity to review and comment on such comments. The Company will respond promptly to any such comments from the SEC or its staff, and will give reasonable and good faith consideration to any and all comments made by Parent. Parent shall vote, or cause to be voted, all of the Shares (if any) entitled to vote thereon then owned by it, Merger Sub, or any of its other Subsidiaries (as defined in Section 3.1(b)) or Affiliates (as defined in Section 8.10) in favor of the approval of the Merger and the approval of this Agreement.

(c) Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable federal securities laws.

ARTICLE II

CONVERSION OF SECURITIES

Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the Company Common Stock or of the shares of common stock, $0.01 par value, of Merger Sub (the “Merger Sub Common Stock”):

(a) Merger Sub Common Stock. Each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of the common stock, $0.01 par value, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock, all shares of Company Common Stock owned by any Subsidiary of the Company and any shares of Company Common Stock owned by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Shares. Each issued and outstanding share of Company Common Stock, other than Shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares (if any), shall be converted into the right to receive the Merger Consideration in cash, without interest, payable to the holder thereof upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

(d) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted (at Parent’s option) to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification or other like change; provided that nothing in this Section 2.1(d) shall be construed to permit the Company to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement.

Section 2.2 Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company (the “Paying Agent”), reasonably acceptable to the Company to make the payments of the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c) and to which holders of Company Stock Rights (as defined in Section 2.4) shall become entitled pursuant to Section 2.4. When and as needed, Parent shall deposit with the Paying Agent such funds in trust for the benefit of holders of shares of Company Common Stock for exchange in accordance with Section 2.1, and for the benefit of holders of Company Stock Rights in accordance with Section 2.4, for timely payment hereunder. Such funds shall be invested by the Paying Agent as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s, respectively. Any net profit resulting from, or interest or income produced by, such investments will be payable to Parent.

(b) Exchange Procedures. As promptly as practicable after the Effective Time, but in no event more than ten (10) days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the “Certificates”) whose shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration:

(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Surviving Corporation may reasonably specify); and

(ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration.

Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed by the holder of such Certificate, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to Section 2.2(d) and Section 2.2(e)) multiplied by the number of shares of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to an individual, corporation, limited liability company, or other entity (a “Person”) other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate held by a holder whose Shares were converted pursuant to Section 2.1(c)) into the right to receive the Merger Consideration shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation, as the case may be, may direct as indemnity against any action that may be made against it with respect to such Certificate, the Paying Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificates as contemplated by this ARTICLE II.

(c) Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for Merger Consideration in the proper amount of cash as provided in this ARTICLE II.

(d) Return of Funds; No Liability. At any time following 270 calendar days after the Effective Time, each of Parent and the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been deposited with the Paying Agent and which have not been disbursed to holders of Certificates or holders of Company Stock Rights described in Section 2.4, and thereafter such holders of Certificates or Company Stock Rights shall be entitled to look only to Parent or the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such holder holds, or the Stock Right Termination Consideration (as defined in Section 2.4(a)) with respect to payments to holders of Company Stock Rights to be made under Section 2.4, all as determined pursuant to this Agreement (and, in the case of the Stock Right Termination Consideration, pursuant to the terms of the applicable Company Stock-Based Plan (as defined in Section 2.4(a))), without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, or the Paying Agent shall be liable to any holder of a Certificate for the Merger Consideration or to any holder of a Company Stock Right for the Stock Right Termination Consideration, delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

(e) Withholding Taxes. Parent, the Surviving Corporation, and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Merger, or to a holder of a Company Stock Right or Company Restricted Shares pursuant to Section 2.4, such amounts as Parent, the Surviving Corporation, or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.16) or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent, the Surviving Corporation, or the Paying Agent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or the Company Stock Rights or the Company Restricted Shares, as applicable, in respect of which the deduction and withholding was made.

Section 2.3 Appraisal Rights.

(a) In accordance with Section 262 of the DGCL (the “DGCL Appraisal Rights Provisions”), appraisal rights may be available to holders of shares of Company Common Stock in connection with the Merger.

(b) Notwithstanding anything to the contrary herein, any shares of Company Common Stock held of record by Persons who, prior to the Special Meeting, have objected to the Merger and complied with all applicable provisions of the DGCL Appraisal Rights Provisions necessary to perfect and maintain their appraisal rights thereunder (any such shares of Company Common Stock, “Dissenting Shares”) shall not be converted as of the Effective Time into a right to receive the Merger Consideration, but instead shall entitle the holder of such shares of Company Common Stock to such rights as may be available under the DGCL Appraisal Rights Provisions; provided, however, that if after the Effective Time such holder fails to perfect or withdraws or otherwise loses its rights under the DGCL Appraisal Rights Provisions, the shares of Company Common Stock owned by such holder immediately prior to the Effective Time shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest.

(c) Prior to the Effective Time, the Company shall give Parent prompt notice of its receipt of each notification from a stockholder of the Company stating such stockholder’s intent to demand payment for his or her shares if the Merger is effectuated, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle, any such demands. After the Effective Time, Parent shall pay, or shall cause the Surviving Corporation to pay, any amounts that may become payable in respect of Dissenting Shares under the DGCL Appraisal Rights Provisions.

Section 2.4 Company Equity Awards.

(a) Vesting, Cash-Out and Cancellation of Company Stock Rights. As of the Effective Time, each unexercised and unexpired option, stock appreciation right or other similar equity award with option-like features that is settled in, or relates to Company Common Stock (other than Company Restricted Shares as defined in Section 2.4(b)) held under any stock or stock-based plan of the Company or its Subsidiaries or Affiliates, including without limitation the Company’s Amended and Restated 1995 Employee Stock Purchase Plan, Amended and Restated 1993 Stock Incentive Plan, 1995 Non-Employee Director Stock Option Plan, 1998 Non-Employee Director Stock Option Plan, 2003 Stock Incentive Plan, 2004 Employment Inducement Stock Plan, Stock Appreciation Rights Plan, Amended and Restated 2007 Stock Appreciation Right Plan, or 2008 Stock Incentive Plan, or the (CATC) Special 2000 Stock Option Plan, the (CATC) 2000 Stock Incentive Plan, or the (CATC) 1994 Stock Option Plan, or the Catalyst Enterprises, Inc. 2005 Stock Option Plan, each as amended, and the award agreements thereunder (collectively, the “Company Stock-Based Plans”), or under any separate agreement (each, a “Company Stock Right”), shall fully and immediately vest in accordance with the terms of the applicable Company Stock-Based Plan, by virtue of the Merger and without the need of any action on the part of any holder thereof. As of the Effective Time, each Company Stock Right, whether or not vested, shall be converted into and shall entitle the holder thereof to a right to receive an amount in cash equal to the product of (i) excess, if any, of (x) the Merger Consideration over (y) the exercise price, strike price or (in the case of stock appreciation rights) base price, as the case may be, of the Company Stock Right, multiplied by (ii) the number of shares of Company Common Stock subject to such Company Stock Right, subject to Section 2.2(d) and (e) and Section 2.4(c) hereof (the “Stock Right Termination Consideration”). In the event the per share exercise price or the strike price or base price of a Company Stock Right, as adjusted, is equal to or greater than the Merger Consideration, such Company Stock Right shall be canceled as of the Effective Time without the payment of any consideration therefor and shall have no further force or effect. All payments made with respect to such Company Stock Rights shall be made by the Paying Agent (or such other agent reasonably acceptable to the Company as the Parent shall designate prior to the Effective Time) as promptly after the Effective Time from funds deposited by or at the direction of the Surviving Corporation to pay such amounts in accordance with Section 2.4(f). The Company Stock-Based Plans shall terminate as of the Effective Time. Following the Effective Time the holders of Company Stock Rights shall have no further rights with respect thereto other than to receive the Stock Right Termination Consideration, if any, as provided herein.

(b) Company Restricted Shares. Each outstanding share of restricted stock awarded under the Company Stock-Based Plans or under any separate agreement (each, a “Company Restricted Share”) that is outstanding immediately prior to the Effective Time shall vest and become free of restrictions as of the Effective Time and be converted into the right to receive an amount in cash equal to the Merger Consideration, subject to the applicable provisions of Section 2.2. All payments with respect to such Company Restricted Shares shall be made by the Paying Agent (or such other agent reasonably acceptable to the Company as Parent shall designate prior to the Effective Time) as promptly as reasonably practicable after the Effective Time in accordance with Section 2.2.

(c) Employee Stock Purchase Plans. As of the Effective Time, the Company’s 1995 Employee Stock Purchase Plan, Amended and Restated 1995 Employee Stock Purchase Plan, and any similar employee stock purchase plan (the “Employee Stock Purchase Plans”) and any then effective “offering period” (as defined in the applicable Employee Stock Purchase Plan) shall terminate, and any employee payroll withholding amounts credited to participants’ accounts thereunder as of such time shall be refunded to the participants in accordance with the terms of such plans by the Surviving Corporation on or as soon as administratively practicable after the Closing Date. For all purposes of this Agreement and any applicable Employee Stock Purchase Plan, the Effective Time shall be treated as the last day of any then effective offering period under any applicable

Employee Stock Purchase Plan and the number of shares of the Company’s Stock subject to outstanding Company Stock Rights granted and outstanding pursuant to any Employee Stock Purchase Plan shall be the number of shares which could be purchased the amounts with the accumulated employee payroll withholding amounts credited to the participants’ accounts as of the Effective Time.

(d) Company Actions. Prior to the Effective Time, the Company will adopt such resolutions and will use commercially reasonable efforts (but shall not be required to incur `any additional expenses other than reasonable legal and accounting fees) to effectuate the actions contemplated by this Section 2.4, including without limitation to effectuate the vesting of the Company Stock Rights and Company Restricted Shares and the termination of the Company Stock-Based Plans, in each case of the Effective Time, without paying any material consideration or incurring any material debts or obligations on behalf of the Company or the Surviving Corporation.

(e) Exchange Procedures. Subject to the applicable terms of the Company Stock-Based Plans, as promptly as practicable after the Effective Time, but in no event more than ten (10) days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a Company Stock Right:

(i) a letter of transmittal, which (A) shall specify that such Company Stock Right has been terminated, effective as of the Effective Time, in consideration of the Surviving Corporation’s obligation to make the cash payments described in this Section 2.4, (B) shall contain representations and warranties by the applicable holder that he or she is the sole record and beneficial owner of all right, title, and interest in and to such Company Stock Right (and has no right, title or interest to any other Company Stock Rights), and (C) shall contain a release of all claims against the Company, the Surviving Corporation, Parent and their respective Subsidiaries and Affiliates with respect to all such Company Stock Rights); and

(ii) instructions for claiming the Stock Right Termination Consideration.

Upon delivery of such letter of transmittal, duly executed by the holder of such Company Stock Right, the holder of such Company Stock Right shall be entitled to receive in exchange therefor the Stock Right Termination Consideration.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Corporate Organization.

(a) Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and each of its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) on the Company (a “Company Material Adverse Effect”). The copies of the Company Charter attached in Section 3.1(a) of the Company’s disclosure schedule delivered to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”) and the by-laws of the Company (the “Company By-laws”) as most recently filed with the Company’s SEC Documents (as defined in Section 3.5(a)), are true, complete and correct copies of such documents as in effect as of the date of this Agreement. Section 3.1(a) of the Company Disclosure Schedule lists the full legal name, jurisdiction of incorporation or organization, and tax identification number of each Subsidiary, and each jurisdiction in which the Company or any Subsidiary is qualified to do business.

As used in this Agreement, the term “Material Adverse Effect” means any state of facts, change, development, effect, event, occurrence, or condition that, directly or indirectly, is materially adverse to, or would reasonably be expected to have a materially adverse effect on, (i) the business, results of operations, properties, assets, liabilities, or financial condition of the Company and its Subsidiaries taken as a whole or Parent and its Subsidiaries taken as a whole, as applicable, or (ii) a party’s or parties’ ability to consummate the transactions contemplated hereby within the timeframes contemplated by this Agreement; in each case, when used with reference to the Company and/or its Subsidiaries, other than any state of facts, change, development, event, occurrence, or condition relating to or arising in connection with (i) changes, developments, or events affecting the tests and measurements equipment industry in general, to the extent that they do not materially disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the tests and measurements equipment industry, (ii) the economy in general, or financial or capital markets in general, in the United States and/or elsewhere in the world, to the extent that they do not materially disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the tests and measurements equipment industry, (iii) changes (after the date of this Agreement) in laws or in GAAP or in accounting standards (including the impact thereof on financial statements as at or for a period ending on a date prior to or after the date of this Agreement), (iv) the announcement or pendency of this Agreement or the transactions hereby contemplated or the anticipated consummation of such transactions, or the taking of any actions or omission to take any action, which action or omission is required pursuant to this Agreement or undertaken pursuant to the written request of the Parent or Merger Sub, (v) any change in global, national, or regional political conditions or any act of war, sabotage, or terrorism, or any escalation or worsening of any such act of war, sabotage or terrorism threatened or underway as of the date of this Agreement to the extent that they do not materially disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the tests and measurements equipment industry, (vi) earthquakes, hurricanes, tornados or other natural disasters to the extent that they do not materially disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the tests and measurements equipment industry, or (vii) any changes in the market prices or trading volumes of the Shares or any failure to meet publicly announced or internal financial projections (it being understood that, subject to and without limiting the applicability of the provisions contained in clauses (i) through (vii) above, the cause or causes of any such decline, change, or failure may be deemed to constitute, in and of itself and themselves, a Material Adverse Effect and may be taken into consideration when determining whether a Material Adverse Effect has occurred). References in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretative for purposes of determining whether a “Material Adverse Effect” has occurred.

(b) As used in this Agreement, the word “Subsidiary,” when used with respect to any party hereto, means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or (ii) the power to direct the affairs of such corporation, partnership, limited liability company, or other organization, is directly or indirectly beneficially owned or controlled by such party hereto or by any one or more of its subsidiaries, or by such party hereto and one or more of its subsidiaries. Except as set forth in Section 3.1(a) of the Company Disclosure Schedule, the Company does not, directly or indirectly, (x) own any capital stock or other securities of, or any proprietary interest in, any Person or (y) control substantially all of the management policies of any other Person.

(c) Section 3.1(c) of the Company Disclosure Schedule lists the names of each director and the name and title of each officer of the Company and of each Subsidiary of the Company as of the date hereof.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock, $0.01 par value, and 5,000,000 shares of Preferred Stock, $0.01 par value per share (“Company Preferred Stock”), of which 782,609 shares of Company Preferred Stock have been designated as Series B Preferred Stock,

$0.01 par value per share (“Series B Stock”) and 1,304,348 shares of Company Preferred Stock have been designated as Series C Preferred Stock, $0.01 par value per share (“Series C Stock”). At the date hereof, there are:

(i) 16,830,433 shares of Company Common Stock issued and outstanding, including Company Restricted Shares (and no additional treasury shares);

(ii) 108,139 shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s Amended and Restated 1993 Stock Incentive Plan;

(iii) 150,827 shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s 1998 Non-Employee Director Stock Option Plan;

(iv) no shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s 1995 Non-Employee Director Stock Option Plan;

(v) 173,384 shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s 2003 Stock Incentive Plan;

(vi) 56,450 shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s 2004 Employment Inducement Stock Plan;

(vii) 3,217,550 shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s 2007 Stock Appreciation Rights Plan;

(viii) 1,799,287 shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s 2008 Stock Incentive Plan;

(ix) no shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s (CATC) Special 2000 Stock Option Plan;

(x) 66,765 shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s (CATC) 2000 Stock Incentive Plan;

(xi) no shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Company’s (CATC) 1994 Stock Option Plan;

(xii) no shares of Company Common Stock issuable in respect of Company Stock Rights outstanding under the Catalyst Enterprises, Inc. 2005 Stock Option Plan; and

(xiii) no shares of Company Preferred Stock, including Series B Stock or Series C Stock, are issued and outstanding.

All of the issued and outstanding shares of Company Common Stock (including Company Restricted Shares) have been (and any shares of Company Common Stock issuable upon the exercise of Company Stock Rights will be) duly authorized and validly issued and are (or will be) fully paid, nonassessable, and free of preemptive rights. Section 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding Company Stock Rights granted under the Company Stock-Based Plans (other than the Amended and Restated 1995 Employee Stock Purchase Plan), including the expiration date of each such Company Stock Right, the exercise price, strike price or base price for shares of Company Common Stock represented by each such Company Stock Right, the number of shares of Company Common Stock for which each such Company Stock Right is exercisable, the holders of such Company Stock Rights, and the name of the specific Company Stock-Based Plan pursuant to which such Company Stock Right was granted. Section 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list of all Company Restricted Shares granted under Company Stock-Based Plans. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, there are not and, as of the Effective Time, other than the result of issuance of Company Common Stock pursuant to the valid exercise of Company Stock Rights, in each case which are outstanding as of the date of this Agreement or issued hereafter without violation of this Agreement, there will not be, any shares of Company

Common Stock, Company Preferred Stock or other capital stock issued and outstanding or any subscriptions, options, warrants, calls, stock appreciation rights, restricted shares, restricted stock units, phantom stock units, or other equity-based awards of any kind, commitments, or agreements of any character providing for the purchase or issuance of any securities of the Company, including any securities representing the right to purchase or otherwise receive any Company Common Stock.

(b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock (or its ownership units in the case of a limited liability company) of each of its Subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever (“Liens”), other than (1) Liens securing Indebtedness as was properly reflected in the latest balance sheet included in the Recent SEC Documents, and (2) Permitted Liens (as defined below), and all of such shares and ownership units are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Company’s Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of such Subsidiary, including any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security or interest of such Subsidiary.

As used in this Agreement, “Permitted Liens” means (a) statutory Liens for Taxes and other governmental charges and assessments that are not yet due and payable or that are being contested in good faith by appropriate proceedings, and in either case, for which adequate reserves specifically relating to such unmatured or disputed obligations have been established on the books and records of the Company and/or its Subsidiaries, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable or which are being contested in good faith, and in either case, for which adequate reserves specifically relating to such unmatured or disputed obligations have been established on the books and records of the Company and/or its Subsidiaries and that do not, individually or in the aggregate, impair the conduct of the business or the present use of the affected assets, (c) minor irregularities or deficiencies in title that, individually or in the aggregate, do not materially detract from the value of or materially impair the existing use of the property affected by such irregularities or imperfections, (d) Liens relating to deposits made in the ordinary course of business or arise as a matter of law in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements in respect of obligations not yet due and payable or which are being contested in good faith, and in the latter case, for which adequate reserves specifically relating to such unmatured or disputed obligations have been established on the books and records of the Company and/or its Subsidiaries, (e) purchase money Liens on personal property acquired in the ordinary course of business, and (f) any utility company rights, easements and franchises of record.

(c) The Board of Directors of the Company has not declared any dividend or distribution with respect to the Company Common Stock the record or payment date for which is on or after the date of this Agreement.

(d) As of the date hereof, (i) no bonds, debentures, notes or other indebtedness of the Company having the right to vote are issued or outstanding, and (ii) there are no outstanding contractual obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any shares of capital stock or other equity security or interest of any Subsidiary or of the Company.

(e) The Company Common Stock is listed on The NASDAQ Global Select Market (“NASDAQ”). No other securities of Company or any of its Subsidiaries are listed or quoted for trading on any United States domestic or foreign securities exchange.

(f) The Company has provided to Parent complete and accurate copies of all Company Stock-Based Plans and all forms of all award agreements related thereto. (i) Each Company Stock Right issued under a Company Stock-Based Plan intended to qualify as an “incentive stock option” under Section 422 of the Code so qualified as of the date on which the grant of such Company Stock Right was by its terms to be effective (the “Grant Date”), (ii) each grant of a Company Stock Right was duly authorized no later than its Grant Date by all necessary corporate action, including, as applicable, approval by the Company’s Board of Directors (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant, if any, was duly executed and delivered, (iii) each such grant thereunder was made in accordance with the terms of the applicable Company Stock-Based Plan and all other applicable laws, and (iv) the per share exercise price, strike price or base price of each Company Stock Right was not less than the fair market value of a share of Company Common Stock on the applicable Grant Date. All grants of Company Stock Rights were registered under the Securities Act or qualified on the Grant Date for exemption from registration under the Securities Act and other applicable laws (including state “blue sky” laws). The Employee Stock Purchase Plans comply and have complied in all material respects in form and operation with the requirements of Section 423 of the Code. The interests in or shares available for issuance under each such Company Stock-Based Plan and each Employee Stock Purchase Plan have been properly registered pursuant to the Securities Act on a Form S-8.

Section 3.3 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the approval of holders of at least a majority of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”) prior to the consummation of the Merger in accordance with the DGCL. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s securities necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for obtaining the Company Stockholder Approval as contemplated by Section 1.5 and as required by the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(b) The Board of Directors of the Company has adopted this Agreement and has approved and taken all corporate action required to be taken by the Board of Directors for the consummation by the Company of the Merger and the other transactions contemplated by this Agreement.

Section 3.4 Consents and Approvals; No Violations.

(a) Except for (i) the consents and approvals set forth in Section 3.4(a) of the Company Disclosure Schedule, (ii) the filing with the SEC of the preliminary proxy statement and the Proxy Statement, (iii) the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL, (iv) the approval of this Agreement by the requisite vote of the stockholders of the Company, and (v) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (A) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and similar foreign statutes and regulations applicable to the Merger, and (C) any filings required under the rules and regulations of NASDAQ, no consents or approvals of, or filings, declarations or registrations with, any federal, state, or local court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic or foreign (each, a “Governmental Entity”) are necessary for the consummation by the Company of the transactions contemplated hereby or by the Stockholders’ Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, nor the consummation of the transactions contemplated by the Stockholders’ Agreement or compliance with the terms and provisions thereof will:

(i) conflict with or violate any provision of the Company Charter or Company By-laws or any of the similar organizational documents of any of its Subsidiaries or

(ii) assuming that the authorizations, consents and approvals referred to in Section 3.4(a) and the authorization hereof by the Company’s stockholders in accordance with the DGCL are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) subject to obtaining the third-party consents set forth in Section 3.4(b) of the Company Disclosure Schedule, violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (B) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.5 SEC Documents; Undisclosed Liabilities.

(a) Since June 27, 2009, the Company has filed with or furnished to the SEC all required reports, schedules, forms and registration statements (including without limitation the registration statement on Form S-3 filed September 24, 2010, as amended) (collectively, and in each case including all exhibits, schedules, and amendments thereto and other documents incorporated by reference therein, the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is, or at any time since June 27, 2009 has been, required to file any forms, reports or other documents with the SEC. The Company has previously delivered (except to the extent such filings are publicly available on the EDGAR system) to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by the Company with the SEC since June 27, 2009, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof. There are no outstanding or unresolved comments from any comment letters received by the Company from the SEC relating to reports, statements, schedules, registration statements or other filings filed by the Company with the SEC. To the Knowledge of the Company, none of the SEC Documents is the subject of any ongoing review by the SEC.

(b) The consolidated financial statements of the Company included in the SEC Documents (the “SEC Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated otherwise in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth on Section 3.5(b) of the Company Disclosure Schedule, since June 27, 2009, the Company has not received notice from the SEC or any other Governmental Entity that any of its accounting policies or practices are the subject of any review, inquiry, investigation or challenge other than comments from the SEC on Company filings which comments have either been satisfied or withdrawn by the SEC.

(c) Since July 2, 2011, neither the Company nor any of its consolidated Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) except (i) as and to the extent set forth on the audited balance sheet of the Company and its consolidated Subsidiaries as of July 2, 2011 (including the notes thereto) included in the SEC Documents, (ii) as incurred after July 2, 2011 in the ordinary course of business and consistent with past practice, (iii) as described in the Company’s quarterly report on Form 10-Q filed on May 7, 2012 (together with the Company’s annual report on Form 10-K, filed on September 2, 2011, the Company’s definitive proxy statement, filed on September 15, 2011, the Company’s quarterly reports on Form 10-Q, filed on November 7, 2011, and February 8, 2012, and all current reports on Form 8-K filed by the Company since September 2, 2011, (collectively, the “Recent SEC Documents”), or (iv) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, or has been at any time since June 27, 2009, a party to any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K of the Exchange Act) or any similar arrangements where the result, purpose or effect is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the SEC Documents or the SEC Financial Statements.

(d) The Company has not filed any report with the SEC, NASDAQ, or any other securities regulatory authority or any securities exchange or other self regulatory authority that, as of the date of this Agreement, remains confidential.

(e) The principal executive officer of Company and the principal financial officer of Company (and each former principal executive officer or principal financial officer of Company) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the rules and regulations of the SEC promulgated thereunder with respect to the SEC Documents filed since such certifications have been required and such filings were true and correct in all material respects when made. Nothing has come to the attention of the principal executive officer or principal financial officer of the Company that would preclude each of them from being able to make the certifications in the Company’s next quarterly report on Form 10-Q when due. For purposes of this Section 3.5(e), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Since June 27, 2009, neither the Company nor any of its Subsidiaries has arranged any outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(f) The Company has implemented and maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act and Section 404 of the Sarbanes-Oxley Act which (i) are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Company’s filings with the SEC and other public disclosure documents; and (ii) ensures that material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to the Company’s auditors and the audit committee of the Board of the Company (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 3.6 Broker’s Fees. Except for the fee payable to Stifel, Nicolaus & Company, Incorporated (the “Financial Advisor”), which is set forth in Section 3.6 of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fee, broker’s fees, commissions, or finder’s fees in connection with any of the transactions contemplated hereby.

Section 3.7 Absence of Certain Changes or Events. Except as set forth in the Recent SEC Documents or in Section 3.7 of the Company Disclosure Schedule, since July 2, 2011, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any event that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect. Since July 2, 2011, neither the Company nor any of its Subsidiaries has taken, or failed to take, any action that would have constituted a breach of Section 5.1 had the covenants therein applied since that date. Since March 31, 2012, all cash expenditures have been used to (x) invest in the Company’s and its Subsidiaries’ businesses consistent with the strategic plans of the Company or (y) satisfy obligations of the Company and its Subsidiaries incurred (i) in the ordinary course of business and consistent with past practice or (ii) in connection with the transactions contemplated hereby.

Section 3.8 Legal Proceedings.

(a) Except as set forth in Section 3.8 of the Company Disclosure Schedule or as disclosed in the Recent SEC Documents, there is no action, suit or proceeding, claim, arbitration or investigation pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is a party to any action, suit or proceeding, arbitration or investigation, that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, restrict the conduct of the business of the Company or any of its Subsidiaries, or restrict the ability of the Company or any of its Subsidiaries to compete freely with any other Person.

(b) Except as set forth in Section 3.8 of the Company Disclosure Schedule or as disclosed in the Recent SEC Documents, there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries that, when aggregated with all other such injunctions, orders, judgments, decrees and restrictions, could reasonably be expected to have a Company Material Adverse Effect.

(c) There are no actions, suits, investigations, or proceedings pending as of the date of this Agreement against Company or any Subsidiary of Company, or any director, officer or employee of Company or any Subsidiary of Company, alleging any violation of federal or state securities laws, the DGCL, or the rules or regulations of NASDAQ.

Section 3.9 Compliance with Applicable Law.

(a) Except as disclosed in Section 3.9(a) of the Company Disclosure Schedule or in the Recent SEC Documents, the Company and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as presently conducted and are in compliance with the terms thereof, except where the failure to hold such license, franchise, permit or authorization or such noncompliance would not, when aggregated with all other such failures or noncompliance, reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth in the Recent SEC Documents or in Section 3.9(b) of the Company Disclosure Schedule, (i) the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity (including but not limited to the Sarbanes-Oxley Act and the USA PATRIOT Act of 2001), except for possible violations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Company Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has received written notice of any violations of any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries except for possible violations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

Section 3.10 Company Information. The information relating to the Company and its Subsidiaries to be provided by the Company for inclusion in the preliminary proxy statement relating to the Merger and this Agreement, in the Proxy Statement, or in any other document filed with any other Governmental Entity in connection herewith, at the respective times filed with the SEC or such other Governmental Entity and first published, sent or given to stockholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement thereto is mailed to holders of the shares of Company Common Stock and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company as to such portions thereof that relate only to Parent, Merger Sub, or any of their Subsidiaries or to statements made therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

Section 3.11 Employee Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and including the regulations promulgated thereunder (“ERISA”), whether written or unwritten, as well as each other material employee or director benefit or compensation plan, arrangement or agreement (whether written or unwritten), including any other material plan, arrangement or agreement providing bonus, supplemental income, incentive or deferred compensation, vacation, stock purchase, stock option or other equity-based compensation, severance, termination, retention, change-in-control, profit-sharing, fringe benefit, workers’ compensation, voluntary employees’ beneficiary association, health, welfare, accident, sickness, death, hospitalization, insurance, personnel policy, disability or other benefits for the benefit of any current, former or retired employee, consultant, independent contractor, other service provider or director of the Company or any of its Subsidiaries entered into, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute (such plans, programs, and agreements, collectively, the “Company Benefit Plans”). For purposes of this Agreement, the term “ERISA Affiliate” means any entity that is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code) or (iv) a “controlled group” within the meaning of Section 4001 of ERISA, any of which includes the Company or any of its Subsidiaries. Section 3.11(a) of the Company Disclosure Schedule separately identifies each Company Benefit Plan that is a “Foreign Plan” (as defined in Section 3.11(m) below). Except for subsections (a), (b), and (m), the representations contained in this Section 3.11 shall not apply to any Foreign Plan.

(b) With respect to each Company Benefit Plan, the Company has made available to Parent true, complete and correct copies of the following (as applicable): (i) the written document evidencing such Company Benefit Plan or, with respect to any such plan that is not in writing, a written description thereof; (ii) any summary plan description; (iii) any related trust agreements, insurance contracts or documents of any other funding arrangements; (iv) all amendments, modifications or supplements to any such document; (v) the most recent actuarial report; (vi) the most recent determination or opinion letter from the IRS; and (vii) the recent Forms 5500 required to have been filed with the IRS, including all schedules thereto, and (viii) any notices to or from the IRS or any office or representative of the Department of Labor or any other Governmental Entity relating to any unresolved compliance issues in respect of any such Company Benefit Plan.

(c) Each Company Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has a received a favorable determination or opinion letter from the Internal Revenue Service and, to the Knowledge of the Company, no fact, circumstance or event has occurred or exists after the date of such determination that has or would reasonably be expected to adversely affect such determination.

(d) No condition exists that is reasonably likely to subject the Company or any of its Subsidiaries to any direct or indirect liability under Title IV of ERISA or Section 4976 of the Code or that is reasonably likely to result in any loss of a federal tax deduction under Section 280G or Section 162(m) of the Code.

(e) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement (other than as set forth in Section 3.11(e) of the Company Disclosure Schedule) or other contract or understanding with a labor union or labor organization. There is no (i) unfair labor practice, labor dispute or labor arbitration proceeding pending, (ii) to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or (iii) lockout, strike, slowdown, work stoppage or, to the Knowledge of the Company, threat thereof by or with respect to such employees. Except as would not reasonably expected to result in a Company Material Adverse Effect, each of the Company and its Subsidiaries have complied with all applicable laws, statutes, orders, rules, regulations, policies or guidelines of any Governmental Entity relating to labor, employment, wages, overtime pay, employee classification, immigration, nondiscrimination, affirmative action, plant closings, mass layoffs, termination of employment or similar matters.

(f) No Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, no Company Benefit Plan is a multiemployer plan within the meaning of Section 414(f) of the Code or a plan described in Section 413(c) of the Code, and neither Company nor any of its Subsidiaries has any liability, contingent or otherwise and including because of any ERISA Affiliates in result of any plan subject to Title IV of ERISA or Section 412 of the Code or any multiemployer plan.

(g) There have been no non-exempt prohibited transactions within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code with respect to any of the Company Benefit Plans that could reasonably expected to result in any material liability for the Company or any Subsidiary related to any excise Taxes under the Code or to any liabilities under ERISA.

(h) Except as would not reasonably expected to result in a Company Material Adverse Effect, each Company Benefit Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Company Benefit Plan or to the Company or any Subsidiary as a sponsor, a plan administrator or a fiduciary of such Company Benefit Plan.

(i) Except as set forth in Section 3.11(i) of the Company Disclosure Schedule or as a result of the transactions contemplated by this Agreement, neither the requisite corporate or stockholder approval of, nor the consummation of, the transactions contemplated by this Agreement will (either alone or together with any other event, including any termination of employment) entitle any current or former officer, employee, director or other independent contractor of the Company or a Subsidiary to any change in control payment or benefit, transaction bonus or similar benefit or severance pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan. Section 3.11(i) of the Company Disclosure Schedule quantifies in reasonable detail the amount of any such change-in-control payment or benefit, transaction bonus or similar benefit or severance pay due and owing to each director or officer of the Company or any Subsidiary, other than any such amounts arising as a result of the transactions contemplated by this Agreement.

(j) Except as set forth in Section 3.11(j) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any material liability in respect of post-retirement health, medical or life insurance benefits for any current or former officer, employee, director, or independent contractor except as required to avoid excise Tax under Section 4980B of the Code or comply with applicable insurance laws.

(k) All material contributions and other material payments due from the Company or any Subsidiary with respect to each Company Benefit Plan have been made or paid in full, and all of the assets which have been set aside in a trust, escrow account or insurance company separate account to satisfy any obligations under any Company Benefit Plan are shown on the books and records of each such trust or account at their current fair market value as of the most recent valuation date for such trust or account.

(l) There are no pending or, to the Company’s Knowledge, threatened claims with respect to a Company Benefit Plan (other than routine claims for benefits) or with respect to the terms and conditions of employment or termination of employment of any current or former officer, employee or independent contractor of the Company or a Subsidiary, which claims would reasonably be expected to result in a Company Material Adverse Effect, and no audit or investigation by any domestic or foreign governmental or other law enforcement agency is pending or, to the Knowledge of the Company, has been threatened with respect to any Company Benefit Plan.

(m) Except as set forth on Section 3.11(m) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to (or is obligated to contribute to) any Company Benefit Plan that is primarily subject to the laws of any jurisdiction outside of the United States (each such plan, a “Foreign Plan”). Except as would not reasonably be expected to result in a Company Material Adverse Effect, each Foreign Plan has been administered in all material respects in accordance with its terms and applicable legal requirements of each jurisdiction in which such Foreign Plan is maintained. All material contributions to, and material payments from, such Foreign Plan which may have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the legal requirements of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date. Each Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the legal requirements of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan. No such Foreign Plan promises or provides retiree medical or other retiree welfare benefits to any person other than as required by applicable law or as would not result in a material liability to the Company or any Subsidiary. No Foreign Plan has material unfunded liabilities that will not be offset by insurance or that are not fully accrued on the SEC Financial Statements to the extent required by GAAP.

(n) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code), including each award thereunder, has been operated since January 1, 2005 in good faith compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”) and has been since January 1, 2009, in documentary compliance with the applicable provisions of Section 409A; and (ii) neither Company nor any of its Subsidiaries (1) has reported to any government entity or authority any corrections made or Taxes due as a result of a failure to comply with Section 409A and (2) have any indemnity or gross-up obligation for any Taxes or interest imposed or accelerated under Section 409A.

(o) Neither the Company nor any of its Subsidiaries has undertaken to create any additional plan, agreement or arrangement which, once established, would constitute a Company Benefit Plan, or to modify or change in any material way any existing Company Benefit Plan. No event, condition or circumstance exists that would prevent the amendment or termination of any Company Benefit Plan other than the satisfaction of any applicable legal requirements, including the giving of notice, and any such termination would not result in any cost or other liability other than routine administrative costs and liability for benefits accrued through termination.

Section 3.12 Company Products.

(a) None of the products manufactured or sold by the Company or any of its Subsidiaries contains or incorporates asbestos, asbestos-containing materials, or presumed asbestos-containing materials.

(b) None of the products manufactured or sold by the Company or any of its Subsidiaries is subject to any guarantee, warranty, or other indemnity of or by the Company or any of its Subsidiaries beyond the applicable terms and conditions of sale and any additional written warranty provided by the Company and included with such product and any warranty imposed by law.

Section 3.13 Environmental Matters.

(a) Except as set forth in Section 3.13 of the Company Disclosure Schedule or in the Recent SEC Documents, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, required environmental remediation activities or, to the Knowledge of the Company, governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supranational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, “Environmental Laws”), pending or (to the Company’s Knowledge) threatened, against the Company or any of its Subsidiaries, which liability or obligation would reasonably be expected to have a Company Material Adverse Effect.

(b) During or, to the Knowledge of the Company, prior to the period of (i) its or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries’ participation in the management of any property, or (iii) its or any of its Subsidiaries’ holding of a security interest or other interest in any property, there was no release or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would require remediation under Environmental Laws and would reasonably be expected to have a Company Material Adverse Effect.

(c) Neither the Company nor any of its Subsidiaries is subject to any agreement, judgment, decree, or other order of any kind by or with any court, Governmental Entity, regulatory agency, or third party imposing any material liability or obligations pursuant to or under any Environmental Law.

(d) There has been no material environmental assessment, investigation, study, audit, test, review or other analysis conducted by or on behalf of the Company of which the Company has Knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries that Company has not provided to Parent prior to the date of this Agreement.

Section 3.14 Takeover Statutes. The Company has taken all actions necessary such that no restrictive provision of any “fair price,” “moratorium,” “control share acquisition,” “interested stockholder” or other similar anti-takeover statute or regulation (including, without limitation, Section 203 of the DGCL or any restrictive provision of any applicable anti-takeover provision in the governing documents of the Company) is, or at the Effective Time will be, applicable to the Company, Parent, Merger Sub, the shares of Company Common Stock (including shares of Company Common Stock acquired in the Merger), the Merger or any other transaction contemplated by this Agreement or the Stockholders’ Agreement. No anti-takeover provision contained in the Company Charter or the Company By-laws is, or at the Effective Time will be, applicable to the Company, the shares of Company Common Stock, the Merger or the other transactions contemplated by this Agreement.

Section 3.15 Properties. Except as disclosed in the Recent SEC Documents, each of the Company and its Subsidiaries (i) has good and indefeasible title to all the properties and assets reflected on the latest audited balance sheet included in the Recent SEC Documents as being owned by the Company or one of its Subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except for (1) Liens securing Indebtedness as was properly reflected in the latest balance sheet included in the Recent SEC Documents, and (2) Permitted Liens and (B) all real property mortgages and deeds of trust except such secured Indebtedness as is properly reflected in the latest balance sheet included in the Recent SEC Documents, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Recent SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the Knowledge of the Company, the lessor. The assets of the Company and its Subsidiaries constitute, in the aggregate, all the assets (including, but not limited to, intellectual property rights) used in or necessary to the conduct of their businesses as they currently are being conducted. They are substantially all of the assets with which the Company has conducted its historical business.

Section 3.16 Tax Returns and Tax Payments.

(a) Except as set forth in Section 3.16 of the Company Disclosure Schedule:

(i) the Company and its Subsidiaries have prepared in good faith and have duly and timely filed (or, as to Subsidiaries, as applicable, the Company has filed on behalf of such Subsidiaries) all federal and all other material Tax Returns (as defined below) that they were required to file and all such Tax Returns are complete and accurate in all material respects and were prepared in substantial compliance with all applicable laws and regulations;

(ii) the Company and its Subsidiaries have paid (or, as to Subsidiaries, as applicable, the Company has paid on behalf of such Subsidiaries) all material Taxes (as defined below) due or has provided (or, as to Subsidiaries, the Company has made provision on behalf of such Subsidiaries) reserves in its financial statements in accordance with GAAP for any material Taxes that have not been paid (excluding any reserve for deferred Taxes established to reflect timing differences), whether or not shown as being due on any Tax Returns;

(iii) neither the Company nor any of its Subsidiaries has granted any request that remains in effect for waivers of the time to assess any Taxes, no administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received from any federal, state, local, or non-U.S. Tax authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any notice indicating an intent to open a Tax audit or other Tax review, request for information related to Tax matters (that has not since been closed or resolved without audit or review), or notice of deficiency or proposed adjustment that has not been finally resolved, for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any of its Subsidiaries;

(iv) neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361;

(v) there are no Liens for Taxes upon the assets of the Company or any Subsidiary, except for Liens for Taxes not yet due and payable or for Taxes that are being disputed in good faith by appropriate proceedings and with respect to which adequate reserves (excluding any reserve for deferred Taxes established to reflect timing differences) have been taken in accordance with GAAP;

(vi) to the Knowledge of the Company no audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by a Tax authority;

(vii) neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law) or as a transferee or successor;

(viii) neither the Company nor any Subsidiary has participated in any arrangements which are reportable transactions as defined by Treasury Regulation Section 1.6011-4, and each of the Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that would otherwise give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

(b) As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, property, payroll, employment, unemployment, FICA, Social Security (or similar), escheat, customs, unclaimed property, value added, alternative or add-on minimum, estimated or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign, whether disputed or not.

(c) As used herein, “Tax Return” shall mean any return, report, or statement required to be filed with any Governmental Entity with respect to Taxes.

(d) As used herein, “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 3.17 Intellectual Property.

(a) For purposes of this Agreement, “Intellectual Property Rights” means any or all statutory and common law rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered arising from or associated with any of the following: (i) all United States, international and foreign patents and patent applications (including all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights) and all equivalents thereof (“Patents”); (ii) copyrightable works, United States and foreign copyrights, all applications, registrations and renewals thereof and all other rights corresponding thereto (“Copyrights”); (iii) trade names, fictional business names, corporate names, product names, logos, trademarks and service marks, trade dress, certification marks, slogans and other indicia of source or origin and the goodwill associated with the foregoing, together with all translations, adaptations, derivations and combinations and like intellectual property rights (“Trademarks”); (iv) trade secrets, confidential information, know-how and proprietary information (“Trade Secrets”); (v) computer programs and software, including data files, source code, object code, application programming interfaces, architecture, documentation, files, records, schematics, emulation and simulation reports, test vectors and hardware development tools, databases and other software-related specifications and documentation (collectively, “Software”); (vi) Internet domain names and uniform resource locater addresses; (vii) all mask work rights and other rights protecting integrated circuit or chip topographies or designs (collectively, “Mask Works”); (viii) data base rights, moral rights and any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Patents, Copyrights, Trademarks, Trade Secrets or Mask Works; and (ix) any right to sue for past, present or future infringement, misappropriation or dilution of any of the foregoing.

(b) Except as set forth in Section 3.17(b) of the Company Disclosure Schedule:

(i) the Company and its Subsidiaries own all right, title and interest in or have valid and enforceable rights to use, by license or other agreement, all of the Intellectual Property Rights that are currently used in the conduct of the Company’s or any of its Subsidiary’s business, free of all Liens, other than (1) Liens securing Indebtedness as was properly reflected in the latest balance sheet included in the Recent SEC Documents, and (2) Permitted Liens (as defined below);

(ii) the Company has not received any written notice or claim challenging its respective ownership of any Intellectual Property Rights owned by the Company or any of its Subsidiaries or stating that any other Person has any claim of legal or beneficial ownership or exclusive rights with respect thereto. The Company does not jointly own any Intellectual Property Rights with any other Person;

(iii) all registrations of the material Intellectual Property Rights owned by the Company or any of its Subsidiaries (other than any Intellectual Property Rights that have been or are anticipated to be abandoned) are currently in good standing and the correct chain of title has been recorded with the applicable Governmental Entity, including the U.S. Patent and Trademark Office, against each item of registered, issued or applied for Intellectual Property Rights owned by the Company or any of its Subsidiaries;

(iv) to the Knowledge of the Company, no reasonable basis exists for any claim that any material Intellectual Property Rights that have been issued, granted or registered by or with any Governmental Entity or for which an application therefor has been filed with any Governmental Entity (in each case other than any Intellectual Property Rights that have been or are anticipated to be abandoned) is either invalid or unenforceable. The Company has not knowingly taken any action or failed to take any action that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any material Intellectual Property Rights owned by the Company or any of its Subsidiaries (other than any Intellectual Property Rights that the Company has determined to be of immaterial value and therefore has determined to abandon);

(v) no action, claim, arbitration, proceeding, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) against the Company or any of its Subsidiaries is pending before any Governmental Entity or arbitrator or, to the Knowledge of the Company, is threatened in writing by any third Person with respect to any Intellectual Property Rights owned or used by the Company or any of its Subsidiaries in connection with their respective businesses as currently conducted, including any of the foregoing that alleges that the operation of any such business infringes, misappropriates, impairs, dilutes or otherwise violates the rights of others, and the Company and its Subsidiaries are not subject to any outstanding injunction, judgment, order, decree, ruling, or charge involving any third Person’s Intellectual Property Rights;

(vi) to the Knowledge of the Company, (A) no product or service distributed, sold, licensed or offered by the Company or any of its Subsidiaries, or the operation of the businesses of the Company and its Subsidiaries as previously or currently conducted has infringed upon, misappropriated or violated, or infringes upon, misappropriates or violates any Intellectual Property of any Person, and (B) no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property Rights owned or used by the Company or any of its Subsidiaries in connection with their respective businesses as currently conducted and neither the Company nor any of its Subsidiaries has brought or threatened any such claims, suits, arbitrations or other adversarial proceedings against any third party that remain unresolved;

(vii) no limitations or restrictions on the use or enforceability of any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries have been agreed to by or on behalf of the Company or any of its Subsidiaries with any Person pursuant to a settlement agreement or a similar contract intended to settle a dispute, and the Company and its Subsidiaries have not granted any covenants not to sue with respect to any of their Intellectual Property Rights; and

(viii) the Company is the owner of, or has the right to use all Intellectual Property Rights that is used in or is necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, as required to be conducted under any Company Material Contract or as proposed to be conducted in any Bid.

(c) all of the Intellectual Property Rights owned or used by the Company or any of its Subsidiaries immediately prior to the Closing will be owned or available for use in all material respects by the Company and its Subsidiaries immediately after the Closing on substantially the same terms and conditions as prior to the Closing.

(d) For the purposes of this Agreement, “Company IP Agreements” means (i) contracts granting to the Company and/or providing a right to obtain a license, covenant not to sue or any other interest in, or any right to use or exploit any Intellectual Property Rights that are material to the Company and used in the design, manufacture and operation of the Company’s products, other than off-the-shelf shrinkwrap, clickwrap or similar commercially available non-custom Software and (ii) contracts under which the Company has granted or imposes an obligation to grant to others a license, covenant not to sue or any other interest in, or any right to use or exploit any Intellectual Property Rights, other than agreements for the sale of the Company’s products in the ordinary course of business consistent with past practice and subject to the Company’s standard terms and conditions. Except as set forth on Section 3.17(d) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has granted any Person exclusive rights to any Intellectual Property Rights in any Company IP Agreement. No Company IP Agreement may be unilaterally terminated by any party to such agreement as a result of the consummation of the Merger or the other transactions contemplated by this Agreement. With respect to each Company IP Agreement, the Company is not in default of any such contract, nor, to the Knowledge of the Company, has any event occurred which, with notice or the lapse of time, or both, would give rise to such a default by the Company. Each Company IP Agreement is in full force and effect and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. True and complete copies of all Company IP Agreements have been delivered or made available to Parent and Merger Sub.

(e) All former and current employees, consultants and contractors of the Company or any of its Subsidiaries who contribute or have contributed in any material respect to the creation or development of any material Intellectual Property Rights owned by the Company or any of its Subsidiaries have duly executed written agreements with the Company that assign to the Company all right, title and interest in and to any such contributions that the Company does not already own by operation of law and requires that such persons take any steps necessary to effect such assignment. No inventor listed on any Patents owned by the Company or its Subsidiaries is under any obligation to assign or license its rights in such Patent to a former employer or any other Person.

(f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incorporated into any of its products or any Software any “freeware,” “shareware” or other Software obtained pursuant to any open source, community source, copy left or similar publicly available Source Code license.

(g) Except as set forth in Section 3.17(g) of the Company Disclosure Schedule, all Software that is incorporated in any products or was used in the design or development of any products of the Company or its Subsidiaries was either (i) developed by employees of the Company within the scope of their employment, (ii) developed by contractors who have expressly assigned their rights and interest therein to the Company pursuant to written agreements, or (iii) otherwise acquired by the Company from a third party pursuant to a written agreement in which the ownership rights therein were expressly assigned to the Company.

(h) The Company has taken commercially reasonable steps to protect its rights in and preserve the secrecy and confidentiality of all Intellectual Property Rights developed or acquired by the Company that constitutes or at any time constituted Trade Secrets.

(i) Except as set forth in Section 3.17(i) of the Company Disclosure Schedule, none of the Intellectual Property Rights owned by the Company or any Subsidiary (including all technical data and/or computer software (each as defined in the Federal Acquisition Regulation and the governmental agency supplements thereto) included therein) was (A) developed, in whole or in part, with full- or partial- funding from a Governmental Entity, including the United States government, or any agency thereof, (B) developed, in whole or in part, in the performance of a Government Contract, and/or (C) delivered to the United States government. Except as set forth in Section 3.17(i) of the Company Disclosure Schedule, the Intellectual Property Rights are solely owned by the Company and the United States government has no rights pursuant to the Defense Federal Acquisition Regulation Supplement Part 227 or any other FAR supplement (or the contract clauses incorporated by reference therein) in or to any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries.

Section 3.18 Real Property.

(a) Section 3.18(a) of the Company Disclosure Schedule contains a list and brief description of all leases, subleases, licenses and other occupancy agreements (the “Leases”) which are individually or in the aggregate material to the business of the Company and its Subsidiaries and pursuant to which the Company or any of its Subsidiaries leases real property as tenant (the “Leased Real Property”), and the Company has made available to Parent a true and complete copy of each such Lease. Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, with respect to each of the Leases, (i) such Lease is in full force and effect and constitutes a legal, valid and binding obligation of the Company or its applicable Subsidiary and to the Knowledge of the Company, the other parties thereto, (ii) the Company or its applicable Subsidiary has a good and valid leasehold interest in the Leased Real Property pursuant to such Lease, (iii) to the Knowledge of the Company there are no defaults (or any conditions or events that, after notice or the lapse of time or both, would constitute a default) on the part of the Company or any of its Subsidiaries under the Lease, and (iv) the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all Leases.

(b) Section 3.18(b) of the Company Disclosure Schedule contains a list and brief description of all real property owned by the Company or the Subsidiaries (the “Owned Real Property”) which are individually or in the aggregate material to the business of the Company and its Subsidiaries. Except as set forth in Section 3.18(b) of the Company Disclosure Schedule, either the Company or one of its Subsidiaries has good and marketable fee simple title to all of the Owned Real Property, free and clear of all Liens, other than (1) Liens securing Indebtedness as was properly reflected in the latest balance sheet included in the Recent SEC Documents, and (2) Permitted Liens (as defined below).

(c) Except as set forth in Section 3.18(c) of the Company Disclosure Schedule with respect to the Owned Real Property: (i) there are no pending or, to the Knowledge of the Company, threatened condemnation proceedings or threatened litigation, claims, actions, suits, proceedings, investigations or administrative actions relating to such Owned Real Property; (ii) the existing buildings and improvements located on such real property are located entirely within the boundary lines and with any setback lines of such real property or on permanent easements on adjoining land benefiting such real property and may lawfully be used under applicable zoning and land use laws for the purposes for which they are presently being used; (iii) there are no outstanding options or rights of first refusal to purchase such Owned Real Property; (vi) such Owned Real Property is in compliance in all material respects with the terms and provisions of any restrictive covenants, easements, conditions, or agreements affecting such real property; and (vii) the Company has made available to Parent, to the extent in the Company’s possession or control, complete and accurate copies of all such title insurance policies (including all documents referenced therein as exceptions to coverage); deeds; surveys; environmental assessment and similar reports, and leases, subleases, licenses or agreements (including any amendments or modifications thereto) granting to any other party the right of use or occupancy of any portion of such Owned Real Property.

Section 3.19 Material Contracts.

(a) For purposes of this Agreement, “Company Material Contract” means any of the following to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets are bound, in each case as of the date of this Agreement:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) with respect to the Company and its Subsidiaries;

(ii) any material contract or agreement between the Company and any of its Affiliates;

(iii) any contracts or arrangements between the Company and its Subsidiaries, on the one hand, and current executive officers or directors of the Company or their Affiliates and associates (as defined in the Exchange Act), on the other hand;

(iv) any stockholder, voting trust, or similar contracts or agreements relating to the voting of Company Common Stock or other equity interests of the Company or any of its Subsidiaries;

(v) any collective bargaining agreement, employment, domestic or international sales representative, distributor or consulting agreement;

(vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other contracts relating to the borrowing of money or extension of credit, other than accounts receivable and payable in the ordinary course of business;

(vii) any agreement of indemnification (excluding indemnification provisions in the Company or any Subsidiary’s charter, bylaws, and/or other constating documents) or any guaranty by the Company (other than any agreement of indemnification entered into in connection with the sale, license, maintenance, support or service of Company products in the ordinary course of business) that is material to the Company;

(viii) any agreement requiring the payment or receipt by the Company of more than $300,000 in any twelve (12) month period for the purchase or lease of any machinery, equipment or other capital assets for goods or services;

(ix) any license, sublicense or royalty agreement relating in whole or part to any Intellectual Property Rights;

(x) any material contract relating to the disposition or acquisition by the Company or any of its Subsidiaries of assets for consideration in excess of $300,000 or any interest in any other Person or business enterprise, in each case, other than in the ordinary course of business;

(xi) any contract that contains provisions restricting the Company or any of its Affiliates in any material respect from competing in any line of business or with any Person or in any geographic area (except for distributor agreements entered into in the ordinary course of business) or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging, or which would have any such effect after the Closing Date;

(xii) any other contract with any obligations to make payments or entitlement to receive payments on behalf of the Company or any of its Subsidiaries of $300,000 or more in a twelve (12) month period (other than for purchase orders received or submitted in the ordinary course of business consistent with pact practice);

(xiii) any contract to which the Company or any of its Subsidiaries is a party creating or granting a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices);

(xiv) any Government Contract (excluding completed purchase orders) which would reasonably be expected to generate revenues in excess of $300,000;

(xv) any Bid which would reasonably be expected to generate revenues in excess of $300,000, which has not otherwise expired pursuant to its terms.

(b) All Company Material Contracts are valid and in full force and effect as of the date of this Agreement except to the extent they have previously expired in accordance with their terms and except to the extent that if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any other party thereto, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except for such violations and defaults as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(c) Complete and correct copies of each Company Material Contract in existence as of the date of this Agreement (including any and all amendments thereto) have been made available by the Company to Parent prior to the date hereof.

Section 3.20 Transactions with Affiliates. Between the date of the Company’s last proxy statement filed with the SEC and the date of this Agreement, no event has occurred as of the date hereof that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses of the members of the Company’s Board of Directors).

Section 3.21 Investment Company. Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.22 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has (A) unanimously adopted this Agreement (including all terms and conditions set forth herein) and approved the transactions contemplated hereby, including the Merger, (B) determined that the Merger is advisable and that the terms of the Merger are fair to, and in the best interests of, the Company’s stockholders, and (C) resolved to recommend that the Company’s stockholders adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

Section 3.23 Opinion of Financial Advisor. The Financial Advisor has delivered to the Company’s Board of Directors its opinion (in writing or to be confirmed in writing) to the effect that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, $14.30 per Share in cash to be received by the holders of the Shares pursuant to the Merger is fair to such holders from a financial point of view.

Section 3.24 Insurance.

(a) Section 3.24(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance owned or held by or on behalf of and/or providing insurance coverage to the Company and its Subsidiaries and their respective business, properties and assets (and each of the directors, officers, salespersons, agents or employees of the Company or any of its Subsidiaries for which the Company or such Subsidiary is a beneficiary or pays the premium) and the following information for each such policy: (i) type(s) of insurance coverage provided; (ii) name of insurer; (iii) effective date; (iv) policy number; (v) per occurrence and annual aggregate deductibles or self-insured retention; (vi) per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted; and (vii) annual premium.

(b) Section 3.24(b) of the Company Disclosure Schedule sets forth a complete and accurate summary of all of the self-insurance coverage provided by the Company and its Subsidiaries.

Section 3.25 Personnel. Section 3.25 of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of (a) the names and current base salaries or other compensation of all directors and executive officers of each of the Company and its Subsidiaries, and (b) the number of shares of Company Common Stock owned beneficially or of record, or both, by each such individual and the immediate family relationships, if any, among such individuals.

Section 3.26 Potential Conflicts of Interest. Except as set forth in the Recent SEC Documents or in Section 3.26 of the Company Disclosure Schedule, since July 2, 2011, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and their respective Affiliates, including without limitation their directors and officers, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses of the members of the Company’s Board of Directors). As of the date hereof, only the directors of the Company identified in Section 3.26 of the Company Disclosure Schedule are not “independent” directors under the rules of NASDAQ. No officer or director of the Company or any Subsidiary has asserted any claim, charge, action or cause of action against the Company or any Subsidiary, except for immaterial claims for accrued vacation pay, accrued benefits under any employee benefit plan and similar matters and agreements existing on the date hereof.

Section 3.27 Certain Business Practices. Neither the Company nor any of its Subsidiaries, and no director or officer, and, to the Knowledge of the Company, no agent, employee, distributor or other Person acting on behalf of the Company or any Subsidiary of the Company, has, directly or indirectly, taken any action which would cause them to be in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder or any similar anti-corruption or anti-bribery laws applicable to the Company or any of its Subsidiaries in any jurisdiction other than the United States (collectively, the “FCPA”), or used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to non-U.S. or U.S. government officials or employees, whether directly or indirectly, or made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly. The Company has established reasonable internal controls and procedures intended to ensure compliance with the FCPA.

Section 3.28 Government Contracts.

(a) With respect to each Government Contract or any Bid (i) to the Knowledge of the Company, the Company has complied in all material respects with all material terms and conditions and all requirements of law applicable thereto, (ii) no written notice has been received alleging that the Company is in material breach or violation of any requirement of law applicable thereto, (iii) no written notice of termination, cure notice or show-cause notice has been received by the Company with respect thereto, or (iv) to the Knowledge of the Company, no notice of breach, violation or termination, cure notice or show-cause notice has been threatened in writing with respect thereto.

(b) The Company is not (and for the last five (5) fiscal years has not been) (i) to the Knowledge of the Company, under administrative, civil or criminal investigation, indictment or information by the U.S. Government with respect to any alleged irregularity, misstatement or omission regarding a Government Contract or any Bid, or (ii) suspended or debarred from doing business with the U.S. Government or declared nonresponsible or ineligible for government contracting. Within the past five (5) years, the Company has not made and no circumstances exist to Company’s Knowledge which would warrant a voluntary disclosure under the United States Department of Defense voluntary disclosure program or under any voluntary disclosure program of another Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or any Bid.

(c) To the Knowledge of the Company, there are no circumstances that would warrant the United States Department of Defense or any other Governmental Entity suspension or disbarment proceedings or the finding of nonresponsibility or ineligibility or any other damage or penalty assessment or recoupment of payment. To the Knowledge of the Company, neither the U.S. Government nor any prime contractor, subcontractor or vendor is asserting in writing any claim or initiating any dispute proceeding against the Company relating to any Government Contract or any Bid, nor is the Company asserting any claim or initiating any dispute proceeding directing or indirectly against any such party concerning any such Government Contract or Bid.

(d) Section 3.28 of the Company Disclosure Schedule identifies any government owned property located at the Company’s or its Subsidiaries’ facilities.

(e) As used herein the term “Government Contract” means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, arrangement or other commitment of any kind relating to the Business between the Company or any Subsidiary and (i) any Governmental Entity, (ii) any prime contractor to a Governmental Entity; or (iii) any subcontractor with respect to any contract described in clause (i) or (ii).

(f) As used herein the term “Bid” means any outstanding quotation, bid or proposal by the Company or any Subsidiary which, if accepted or awarded, would lead to a contract with a Governmental Entity or a prime contractor or subcontractor to a Governmental Entity, for the design, manufacture or sale of products or the provision of services by the Company or such Subsidiary.

Section 3.29 Export Licenses and Compliance. The Company and each Subsidiary has complied in all material respects with U.S. export control laws. Except as set forth in Section 3.29 of the Company Disclosure Schedule, no product, technical data or service provided, made, sold or distributed by the Company or its Subsidiaries now or during the last five (5) years that is exported, re-exported or transshipped outside of the United States of America required a license or authorization for export, re-export or transshipment from the U.S. Government. Except as set forth in Section 3.29 of the Company Disclosure Schedule, no product, technical data or service provided, made, sold or distributed by the Company now or during the last five (5) years that is exported, re-exported or transshipped from a country other than the United States of America required a license for export, re-export or transshipment from any Government Entity of such country. Except as set forth in Section 3.29 of the Company Disclosure Schedule, no product, technical data or service provided, made, sold, distributed or owned by the Company now or during the last five (5) years has been disclosed, disseminated or released to a foreign national in the United States that could be deemed exported from the United States of America, required a license for deemed export from the United States of America. Section 3.29 of the Company Disclosure Schedule lists all export, re-export or transshipment licenses, pending license applications, authorizations and manufacturing license or technical assistance agreements. Except as set forth in Section 3.29 of the Company Disclosure Schedule, there have been no voluntary disclosures to or to the Company’s Knowledge investigations or administrative enforcement actions, pending or in process, by the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of Treasury (including the Directorate of Defense Trade Controls, the Bureau of Industry and Security and the Office of Foreign Assets Control) or by any other Government Entity with respect to exports or imports. The Company and the Subsidiaries have complied with all applicable registration, record-keeping, notification, submission, and reporting requirements under the laws, including but not limited to the record-keeping requirements under 22 CFR Parts 122 and 124. Except as set forth in Section 3.29 of the Company Disclosure Schedule, the Company and the Subsidiaries have not participated directly or indirectly in any transactions that involve any commodity, technical data, products or services, with a person or entity denied U.S. export privileges or otherwise specially designated or debarred by the U.S. government.

Section 3.30 Indebtedness.

(a) Section 3.30 of the Company Disclosure Schedule sets forth a complete and correct list of all Indebtedness of the Company as of the date of this Agreement, identifying the creditor including name and address, the type of instrument under which the Indebtedness is owed and the amount of the Indebtedness as of the close of business on the date of this Agreement. No Indebtedness of the Company contains any restriction upon the prepayment of any of such Indebtedness or the incurrence of Indebtedness by the Company. With respect to each item of Indebtedness of the Company, the Company is not in default and no payments are past due beyond any applicable grace period therefor. The Company has not received any written notice of a default, alleged failure to perform or offset or counterclaim with respect to any item of Indebtedness that has not been fully remedied and withdrawn. The Company has not guaranteed nor is it responsible or liable for any Indebtedness of any other Person other than its Subsidiaries.

(b) For the purposes of this Agreement, “Indebtedness” means (i) all obligations for borrowed money, and all accrued but unpaid prepayment premiums or penalties and any other fees and expenses paid to satisfy such Indebtedness, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations under standby letters of credit, (d) all obligations to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, and (iv) all guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person.

Section 3.31 Customers; Suppliers. Except as set forth on Section 3.31(a) of the Company Disclosure Schedule, since July 2, 2011, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with its twenty (20) largest customers by dollar volumes of sales for the current fiscal year, or (ii) any material adverse change in the terms (including credit terms) of any contract with any such customer. Except as set forth on Section 3.31(b) of the Company Disclosure Schedule, since July 2, 2011, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with its twenty (20) largest suppliers by dollar volume for the current fiscal year, or (ii) any material adverse change in the terms (including credit terms) of any contract with any identified supplier.

Section 3.32 Bank Accounts. Section 3.32 of the Company Disclosure Schedule sets forth a list of the locations and numbers of all bank accounts, investment accounts and safe deposit boxes maintained by the Company and its Subsidiaries, together with the names of all persons who are authorized signatories or have access thereto or control thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by their respective Boards of Directors and by Parent as the sole stockholder of Merger Sub and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms.

Section 4.3 Consents and Approvals; No Violation.

(a) Except for (i) the filing with the SEC of the preliminary proxy statement and the Proxy Statement, (ii) the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL, and (iii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of (A) the Exchange Act and (B) the HSR Act and similar foreign statutes and regulations applicable to the Merger, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Parent and Merger Sub of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (a “Parent Material Adverse Effect”).

(b) Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or by-laws of Parent or any of the similar organizational documents of Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3(a) are obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, Merger Sub, or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4 Broker’s Fees. Neither Parent nor Merger Sub nor any of their respective officers or directors on behalf of Parent or Merger Sub has employed any financial advisor, broker or finder in a manner that would result in any liability of the Company for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated hereby or that would result in any reduction of the consideration payable to the stockholders of the Company.

Section 4.5 Merger Sub’s Operation and Capitalization. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which shares have been validly issued, are fully paid and nonassessable, and are owned by Parent free and clear of any Liens.

Section 4.6 Parent or Merger Sub Information. The information relating to Parent and its Subsidiaries to be provided by Parent to be contained in the Proxy Statement, or in any other document filed with any other

Governmental Entity in connection herewith, at the respective time filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to holders of the Shares and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

Section 4.7 Litigation. There are no claims, suits, actions or proceedings pending or, to Parent or Merger Sub’s knowledge, threatened in writing, nor are there, to the knowledge of Parent and Merger Sub, any investigations or reviews pending or threatened in writing against, relating to or affecting Parent or Merger Sub or any of their respective Subsidiaries that (i) seek to question, delay or prevent the consummation of the Merger or the other transactions contemplated hereby or (ii) would reasonably be expected to affect adversely the ability of Parent or Merger Sub to fulfill its obligations hereunder.

Section 4.8 Financing.

(a) Parent and Merger Sub have, as of the date of this Agreement, in a combination of cash on hand and access to financing from third party lenders in an aggregate amount sufficient to (i) pay the Merger Consideration for all outstanding shares of Company Common Stock converted into cash pursuant to the Merger, (ii) pay the Stock Right Termination Consideration for all outstanding Stock Rights, (iii) perform Parent’s and Merger Sub’s obligations under this Agreement, and (iv) pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

(b) Parent and Merger Sub will have at the Effective Time sufficient funds in immediately available U.S. dollars to pay the Merger Consideration in cash for all outstanding shares of Company Common Stock converted into cash pursuant to the Merger, to perform Parent’s and Merger Sub’s obligations under this Agreement, and to pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

Section 4.9 Stock Ownership. As of the date hereof, neither Parent nor Merger Sub nor any of their respective Subsidiaries beneficially own any shares of Company Common Stock.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Businesses Prior to the Effective Time.

(a) Except as set forth in Section 5.1(a) of the Company Disclosure Schedule or as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation (including the rules of any applicable securities exchange), during the period from the date of this Agreement to the earlier of (i) the termination of this Agreement and (ii) the Effective Time, unless Parent otherwise agrees in writing, the Company shall, and shall cause its Subsidiaries to, in all material respects, conduct its business in the usual, regular, and ordinary course consistent with past practice; use all reasonable efforts to maintain and preserve intact its business organization and the good will of those having business relationships with it and retain the services of its present officers and key employees; at its expense, maintain all its assets in good repair and condition, except to the extent of reasonable wear and use and damage by fire or other casualty; and comply in all material respects with all applicable laws and regulations of Governmental Entities. Without limiting the generality of the foregoing, and except as set forth in Section 5.1(a) of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation (including the rules of any applicable securities exchange), during the period from the date of this Agreement to the earlier of (x) the termination of this Agreement and (y) the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which will not unreasonably be withheld, conditioned, or delayed) in each instance:

(i) adopt or propose any change to the Company Charter or the Company By-laws;

(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person;

(iii) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its Subsidiaries (including, without limitation, Company Stock Rights or Company Restricted Shares), or (B) any other securities in respect of, in lieu of, or in substitution for, any shares of capital stock of the Company or any of its Subsidiaries outstanding on the date hereof, other than the issuance of Company Common Stock pursuant to the valid exercise of Company Stock Rights, in each case which are outstanding as of the date of this Agreement;

(iv) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock of the Company or any of its Subsidiaries;

(v) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, in respect of any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent;

(vi) enter into any agreement with respect to the formation of any joint venture, strategic partnership or alliance;

(vii) incur any Indebtedness (excluding any draw on an existing credit facility) or guarantee such Indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for (A) Indebtedness incurred in the ordinary course of business not to exceed $100,000 in the aggregate, and (B) Indebtedness in replacement of existing Indebtedness on customary commercial terms;

(viii) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets (i) individually, with a minimum value in excess of $100,000 to any Person other than a direct or indirect wholly owned Subsidiary or (ii) collectively, with an aggregate minimum value in excess of $300,000 to any Person or Persons other than direct or indirect wholly owned Subsidiaries;

(ix) sell, lease, transfer, abandon, let lapse, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien or otherwise dispose of any material Company Intellectual Property Rights or any of its material properties or assets, including the capital stock of any of its Subsidiaries except (A) for sales, leases, licenses, abandonments, lapses, transfers, mortgages or encumbrances of obsolete assets, (B) pursuant to existing agreements in effect prior to the execution of this Agreement, (C) as may be required by applicable law or any Governmental Entity in order to permit or facilitate the consummation of the transactions contemplated hereby, or (D) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business consistent with past practice in connection with the sales of products to customers;

(x) cancel, release or assign any Indebtedness owing to it in excess of $100,000 in the aggregate by or to any Person or Persons other than a direct or indirect wholly owned Subsidiary;

(xi) acquire assets outside of the ordinary course of business from any other Person or Persons other than a direct or indirect wholly owned Subsidiary with an aggregate value or purchase price in excess of $300,000;

(xii) make any material acquisition or investment in a business either by purchase of stock or securities, merger or consolidation, contributions to capital, loans, advances, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof;

(xiii) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any Company Benefit Plan, collective bargaining agreement or employment, severance or similar agreement or arrangement, for or in respect of any stockholder, officer, director, employee, agent, consultant, or Affiliate other than (x) as required pursuant to the terms of this Agreement, and (y) as required pursuant to the terms of an existing Company Benefit Plan;

(xiv) waive or fail to enforce any provision of any confidentiality or standstill agreement to which it is a party; provided, however, that this clause (xiv) shall not prohibit the Company from consenting to a request from one or more of the parties thereto that it be permitted to make a Superior Proposal (as defined in Section 5.2(f) or a proposal that may reasonably be expected to lead to a Superior Proposal;

(xv) make any changes with respect to accounting policies or procedures, except as required by changes in GAAP or by law or except as the Company, based on the advice of its independent auditors and after consultation with Parent, determines in good faith is advisable to conform to best accounting practices;

(xvi) settle any litigation or other proceedings before or threatened to be brought before a Governmental Entity for an amount in excess of $250,000 or which would be reasonably likely to have a Company Material Adverse Effect;

(xvii) except as required by law, make any material Tax election or take any position on any material Tax Return filed on or after the date of this Agreement or adopt any material method of accounting therefor that in any such case is inconsistent with elections made, positions taken or methods of accounting used in preparing or filing similar Tax Returns for prior periods;

(xviii) terminate, cancel, let lapse, amend or modify any insurance coverage maintained by the Company or any Subsidiary with respect to any material assets which is not replaced by a comparable amount of insurance coverage;

(xix) make any material cash expenditure, unless to (x) invest in the Company’s or its Subsidiaries’ businesses consistent with the strategic plans of the Company or (y) satisfy obligations of the Company or its Subsidiaries incurred (i) in the ordinary course of business and consistent with past practice, or (ii) in connection with the transactions contemplated hereby; or

(xx) make any commitment to take any of the actions prohibited by this Section 5.1(a).

(b) The Company shall provide to Parent, as soon as practicable, but in no event later than ten (10) days following the end of each calendar month, an accounting of the amount of cash and Indebtedness of the Company and its Subsidiaries on a consolidated basis, as of the end of such month, as calculated in accordance with GAAP applied in a manner consistent with the SEC Financial Statements.

Section 5.2 No Solicitation.

(a) The Company shall immediately cease any existing activities, discussions or negotiations with any Person with respect to a Takeover Proposal and shall seek to have returned to the Company any confidential information that has been provided in any such activities, discussions or negotiations. From the date hereof, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors, or employees or any Affiliate, investment banker, financial advisor, attorney, accountant, or any other representative retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated), or take any other action intended to facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal, (ii) conduct, participate, or engage in any discussions or negotiations regarding any Takeover Proposal, (iii) approve, endorse, recommend, make or authorize any public statement, recommendation or solicitation in support of any Takeover Proposal, (iv) approve any transaction (other than the transactions contemplated hereby) pursuant to which any

Person other than Parent, Merger Sub or any Subsidiary of Parent would become an “interested stockholder” under, Section 203 of the DGCL or (v) terminate, amend or waive any material rights under (or fail to take commercially reasonable steps to enforce rights under) any “standstill” or other similar agreement between the Company or any of its Subsidiaries and any other Person (other than Parent, Merger Sub or any Subsidiary of Parent); provided, however, that following the receipt of a Superior Proposal or a proposal that could reasonably be expected to lead to a Superior Proposal made on or after the date hereof but prior to the Special Meeting, in circumstances not otherwise involving a breach of this Agreement, the Company may, in response to such proposal and subject to compliance with Section 5.2(b) and 5.2(c), (A) request information from the Person making such proposal for the purpose of the Board of Directors of the Company informing itself about the proposal that has been made and the Person that made it, (B) furnish information with respect to the Company to the Person making such proposal pursuant to a confidentiality agreement, provided that (1) such confidentiality agreement contains substantially the same terms as (or terms not materially less favorable to the Company) than those contained in the Confidentiality Agreement dated as of April 2, 2012, between Parent and the Company (as it may be amended, the “Confidentiality Agreement”) and (2) the Company advises Parent of all such nonpublic information delivered to such Person concurrently with its delivery to the requesting Person, and (C) participate in negotiations with such Person regarding such proposal; provided, further, that the actions described in clauses (B) and (C) of the immediately preceding proviso may be taken only on or before the Company Stockholder Approval is obtained. It is agreed that any violation of the restrictions set forth in the preceding sentence by any officer, director, investment banker, attorney, or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.2(a) by the Company.

(b) Except as expressly permitted in this Section 5.2(b), neither the Board of Directors of the Company nor any committee thereof shall, directly or indirectly, (i) withdraw, qualify, or modify, or propose publicly to withdraw, qualify, or modify, in a manner adverse to Parent, the approval, determination of advisability, or recommendation by the Board of Directors or any such committee of this Agreement, the Merger, and the other transactions contemplated hereby, (ii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Takeover Proposal, (iii) in the event of a tender offer or exchange offer for any outstanding Company Common Stock, fail to recommend against acceptance of such tender offer or exchange offer by the Company’s stockholders within ten (10) Business Days of the commencement thereof (for the avoidance of doubt, the taking of no position or a neutral position by the Board of Directors of the Company in respect of the acceptance of any tender offer or exchange offer by its stockholders as of the end of the ten (10) day Business Day period shall constitute a failure to recommend against any such offer); (iv) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.2(a)), or (v) recommend that the Company’s stockholders reject adoption of this Agreement, the Merger or the other transactions contemplated hereby (any action described in clauses (i)-(v) above being referred to as a “Change of Recommendation”). Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, in response to a Superior Proposal that was unsolicited and made after the date hereof in circumstances not otherwise involving a breach of this Agreement, after considering applicable provisions of state law and after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law, the Board of Directors of the Company may, prior to Company Stockholder Approval and subject to compliance with all of the requirements of this Section 5.2(b) and to compliance with Sections 5.2(a), 5.2(c) and 5.2(d) (xx) withdraw or modify its approval, determination of advisability, or recommendation of this Agreement, the Merger, and the other transactions contemplated hereby or (yy) determine to be advisable or recommend a Superior Proposal; provided, however, that any actions described in clause (xx) or (yy) may be taken only if the conditions of Section 5.2(c) are also met.

(c) The Company may take the actions described in Section 5.2(b)(xx) and (yy) only after (i) providing Parent prompt written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal and the Company’s Board of Directors’ undertakes any of the actions described in either Section 5.2(b)(xx) or Section 5.2(b)(yy) with respect to such Superior Proposal, such notice also specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior

Proposal (unless identifying the Person would violate an obligation of confidentiality), and (ii) the Parent does not provide within five (5) Business Days of receipt of the written notice from the Company of such Superior Proposal an offer that the Company Board determines in good faith, after consultation with its outside counsel and financial advisor, is at least as favorable from a financial point of view to the Company’s stockholders. In the event Parent’s offer (as described in the preceding sentence) is determined by the Company to be at least as favorable from a financial point of view to the Company’s stockholders, then this Agreement shall be deemed to be amended in accordance with the terms of that offer, Company shall terminate such other discussions, and (subject to the terms and conditions of this Agreement) take any and all necessary actions to consummate the Merger.

(d) In addition to the obligations of the Company set forth in Section 5.2(a) and 5.2(b), the Company shall promptly (and in no event later than one Business Day after receipt of any Takeover Proposal) advise Parent in writing of (i) any inquiry or indication of interest that could reasonably be expected to lead to a Takeover Proposal, (ii) any request for confidential information in connection with a Takeover Proposal, (iii) any Takeover Proposal, including a Superior Proposal (iv) the material terms and conditions of such inquiry, indication of interest, request for confidential information or any Takeover Proposal, (v) the identity of the Person making such request or such Takeover Proposal (unless identifying the Person would violate an obligation of confidentiality), and (vi) any requests made by the Company for information about the Takeover Proposal or the Person that made it. The Company shall keep Parent fully informed with respect to the status of any such inquiry, indication of interest, request for confidential information, Takeover Proposal, or any significant developments in respect thereof.

(e) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as in accordance with Section 5.2(b), withdraw or modify, or propose publicly to withdraw or modify, its approval, determination or recommendation or approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, a Takeover Proposal.

(f) For purposes of this Agreement:

(i) “Takeover Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries, Affiliates, and representatives) relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company or any of its Subsidiaries or 20% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

(ii) “Superior Proposal” means an unsolicited bona fide written offer from any Person (other than Parent and its Subsidiaries, Affiliates and representatives) for the direct or indirect acquisition or purchase of 50% or more of the assets of the Company or any of its Subsidiaries taken as a whole, or 50% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, in each case other than the transactions contemplated by this Agreement, which provides for consideration on a per share basis to the stockholders of the Company with a value (it being understood that securities retained by the Company’s stockholders be included for purposes of that determination) that the Board of Directors of the Company determines in good faith (after consultation with its outside counsel and financial advisor and taking into account all relevant factors, including all legal, financial, regulatory and other aspects of such Takeover Proposal and the Person making such Takeover Proposal) to be more favorable from a financial point of view to the Company’s stockholders than the Merger Consideration; provided, however, that no Takeover Proposal shall be deemed to be a “Superior Proposal” unless (A) there is no financing contingency and any financing required to consummate the transaction contemplated by such proposal is committed at least to the same extent as the financing arranged by Parent, (B) there is no due diligence condition to the third party’s obligation to consummate the transactions that are the subject of such proposal; (C) the transactions contemplated by such Takeover Proposal are reasonably capable of being completed in accordance with their terms without undue delay; and (D) the Board of Directors of the Company has determined in its good faith judgment (after consultation with its outside counsel) that failure to take such action would be inconsistent with their fiduciary duties under applicable law. Any Superior Proposal is a Takeover Proposal.

(g) The Board of Directors of the Company shall not, in connection with any Change of Recommendation, take any action to change the approval of the Board of Directors of the Company for purposes of causing any state takeover statute or other state law to be applicable to the transactions contemplated hereby.

Section 5.3 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to both Parent and the Company. Thereafter, so long as this Agreement is in effect, none of the Company, Parent, Merger Sub, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other parties hereto, except any publication of any press release or other announcement made in connection with any Superior Proposal or as may be required by law or by any listing agreement with a national securities exchange or NASDAQ or any other securities market as determined in the good faith judgment of the party hereto wanting to make such release.

Section 5.4 Notification of Certain Matters. Each of the Company and Parent shall give prompt written notice to the other if any of the following occur after the date of this Agreement: (a) receipt of any notice or other communication in writing from any Person, not a party hereto, alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) receipt of any notice or other communication from any Governmental Entity or NASDAQ (or any other securities market), as applicable, in connection with the transactions contemplated by this Agreement; or (c) the occurrence of an event which would be reasonably likely to (i) have a Company Material Adverse Effect or prevent or delay the consummation of the Merger or (ii) cause any condition to the Merger to be unsatisfied at any time prior to the Outside Date (as defined in Section 7.1(b)(ii)); provided, however, that the delivery of any written notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies of the parties hereto available hereunder.

Section 5.5 Access to Information.

(a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, and subject to such requirements as the Company reasonably may impose to minimize disruption of its business, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Parent, during normal business hours during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments and records, its facilities (including without limitation to perform environmental assessments), and to its officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent shall, and shall cause its Subsidiaries and representatives to, hold in confidence all Evaluation Material (as defined in the Confidentiality Agreement) concerning the Company and its Subsidiaries furnished to it in connection with the transactions contemplated by this Agreement, pursuant to this Section 5.5(a) or otherwise, in accordance with the Confidentiality Agreement.

(b) No investigation by any of the parties hereto or their respective representatives shall affect the representations, warranties, covenants or agreements of the others set forth herein.

Section 5.6 Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall, and shall cause its Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in ARTICLE VI hereof, to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger, as promptly as practicable and (ii) to obtain (and to cooperate with the other parties hereto to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order, or approval. In furtherance and not in limitation of the foregoing, each party hereto agrees to (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within ten (10) Business Days of the date hereof and to take any and all other reasonable actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as possible and (y) file any notifications or filings required to be filed under similar applicable foreign laws and regulations as promptly as reasonably practicable, in any event within fifteen (15) days of the date hereof. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, in connection with seeking any consent, authorization, order or approval of, or any exemption by, any Governmental Entity related to the Merger and the other transactions contemplated by this Agreement, in no event will any party hereto be obligated to agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets or any portion of any business of Parent, any of its Subsidiaries, the Company, or any of its Subsidiaries.

(b) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

Section 5.7 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time until the sixth anniversary of the Effective Time, Parent shall indemnify, advance expenses to, and hold harmless the present and former officers and directors of the Company and its Subsidiaries (each, an “Indemnified Party”), in each case to the fullest extent permitted by law, in respect of acts or omissions occurring or alleged to have occurred prior to or after the Effective Time. From and after the Effective Time, Parent shall cause the certificate of incorporation and by-laws of the Surviving Corporation to contain provisions substantially similar in terms to the rights granted in the provisions with respect to indemnification and insurance set forth in the Company Charter and the Company By-laws in effect on the date hereof, which provisions shall not be amended in any manner that would materially and adversely affect the rights thereunder of the Company’s employees, agents, directors or officers for acts or omissions occurring on or prior to the Effective Time, except if such amendment is required by applicable law. Any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth in the Company Charter or the Company By-laws shall be made by independent counsel selected by Parent and reasonably acceptable to such officer or director. Parent shall pay such reasonable counsel’s fees and expenses. With respect to acts or omissions occurring on or prior to the Effective Time, the Company may on or prior to the Effective Time purchase (and if it does not, at or after the Effective Time the Parent shall purchase or cause the Surviving Corporation to purchase) a tail, run-off or similar director’s and officer’s liability insurance coverage policy for a period of six (6) years, with the same or similar coverages as are currently in effect for the Company, at no cost to the beneficiaries thereof; provided that (i) the total premiums to be paid for such policy shall not exceed 200% of the aggregate annual premium most recently paid by the Company prior to the date hereof to maintain director’s and officer’s liability insurance coverage (and if the total premium of such insurance coverage exceeds such amount, the Company, Parent or the Surviving Corporation shall obtain a tail policy with the greatest coverage available for a cost not exceeding such amount) and (ii) prior to the Effective Time, the Company shall not enter into any insurance contract for a “tail” policy without the prior written consent of Parent which shall not be unreasonably withheld, conditioned or delayed.

(b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume its obligations set forth in this Section 5.7.

Section 5.8 Employee Benefit Plans.

(a) For purposes of all employee benefit plans (as defined in Section 3(3) of ERISA) and other employment agreements, arrangements and policies of Parent under which an employee’s benefits depends, in whole or in part, on length of service, credit will be given to current employees of the Company (“Company Employees”) for service with the Company prior to the Effective Time, provided that except in the case of severance or vacation accrual, such crediting of service shall be solely for purposes of eligibility and vesting under such plans and not for purposes of benefit accrual, and provided further that such crediting is permitted under applicable law and pursuant to the terms of the Teledyne Technologies Incorporated Employee Stock Purchase Plan (the Stock Advantage Plan) and does not result in duplication of benefits. Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all Company Benefit Plans that are in effect as of the Effective Time; provided, however, that Parent may, or may cause the Surviving Corporation to, amend, modify or terminate any individual Company Benefit Plan in accordance with its terms and applicable law. Parent shall cause Surviving Corporation to timely pay all performance or other bonuses earned based on performance or service in periods ending on or prior to December 31, 2012, (i) in accordance with the respective terms of the applicable Company Benefit Plan as in effect as of and the awards granted thereunder as of the Closing Date; (ii) to the extent not already paid as of the Closing Date; (iii) in amounts as disclosed to Parent prior to the Closing Date; and (iv) so long as the metrics for the first half of fiscal year 2013 Consolidated Operating Plan is substantially similar to the Consolidated Operating Plan for the second half of fiscal year 2012.

(b) Prior to the Closing, the Company shall take the necessary action to terminate its 401(k) plan effective as of the Closing Date. Upon request of an employee of the Company and to the extent permitted by the Company’s 401(k) plan and applicable law, Parent shall permit the direct rollover of cash account balances and any notes evidencing an outstanding plan loan or loans to the Parent’s 401(k) plan. The Company further agrees, upon Parent’s request (which request shall be made no less than ten (10) days prior the Effective Time), to take any and all actions required (including the adoption of resolutions by its Board of Directors) to amend, freeze and/or terminate any or all Company Benefit Plans immediately before but contingent upon the Effective Time.

(c) Notwithstanding the foregoing, nothing contained in this Agreement shall (i) be treated as an amendment of any particular Company Benefit Plan, (ii) give any third party any right to enforce the provisions of this Section 5.8, (iii) limit the right of Parent or any of its Subsidiaries to terminate the employment of any Company Employee at any time, or, except as specifically provided in Section 5.8(a) above, (iv) require Parent or any of its Subsidiaries to provide any particular employee benefits, rates of base salary or hourly wage or annual bonus opportunities for any period following the Effective Time or (v) obligate the Company, the Surviving Corporation, Parent or any of their respective Subsidiaries to maintain any particular Company Benefit Plan.

Section 5.9 Special Meeting.

(a) Subject to Section 1.5, the Company will take all action necessary in accordance with applicable law and the Company Charter and the Company By-laws to convene as promptly as reasonably practicable after the date hereof the Special Meeting and shall submit this Agreement, the Merger and the other transactions contemplated hereby for approval of the stockholders of the Company at such meeting or any adjournment thereof.

(b) Subject to Section 5.2, the Company, through the Board of Directors of the Company, shall recommend that the stockholders of the Company vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby and the approval of this Agreement at the Special Meeting or any adjournment thereof.

(c) The Company shall advise Parent on a daily basis commencing ten (10) Business Days prior to the Special Meeting, or as otherwise reasonably requested by Parent, as to the aggregate tally of the proxies and votes received in respect of stockholder approval of this Agreement, the Merger and the other transactions contemplated hereby and all other matters to be considered at the Special Meeting, in each case to the extent that the Company has such information readily available or can obtain it without undue effort or expense.

Section 5.10 Certain Indebtedness. Prior to, or simultaneous with, the Closing, the Company shall deliver to Parent an appropriate payoff letter regarding the Company’s Credit Agreement, dated August 8, 2011, with RBS Citizens, N.A. (“RBS”) and shall have made arrangements reasonably satisfactory to Parent for RBS to deliver all related Lien releases to Parent upon the payoff of all such Indebtedness.

Section 5.11 Tax Efficiency. The Company shall, and shall cause its Subsidiaries to, cooperate in good faith with Parent and Merger Sub and take those reasonable actions as the Company deems appropriate in its sole and absolute discretion (to be effective as of or immediately prior to the Effective Time), in order to effectuate the transactions in the most Tax efficient manner to Parent and Merger Sub.

Section 5.12 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

Section 5.13 Confidentiality; Non-Solicitation of Employees. The parties hereto acknowledge and agree that in the event of termination of this Agreement as provided in Section 7.1, the non-disclosure and non-solicitation obligations contained in that certain letter agreement, dated April 2, 2012, between Parent and the Company shall remain in full force and effect pursuant to the terms thereof.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly adopted and the Merger and the other transactions contemplated hereby shall have been approved by the requisite vote of the holders of Company Common Stock.

(b) Statutes and Injunctions; Governmental Consents. No statute, rule, regulation, judgment, order or injunction shall have been promulgated, entered, enforced, enacted, or issued or be applicable to the Merger by any Governmental Entity which (i) prohibits, or imposes any material limitations on, Parent’s ownership or operation of its or its Subsidiaries’ businesses or assets, or Parent’s or the Surviving Corporation’s ownership or operation of the Company’s and its Subsidiaries’ businesses and assets, (ii) prohibits, restrains, or makes illegal the consummation of the Merger, or (iii) imposes material limitations on the ability of Parent effectively to exercise full rights of ownership of the shares of the Surviving Corporation, and no action or proceeding by any Governmental Entity shall be pending which seeks any of the results described in clauses (i), (ii), or (iii); provided that the parties hereto shall use all reasonable efforts to cause any such statute, rule, regulation, judgment, order or injunction to be vacated or lifted or any such action or proceeding to be dismissed; and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time.

(c) Competition Acts. All applicable waiting periods (and any extensions thereof) under the HSR Act and under any similar foreign antitrust or competition laws and regulations applicable to the Merger shall have expired or terminated or where applicable, approvals will have been obtained.

Section 6.2 Condition to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions (which may be waived in whole or in part by Parent):

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified by materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in either case, as of the Closing Date as though made on or as of such date; provided that the condition in this Section 6.2(a) shall be deemed to have been satisfied even if any representations and warranties of Company are not true and correct unless the cumulative effect of the failure of such representations and warranties of the Company, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Company Material Adverse Effect.

(b) Covenants. The Company shall have performed or complied in all material respects with the obligations, agreements and covenants required by this Agreement to be performed or complied with by it prior to the Closing, or to the extent it has not so performed or complied and such nonperformance or noncompliance is curable, it shall have cured such nonperformance or noncompliance within thirty (30) days following its receipt of reasonably specific notice thereof from Parent; provided that any breach of Section 5.2 shall not be deemed curable pursuant to this Section 6.2(b)).

(c) Company Stock-Based Plans. The Company and its Board of Directors shall have taken the actions, if any, with respect the Company Stock Rights, Company Restricted Shares, Company Stock-Based Plans and Employee Stock Purchase Plans set forth in Section 2.4 hereof.

(d) FIRPTA Certificate. The Company shall have delivered a certificate described in Treasury Regulations Section 1.1445-2(c)(3), in form and substance reasonably acceptable to Parent, certifying that the Company Common Stock is not a U.S. real property interest.

(e) Retention Agreements. Each of the Retention Agreements shall not have been amended, altered or repealed (without the written consent of Parent) and shall be effective as of the Closing in accordance with the terms of each agreement existing as of the date hereof.

Section 6.3 Condition to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions (which may be waived in whole or in part by the Company):

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified by materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in either case, as of the Closing Date as though made on or as of such date; provided that the condition in this Section 6.3(a) shall be deemed to have been satisfied even if any representations and warranties of Parent and Merger Sub are not true and correct unless the cumulative effect of the failure of such representations and warranties of Parent and Merger Sub, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Parent Material Adverse Effect.

(b) Covenants. Each of Parent and Merger Sub shall have performed or complied with in all material respects with the obligations, agreements and covenants required by this Agreement to be performed or complied with by them prior to the Closing or to the extent Parent or Merger Sub has not so performed or complied and such nonperformance or noncompliance is curable, it shall have cured such nonperformance or noncompliance within thirty (30) days following its receipt of reasonably specific notice thereof from the Company.

ARTICLE VII

TERMINATION

Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

(a) by the mutual written consent of Parent and the Company;

(b) by either of the Company, on the one hand, or Parent or Merger Sub, on the other hand, by written notice to the other:

(i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (including each of the Merger and the Stockholders’ Agreement) and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to challenge such order, decree, ruling or other action; or

(ii) if the Effective Time shall not have occurred on or before December 31, 2012 (the “Outside Date”); provided, however, that a party hereto may not terminate this Agreement pursuant to this Section 7.1(b)(ii) if its failure to perform any of its obligations under this Agreement results in the failure of the Effective Time to occur by such time provided, further, that the Outside Date shall be extended day-by-day for each day during which any party hereto shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining, or otherwise prohibiting the consummation of the Merger; and provided, further, however, that the Outside Date shall not be extended past March 31, 2013, as a result of the operation of the immediately preceding proviso;

(c) by the Company:

(i) if the required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders at which a quorum of stockholders was present in person or by proxy or at any adjournment thereof;

(ii) if the Company exercises its rights described in clauses (xx) or (yy) of Section 5.2(b)); provided that prior thereto or simultaneously therewith the Company has paid the Termination Fee to Parent in accordance with Section 7.3; or

(iii) if the representations and warranties of Parent or Merger Sub set forth in this Agreement fail to be true and correct such that the condition set forth in Section 6.3(a) cannot be satisfied, or either Parent or Merger Sub shall have breached or failed in any material respect to perform or comply with any material obligation, agreement, or covenant required by this Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured within thirty (30) Business Days after the Company gives written notice of such inaccuracy or breach to Parent, except, in the case of the failure of any representation or warranty, for changes specifically permitted by this Agreement, for those representations and warranties that address matters only as of a particular date and are true and correct as of such date, and for such failures as do not individually or in the aggregate have a Parent Material Adverse Effect; or

(d) by Parent:

(i) if the required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

(ii) if the Board of Directors of the Company or any committee thereof (a) shall have withdrawn, qualified, or modified, or proposed publicly to withdraw, qualify, or modify, in a manner adverse to Parent, its adoption, approval or recommendation of this Agreement, the Merger, or any other transactions contemplated hereby, or (b) shall have approved or recommended, or proposed publicly to approve or recommend, or taken a neutral position with respect to, any Takeover Proposal, (c) shall have resolved to take any of the foregoing actions, or (d) shall have failed to affirm its approval or recommendation of this Agreement and the Merger within five (5) Business Days of a request to do so by Parent, or ten (10) Business Days in the event of a tender offer; or

(iii) if the representations and warranties of the Company set forth in this Agreement fail to be true and correct such that the condition set forth in Section 6.2(a) cannot be satisfied, or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it which failure, inaccuracy or breach cannot be cured or has not been cured within thirty (30) Business Days after Parent gives written notice of such inaccuracy or breach to the Company, except, in the case of failures of any representations or warranties, for (i) changes specifically permitted by this Agreement, (ii) those representations and warranties that address matters only as of a particular date and are true and correct in all respects (if qualified as to materiality), or in all respects (if not so qualified) as of such date, and (iii) such failures as do not individually or in the aggregate have a Company Material Adverse Effect.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties hereto specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than Sections 5.13, 7.2, 7.3, 8.4, 8.6, 8.7, 8.8, 8.9, 8.10, and 8.11 hereof) shall forthwith become null and void, and there shall be no liability on the part of Parent, or Merger Sub, or the Company, except as provided in Section 7.3; provided, however, that nothing in this Section 7.2 shall relieve any party hereto of any liability resulting from a breach prior to any such termination of any of the representations, warranties, covenants, or agreements set forth in this Agreement.

Section 7.3 Expenses; Termination Fee.

(a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred by the parties hereto shall be borne solely by the party hereto that has incurred such fees and expenses. For the sake of clarity, the cost of preparing printing, and mailing the Proxy Statement and the preliminary proxy statement shall be borne by the Company.

(b) In the event that (i) this Agreement is terminated pursuant to Section 7.1(c)(i) or 7.1(d)(i) or (ii) the Termination Fee is due and payable to Parent pursuant to the circumstances described in Section 7.3(c), then the Company shall promptly pay Parent an amount equal to all reasonably documented out-of-pocket fees and expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby (not to exceed $1,000,000 in the aggregate).

(c) In the event that: (i) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated pursuant to Section 7.1(c)(i) or 7.1(d)(i) hereof, and within one (1) year of such termination, the Company enters into a legally binding agreement or series of agreements for the sale of more than 50% of its capital stock or assets to one or more third parties other than Parent or its Subsidiaries; (ii) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii) or is terminated by the Company pursuant to Section 7.1(c)(ii), or (iii) the Company terminates or materially breaches this Agreement in order to accept any Takeover Proposal, then the Company shall pay to Parent within one (1) Business Day of such termination (or in the case of subclause (c)(i) upon the entry of such agreements or series of agreements), a termination fee equal to $10,500,000 (the “Termination Fee”), payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 7.3(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. The fee arrangement contemplated hereby shall be paid pursuant to this Section 7.3(c) regardless of any alleged breach by Parent of its obligations hereunder; provided that no payment made by the Company pursuant to this Section 7.3 shall operate or be construed as a waiver by the Company of any breach of this Agreement by Parent or Merger Sub or of any rights of the Company in respect thereof; and provided further, that the Termination Fee and any reimbursement of expenses due pursuant to Section 7.3(b) hereto, if paid, shall be in lieu of any other damages that could otherwise be recovered by Parent or Merger Sub from the Company arising from such breach (to the extent that the Company has complied with its obligations under Section 5.2 hereof), all of which Parent and Merger Sub hereby irrevocably waive and relinquish in exchange for the right to receive the Termination Fee and any reimbursement of expenses due pursuant to Section 7.3(b) hereto.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that no amendment, modification, or supplement of this Agreement shall be made following the approval of this Agreement by the stockholders unless, to the extent required by this Agreement or by applicable law, approved by the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.2 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made by the other parties hereto and contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso of the first sentence of Section 8.1, waive compliance by the other parties hereto with any of the agreements, covenants, or conditions contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.3 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants, or agreements in this Agreement or in any schedule, instrument, other than (i) the obligations of Parent and the Surviving Corporation under Sections 5.7, 5.8, and 5.12 (ii) Sections 8.3, 8.4, 8.6, 8.7, 8.8, 8.9, 8.10, and 8.11, or (iii) the obligations of all parties hereto under Section 5.12 or under any other document delivered pursuant to this Agreement, shall survive the Effective Time.

Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub, to:

Teledyne Technologies Incorporated

1049 Camino Dos Rios

Thousand Oaks, CA 91360

Attention: Melanie S. Cibik

Telephone No.: (805) 373-4605

Telecopier No.: (805) 373-4610

with a copy to:

McGuireWoods LLP

625 Liberty Avenue

23rd Floor, EQT Plaza

Pittsburgh, PA 15222

Attention: Scott E. Westwood

Telephone No.: (412) 667-7989

Telecopier No.: (412) 402-4191

(b)	if to the Company, to:

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, NY 10977

Attention: Thomas H. Reslewic, Chief Executive Officer

Telephone No.: (845) 578-6022

Telecopier No.: (845) 578-5989

with a copy to:

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

Attention: Brian Keeler

Telephone No.: (617) 951-8736

Telecopier No.: (617) 428-6324

Section 8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of another party hereto, the parties hereto will confirm facsimile transmission by signing a duplicate original document.

Section 8.6 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), together with the Confidentiality Agreement: (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) except as otherwise provided in Section 5.7, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Section 5.7 is intended for the benefit of, and shall be enforceable by, each Indemnified Party (and his or her heirs and representatives).

Section 8.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, or against its regulatory policy, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto.

Section 8.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except that the Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 8.10 Definitions; Headings; Interpretation.

(a) Capitalized terms used in this Agreement but not otherwise defined below are defined in the sections of this Agreement as referenced in Annex A.

(b) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(c) “Include,” “includes,” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.

(d) The words “hereby”, “herein”, “hereof, “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits hereto and the Company Disclosure Schedules delivered herewith) and not merely to the specific section, paragraph, or clause in which such word appears.

(e) “Affiliate” shall have the meaning set forth in Rule 12(b)-2 under the Exchange Act.

(f) “Key Employees” means Thomas H. Reslewic, Sean B. O’Connor, David Graef, Roberto Petrillo, Conrad J. Fernandes, Corey L. Hirsch. Andrew Schmit, and Jason LeBeck.

(g) “Knowledge” and “known” mean the actual knowledge after reasonable inquiry of the executive officers of the Company.

(h) References to Articles, sections, subsections, or clauses shall, unless otherwise indicated, be references to the respective Articles, sections, subsections, and clauses of this Agreement.

(i) The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(j) Any reference herein to any contract, agreement, or other obligation being in full force and effect, valid, binding, and/or enforceable, or to similar effect, shall be interpreted as being qualified to the extent that such attributes (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) are subject to general principles of equity.

(k) All information set forth in the Company Disclosure Schedule will be deemed to qualify each representation and warranty set forth in Article III hereof (i) that is specifically identified (e.g., by inclusion in or cross-reference to the section of the Company Disclosure Schedule corresponding to such representation or warranty or otherwise) as being qualified by such information, or (ii) with respect to which the relevance of such information is reasonably apparent.

Section 8.11 Enforcement; Venue.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court (i) of the State of Delaware or of the United States District Court located in the State of Delaware or (ii) of the State of New York located in the Borough of Manhattan in the City and State of New York or of the United States located in the Southern District of New York. The jurisdiction of the foregoing courts shall be exclusive in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and no party hereto will attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this section in any such action or proceeding by mailing copies thereof by registered United States mail, return receipt requested, to its address as specified in Section 8.4. However, the foregoing shall not limit the right of a party hereto to effect service of process by any other legally available method.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereto certifies and acknowledges that (i) no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party hereto understands and has considered the implications of this waiver, (iii) each party hereto makes this waiver voluntarily, and (iv) each party hereto has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.11.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dr. Robert Mehrabian
Name:	Dr. Robert Mehrabian
Title:	Chairman, President and Chief Executive Officer

LUNA MERGER SUB, INC.

By:	/s/ Melanie S. Cibik
Name:	Melanie S. Cibik
Title:	Vice President, Associate General Counsel and Assistant Secretary

LECROY CORPORATION

By:	/s/ Thomas H. Reslewic
Name:	Thomas H. Reslewic
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

ANNEX A

Defined Terms

Term	Section Reference
Affiliate	Section 8.10(e)
Agreement	Preamble
Bid	Section 3.28(f)
Business Day	Section 1.3
Certificate of Merger	Section 1.2
Certificates	Section 2.2(b)
Change of Recommendation	Section 5.2(b)
Closing	Section 1.3
Closing Date	Section 1.3
Code	Section 3.16(d)
Company	Preamble
Company Benefit Plans	Section 3.11(a)
Company By-laws	Section 3.1(a)
Company Charter	Section 1.1
Company Common Stock	Recitals
Company Disclosure Schedule	Section 3.1(a)
Company Employees	Section 5.8(a)
Company IP Agreements	Section 3.17(d)
Company Material Adverse Effect	Section 3.1(a)
Company Material Contract	Section 3.19(a)
Company Preferred Stock	Section 3.2(a)
Company Restricted Share	Section 2.4(b)
Company Stock Right	Section 2.4(a)
Company Stock-Based Plans	Section 2.4(a)
Company Stockholder Approval	Section 3.3(a)
Confidentiality Agreement	Section 5.2(a)
Copyrights	Section 3.17(a)
DGCL	Section 1.1
DGCL Appraisal Rights Provisions	Section 2.3(a)
Dissenting Shares	Section 2.3(b)
Effective Time	Section 1.2
Employee Stock Purchase Plans	Section 2.4(c)
Environmental Laws	Section 3.13(a)
ERISA	Section 3.11(a)
ERISA Affiliate	Section 3.11(a)
Exchange Act	Section 3.4(a)
FCPA	Section 3.27
Financial Advisor	Section 3.6
Foreign Plan	Section 3.11(m)
GAAP	Section 3.5(b)
Government Contract	Section 3.28(e)
Governmental Entity	Section 3.4(a)
Grant Date	Section 3.2(f)
HSR Act	Section 3.4(a)
Indebtedness	Section 3.30(b)
Intellectual Property Rights	Section 3.17(a)
Key Employees	Section 8.10(f)
Knowledge	Section 8.10(g)

Annex A - 1

Term	Section Reference
Leased Real Property	Section 3.18(a)
Leases	Section 3.18(a)
Liens	Section 3.2(b)
Mask Works	Section 3.17(a)
Material Adverse Effect	Section 3.1(a)
Merger	Recitals
Merger Consideration	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	Section 2.1
NASDAQ	Section 3.2(e)
Outside Date	Section 7.1(b)(ii)
Owned Real Property	Section 3.18(b)
Parent	Preamble
Parent Material Adverse Effect	Section 4.3(a)
Patents	Section 3.17(a)
Paying Agent	Section 2.2(a)
Person	Section 2.2
Permitted Liens	Section 3.2(b)
Proxy Statement	Section 1.5(a)(ii)
RBS	Section 5.10
Recent SEC Documents	Section 3.5(c)
Retention Agreements	Recitals
Sarbanes-Oxley Act	Section 3.5(a)
SEC	Section 1.5(a)(ii)
SEC Documents	Section 3.5(a)
SEC Financial Statements	Section 3.5(b)
Secretary of State	Section 1.2
Section 409A	Section 3.11(n)
Securities Act	Section 3.5(a)
Series B Stock	Section 3.2(a)
Series C Stock	Section 3.2(a)
Shares	Recitals
Software	Section 3.17(a)
Special Meeting	Section 1.5(a)(i)
Stock Right Termination Consideration	Section 2.4(a)
Stockholders	Recitals
Stockholders’ Agreement	Recitals
Subsidiary	Section 3.1(b)
Superior Proposal	Section 5.2(f)(ii)
Surviving Corporation	Section 1.1(b)
Takeover Proposal	Section 5.2(f)(i)
Tax Return	Section 3.16(c)
Taxes	Section 3.16(b)
Termination Fee	Section 7.3(c)
Trademarks	Section 3.17(a)
Trade Secrets	Section 3.17(a)

Annex A - 2

EXHIBIT A

STOCKHOLDER AGREEMENT

See Annex D

ANNEX B

OPINION OF LECROY’S FINANCIAL ADVISOR

[LETTERHEAD OF STIFEL, NICOLAUS & COMPANY, INCORPORATED]

May 25, 2012

Board of Directors

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

Board of Directors:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that LeCroy Corporation (“LeCroy”) is contemplating entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Teledyne Technologies Incorporated (“Teledyne”) and Luna Merger Sub, Inc., a wholly-owned subsidiary of Teledyne (“Merger Sub”), pursuant to which Merger Sub will be merged with and into LeCroy (the “Merger”). As more fully described in the Merger Agreement, each outstanding share of the common stock, par value $0.01 per share, of LeCroy (“LeCroy Common Stock”), other than shares owned by LeCroy as treasury stock, its subsidiaries, Teledyne, Merger Sub and Teledyne’s subsidiaries and holders who are entitled to and properly demand an appraisal of their shares (such holders, collectively, “Excluded Holders”), will be converted into the right to receive $14.30 in cash (the “Merger Consideration”). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

The Board of Directors of LeCroy (the “Board”) has requested Stifel Nicolaus’ opinion as to the fairness, from a financial point of view and as of the date hereof, to holders of LeCroy Common Stock (other than Excluded Holders) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement.

In connection with our opinion, we have, among other things:

(i)	discussed the Merger and related matters with LeCroy’s counsel and reviewed a draft, dated May 25, 2012, of the Merger Agreement (the “Draft Merger Agreement”);

(ii)	reviewed audited consolidated financial statements of LeCroy contained in its Annual Reports on Form 10-K for the fiscal years ended June 27, 2009, July 3, 2010 and July 2, 2011, and unaudited consolidated financial statements of LeCroy contained in its Quarterly Report on Form 10-Q for the nine months ended March 31, 2012;

(iii)	reviewed and discussed with the management of LeCroy certain other relevant financial and operating data relating to LeCroy made available to us from published sources and from the internal records of LeCroy, including, without limitation, financial forecasts and related assumptions of LeCroy prepared by the management of LeCroy;

(iv)	reviewed the reported prices and trading activity of LeCroy Common Stock;

(v)	reviewed and analyzed certain publicly available financial and stock market data for selected publicly traded test and measurement companies that we considered relevant to our analysis;

(vi)	reviewed and analyzed the financial terms, to the extent publicly available, of selected transactions involving test and measurement companies that we considered relevant to our analysis;

(vii)	considered the results of our efforts, at the direction of LeCroy, to solicit indications of interest from selected third parties with respect to an acquisition of LeCroy; and

(viii)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion.

The Board of Directors

LeCroy Corporation

May 25, 2012

In connection with our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial, operational and other information that was made available, supplied, or otherwise communicated to Stifel Nicolaus by or on behalf of LeCroy, or its advisors, or that was otherwise reviewed by Stifel Nicolaus, and have not assumed any responsibility for independently verifying any of such information. With respect to financial forecasts supplied to us by LeCroy, we have assumed, at the direction of LeCroy, that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of LeCroy as to the future operating and financial performance of LeCroy, and that they provide a reasonable basis upon which we can form our opinion. Stifel Nicolaus has relied on such projected information without independent verification or analysis and does not in any respect assume any responsibility for the accuracy or completeness thereof. We further have relied upon the assurances by LeCroy that it is unaware of any facts that would make any information incomplete or misleading. Stifel Nicolaus has assumed, with the consent of LeCroy, that any material liabilities (contingent or otherwise, known or unknown), if any, relating to LeCroy have been disclosed to Stifel Nicolaus. We have not been requested to make, have not assumed responsibility for making, and have not made, an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of LeCroy or any other party, nor have we been furnished with any such evaluation or appraisal.

We have assumed, at the direction of LeCroy, that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of LeCroy since the date of the financial statements contained in LeCroy’s Quarterly Report on Form 10-Q for the period ended March 31, 2012. We have relied on advice of counsel and independent accountants to LeCroy as to all legal, financial reporting, tax, accounting and regulatory matters with respect to LeCroy, the Merger, the Merger Agreement and related matters.

Our opinion is limited to whether the Merger Consideration is fair to holders of LeCroy Common Stock (other than Excluded Holders) from a financial point of view and does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any consequences of the Merger on LeCroy, its securityholders or otherwise or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings entered into in connection with the Merger or otherwise. Our opinion also does not address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by LeCroy or the Board; (ii) the fairness of the amount or nature of any compensation to any of LeCroy’s officers, directors or employees, or class of such persons, relative to the Merger Consideration or otherwise; or (iii) the treatment of, or effect of the Merger on, LeCroy’s securities (other than LeCroy Common Stock as expressly set forth herein). Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which LeCroy Common Stock will trade at any time.

Our opinion is necessarily based upon financial, economic, monetary, market and other conditions and circumstances existing and disclosed to us by or on behalf of LeCroy, or its advisors, or information otherwise reviewed by Stifel Nicolaus, as of the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion, and that Stifel Nicolaus does not have or assume any obligation to update, revise or reaffirm this opinion. Further, as the Board is aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on LeCroy or the Merger. We have assumed that the Merger will be consummated on the terms and conditions described in the Draft Merger Agreement, without any waiver of material terms or conditions by LeCroy, Teledyne or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on LeCroy or the Merger. We also have assumed that the definitive Merger Agreement will not differ materially from the Draft Merger Agreement

The Board of Directors

LeCroy Corporation

May 25, 2012

we reviewed. We further have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

We have acted as financial advisor to LeCroy in connection with the Merger and will receive a fee for our services, a portion of which was payable in connection with our engagement, a portion of which is payable upon delivery of this opinion and the principal portion of which will be payable upon successful completion of the Merger. In addition, LeCroy has agreed to indemnify us for certain liabilities arising out of our engagement. Stifel Nicolaus served as a joint book-running manager on an offering of LeCroy Common Stock during the fourth quarter of 2010 and received customary compensation for such services. Stifel Nicolaus may seek to provide investment banking services to LeCroy, Teledyne or their respective affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel Nicolaus and our clients may transact in the securities of LeCroy and Teledyne and may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of, and directed to, the Board (in its capacity as such) for its information and assistance in connection with its evaluation of the financial terms of the Merger. Our opinion does not constitute a recommendation to LeCroy or the Board as to whether LeCroy should enter into the Merger Agreement or effect the Merger or any other transaction contemplated by the Merger Agreement, or to any securityholder as to how such holder should vote or act with respect to the Merger or otherwise, or whether or not such securityholder should enter into any voting, support or stockholder agreements in connection with the Merger or exercise any appraisal rights that may be available to such securityholder. Our opinion does not compare the relative merits of the Merger with those of any other transactions or business strategies which may have been available to or considered by the Board or LeCroy as alternatives to the Merger and does not address the underlying business decision of the Board or LeCroy to proceed with or effect the Merger. Stifel Nicolaus’ Fairness Opinion Committee has approved the issuance of this opinion.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of LeCroy Common Stock (other than Excluded Holders) pursuant to the Merger Agreement is fair to such holders from a financial point of view.

Very truly yours,

/s/ STIFEL, NICOLAUS & COMPANY, INCORPORATED
STIFEL, NICOLAUS & COMPANY, INCORPORATED

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATE LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

FORM OF

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of May 28, 2012, is made and entered into among TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation (“Parent”), LUNA MERGER SUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent (the “Merger Sub”), and the individual(s) listed under the heading “STOCKHOLDER” on the signature page hereof (each, a “Stockholder” and collectively, the “Stockholders”).

WITNESSETH:

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (“beneficial owner,” “beneficial ownership,” “beneficially,” and related terms, wherever used herein, within the meaning of Section 13(d)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including, without limitation, Rule 13d-3 under the Exchange Act)) of the number of shares of common stock, par value $0.01 (“Company Common Stock”), of LECROY CORPORATION (the “Company”) set forth opposite such Stockholder’s name of Exhibit A hereto (the total number of shares of Company Common Stock beneficially owned by the Stockholders, together with any shares of Company Common Stock acquired or beneficially owned by Stockholder after the date hereof, whether upon the exercise of options or other rights, the vesting of restricted stock, the conversion or exchange of convertible or exchangeable securities, whether by means of purchase, dividend, distribution, or otherwise, prior to the termination of this Agreement, together with all associated rights and interests, being collectively referred to as the “Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger (the “Merger Agreement”) of even date herewith, which (upon the terms and subject to the conditions set forth therein) provides for the merger of Merger Sub with and into the Company with the Company surviving the merger (the “Merger”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested the Stockholders to agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

STOCKHOLDERS’ REPRESENTATIONS AND WARRANTIES

Each Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

Section 1.1 Authorization.

(a) Stockholder possesses the requisite power, authority and legal capacity to (i) execute, deliver and perform Stockholders’ obligations under this Agreement, (ii) to appoint or cause to be appointed Merger Sub and Parent (or any nominee thereof) as Stockholder’s Proxy (as defined below), and (iii) to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(c) There is no other beneficial owner of any of the Shares set forth opposite Stockholder’s name on Exhibit A hereto or other beneficiary or holder of any other interest in any of such Shares whose consent is required for the execution and delivery of this Agreement or for the consummation by Stockholder of the transactions contemplated hereby.

(d) Except as listed on Exhibit A hereto, Stockholder is not a party to any stockholder agreement, option agreement, purchase agreement, buy-sell agreement, right of first refusal or first offer, voting trust, proxy, or other contract with respect to the issuance, transfer or voting of any Company Common Stock (other than this Agreement).

Section 1.2 No Conflicts; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate any law applicable to Stockholder or by which Stockholder or any of Stockholder’s assets are bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any assets of Stockholder, including, without limitation, the Shares set forth opposite Stockholder’s name on Exhibit A hereto, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder’s assets are bound or affected, except in the case of clause (ii), for such matters as would not prevent or in any way impair Stockholder’s ability to perform Stockholder’s obligations under this Agreement.

(b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

Section 1.3 Title to Shares. Stockholder is the sole beneficial owner of the Shares set forth opposite Stockholder’s name on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, claim, proxy, voting restriction or other voting trust, agreement, understanding, or arrangement of any kind, right of first refusal or other limitation on disposition, adverse claim of ownership, or other encumbrance of any kind, other than restrictions imposed by securities laws or pursuant to this Agreement. As of the date hereof, Stockholder does not own, beneficially or of record, any other shares of Company Common Stock or any other equity interests of the Company, including without limitation any options or other rights to acquire Shares, other than as identified on Exhibit A hereto.

Section 1.4 Information for Offer Documents and Proxy Statement. None of the information relating to Stockholder and Stockholder’s affiliates provided in writing to the Company by or on behalf of Stockholder or Stockholder’s affiliates specifically for inclusion in the Proxy Statement will, at the times the Proxy Statement is filed with the U.S. Securities and Exchange Commission or is first published, sent or given to stockholders of the Company, or at the time of the special meeting of stockholders to consider the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 1.5 Acknowledgment of No Claims. Stockholder acknowledges and agrees that it is not aware of any present or potential future disputes, controversies, demands, claims, rights, actions, and causes of action of every kind and nature involving or affecting the Shares or the Company, involving or relating to (i) any claim or right that Stockholder may assert or exercise in Stockholder’s capacity as a Stockholder, director, officer or employee of the Company or in any other capacity and (ii) any claim, right or cause of action based upon a breach of any express, implied, oral or written contract or agreement to which the Stockholder and Company are parties.

Section 1.6 Acknowledgment of No Broker Fees. Stockholder, on behalf of itself and Stockholder’s affiliates, acknowledges and agrees that neither it nor they shall be paid or shall otherwise be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

ARTICLE II

STOCKHOLDER’S COVENANTS

Each Stockholder hereby covenants to Parent and Merger Sub as follows:

Section 2.1 Voting of Shares. Stockholder hereby irrevocably agrees that from the date hereof until the termination of this Agreement pursuant to Section 3.1 (the “Term”), at any meeting of the stockholders of the Company however called and in any action by written consent of the stockholders of the Company, in each case prior to the Effective Time, Stockholder shall vote (or direct the record owner of Stockholder’s Shares to vote) Stockholder’s Shares (i) in favor of the approval of the Merger and the adoption of the Merger Agreement and the other transactions contemplated thereby; (ii) if so directed by Parent, against any Takeover Proposal (as defined in the Merger Agreement) and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could reasonably be expected to result in any of the Company’s obligations under the Merger Agreement not being fulfilled, any change in the composition of the board of directors of the Company (except as contemplated by the Merger Agreement), any change in the present capital structure of the Company or any amendment to the Company’s corporate structure or business, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the transactions contemplated by this Agreement or the Merger Agreement or the likelihood of such transactions being consummated; and (iii) in favor of any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of the stockholders of the Company or in any such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including, without limitation, documents enabling Parent and Merger Sub or their nominee(s) to vote Stockholder’s Shares directly. Each Stockholder hereby agrees to permit Parent and the Company to publish and disclose in any materials delivered to the stockholders of the Company in connection with the Merger Agreement, Stockholder’s identity and ownership of Company Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

Section 2.2 Proxy. Stockholder hereby revokes all prior proxies or powers of attorney with respect to any and all of Stockholder’s Shares. During the Term, Stockholder hereby constitutes and appoints Parent and Merger Sub, or any nominee designated by Parent and Merger Sub, with full power of substitution and resubstitution at any time during the Term, as Stockholder’s true and lawful attorney and proxy (“Proxy”), for and in its name, place, and stead, in the Proxy’s discretion, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to in Section 2.1 and to vote each Share held by Stockholder as Stockholder’s Proxy in respect of any such matter, at every annual, special, adjourned, or postponed meeting of the stockholders of the Company, including, without limitation, the right to sign its name as Stockholder (or to direct the record owner to sign its name as Stockholder) to any consent, certificate, or other document relating to the Company that the law of the State of Delaware might permit or require. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM. Stockholder will take such further action and execute such other documents as may be necessary to effectuate the intent of this Section 2.2.

Section 2.3 Restrictions of Transfer; Proxies and Non-Interference.

(a) Stockholder hereby agrees, until the termination of this Agreement pursuant to Section 3.1 not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of Stockholder’s Shares, (ii) grant any proxies, deposit any of Stockholder’s Shares into a voting trust or enter into a voting agreement with respect to any of Stockholder’s Shares, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing, impairing, or disabling Stockholder from timely and promptly performing Stockholder’s obligations under this Agreement.

(b) Stockholder hereby agrees, if so requested by Parent, (i) that the Shares held by Stockholder shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy and (ii) that, subject to the terms of Section 2.3(a), such Stockholder shall not sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of Stockholder’s Shares without first having the aforementioned legend affixed to the certificates representing such Shares.

Section 2.4 No Solicitation.

(a) During the Term, each Stockholder covenants and agrees not to, directly or indirectly, solicit, initiate, knowingly encourage, or take any other action designed to facilitate any inquiries or the making of any proposal from any Person (other than from Parent or Merger Sub) relating to any transaction that constitutes a Takeover Proposal.

(b) During the Term, each Stockholder further covenants and agrees not to participate in any discussions or negotiations (except with Parent or Merger Sub) regarding, or furnish to any Person (other than Parent or Merger Sub or if required by law or compelled by subpoena or similar legal process) any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any Person (other than Parent and Merger Sub) to make or effect, any transaction that may constitute a Takeover Proposal.

(c) Each Stockholder shall immediately cease and cause to be terminated any existing discussions or negotiations of Stockholder and Stockholder’s agents or other representatives with any Person (other than Parent and Merger Sub) with respect to any of the foregoing. During the Term, each Stockholder shall notify Parent and Merger Sub promptly of any specific proposal or offer made to such Stockholder relating to a Takeover Proposal, or any substantive inquiry or contact made to such Stockholder specifically relating to a Takeover Proposal, and shall, in any such notice to Parent and Merger Sub, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry, or contact and the material terms and conditions of such proposal, offer, inquiry, or contact.

(d) Notwithstanding the foregoing, any Stockholder who is also an officer and/or a member of the board of directors of the Company, may, in such Stockholder’s capacity as an officer of the Company and/or a member of the Board of Directors of the Company, as the case may be, take such actions, if any, in such capacity or capacities as are permitted by Section 5.2 (No Solicitation) of the Merger Agreement.

Section 2.5 Mutuality. Each Stockholder agrees that the terms of this Agreement shall apply to any interest, spousal or otherwise, of such Stockholder in the Shares described in this Agreement as being owned by the other Stockholder. The representations, warranties, and covenants of the Stockholders made in this Agreement are joint and several.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof, (ii) the Effective Time, or (iii) March 31, 2013. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

Section 3.2 Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that: (i) they have read this Agreement; (ii) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; (iii) they understand the terms and consequences of this Agreement; and (iv) they are fully aware of the legal and binding effect of this Agreement.

Section 3.3 Definitions. Terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement, as it may be amended from time to time.

Section 3.4 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 3.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, (ii) upon confirmation of receipt of facsimile transmission, or (iii) upon confirmed delivery by a standard overnight courier, to the following address or to such other address that a party hereto might later specify by like notice:

(a)	If to Parent or Merger Sub, to:

Teledyne Technologies Incorporated

1049 Camino Dos Rio

Thousand Oaks, CA 91360

Attention: Melanie S. Cibik

Telecopier No.: (805) 373-4605

with a copy to:

McGuireWoods LLP

625 Liberty Avenue

23rd Floor, EQT Plaza

Pittsburgh, PA 15222

Attention: Scott E. Westwood

Telecopier No.: (412) 402-4191

(b)	If to Stockholder, to the address for notice set forth on Exhibit A hereto.

with a copy to:

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

Attention: Brian Keeler

Telecopier No.: 617-951-8736

Section 3.6 Severability. In the event that any provision in this Agreement is held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted as to the jurisdiction involved but only to the extent necessary to render the same valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction.

Section 3.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect thereto.

Section 3.8 Assignment. No party hereto may assign or delegate this Agreement or any right, interest, or obligation hereunder; provided, however, that Parent or Merger Sub, in its sole discretion, may assign or delegate its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent without obtaining the consent of any other party hereto; and provided, further, that any such assignment or delegation shall not relieve Parent or Merger Sub from liability hereunder.

Section 3.9 No Third-Party Beneficiaries. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by only the parties hereto, their respective successors, and their permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, their respective successors, and permitted assigns, any rights, remedies, obligations, or liabilities of any nature whatsoever.

Section 3.10 Waiver of Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger.

Section 3.11 Further Assurance. Each Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 3.12 Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to Stockholder’s Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

Section 3.13 No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available at law or in equity, the failure of any party hereto to insist upon compliance by any other party hereto with its respective obligations hereunder, or the existence of any custom or practice of the parties hereto at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

Section 3.14 Specific Performance. The parties hereto acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto agree that an aggrieved party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement at law, or in equity.

Section 3.15 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to provisions thereof relating to conflicts of law. Each of the parties hereto, hereby submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof.

Section 3.16 WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR THE ACTIONS OF PARENT, MERGER SUB OR STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 3.17 Headings. The descriptive headings contained in this Agreement were included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.18 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of another party hereto, each party hereto will confirm facsimile transmission by signing a duplicate original document.

Section 3.19 Press Releases. No press release or public announcement concerning the Merger Agreement, this Agreement or the transactions contemplated hereby shall be made by Stockholder or by Stockholder’s affiliates or representatives (other than the Company) without advance approval thereof by Parent.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have each caused this Stockholder Agreement to be executed in a manner sufficient to bind them as of the date first written above.

TELEDYNE TECHNOLOGIES INCORPORATED

By:
Name:
Title:

LUNA MERGER SUB, INC.

By:
Name:
Title:

STOCKHOLDER

Name:
Address:

ACKNOWLEDGED AND AGREED:

Signature of Stockholder’s Spouse (as applicable)

[SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

EXHIBIT A

Name of Beneficial and Record Owner	Company Common Stock	Stock Options	Restricted Stock	Stock Appreciation Rights

ANNEX E

FORM OF

EXECUTIVE RETENTION AGREEMENT

This EXECUTIVE RETENTION AGREEMENT (the “Agreement”) is made as of this      day of May, 2012 between LeCroy Corporation (the “Company”) and                                  (hereinafter, the “Executive”).

WHEREAS, the Executive is currently employed by the Company in an executive capacity;

WHEREAS, a subsidiary of Teledyne Technologies Incorporated (“Teledyne”) is to merge with and into the Company (the “Merger) with the Company being the survivor pursuant to the terms of an Agreement And Plan Of Merger dated the same date hereof (the “Merger Agreement”);

WHEREAS, Teledyne wishes to retain the services of the Executive with the Company after the Merger;

WHEREAS, as an inducement for Teledyne to enter into the Merger, the Executive has agreed to be bound by this Agreement and the restrictive covenants herein, and the Executive acknowledges and agrees that he will materially benefit from the transaction contemplated by the Merger and that this Agreement is supported by good and valid consideration; and

WHEREAS, the Executive and the Company are parties to an Agreement dated                                  (the “Prior Agreement”) and an Employment Agreement dated                                 , as amended (the “Employment Agreement”), that will continue in effect following the Merger in accordance with their respective terms, except as otherwise modified by this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

INITIAL MATTERS

1.1 EFFECTIVENESS. This Agreement is contingent upon the effectiveness of the Merger and shall become effective at the Effective Time of the Merger (as defined in the Merger Agreement). If for any reason the Merger does not become effective, this Agreement shall not take force or effect; and if the Merger Agreement is terminated, this Agreement will automatically terminate.

1.2 CONSIDERATION. In addition to the consideration received in connection with the Merger, the Company will pay the Executive a lump sum of $25,000 (Twenty-five Thousand Dollars) within fifteen days after the closing of the Merger.

1.3 WAIVER OF RIGHTS UNDER PRIOR AGREEMENT. Executive hereby agrees that the following alteration(s) in the nature or status of the Executive's duties, responsibilities or position with the Company occurring as a direct result of the Company ceasing to be a public company in connection with the Merger will not constitute “Good Reason” under the Prior Agreement: Executive shall be employed as the                                  of the Company after the Merger, and his duties shall be consistent with those duties of a                                  of an operating subsidiary of Teledyne reporting to the                                  of Teledyne.

1.4 LIMIT ON SEVERANCE UNDER PRIOR AGREEMENT. The Executive hereby agrees that, notwithstanding the Prior Agreement to the contrary, in no event shall the amount of any severance compensation payable to Executive under Section 1.2(b) of the Prior Agreement exceed the amount of severance compensation that would have been payable to Executive under Section 1.2(b) of the Prior Agreement had Executive been terminated by the Company without “Just Cause” (as defined therein) on the closing date of the Merger immediately after the effective time thereof. For the avoidance of doubt, Section 1.2 (b)(iii) of the Prior Agreement is null and void.

1.5 LIMIT ON TERM. The Executive hereby agrees that, notwithstanding the Employment Agreement or the Prior Agreement to the contrary, the Employment Agreement and the Prior Agreement shall each automatically terminate on the third anniversary of the closing date of the Merger, unless previously terminated in accordance with their respective terms.

ARTICLE 2

RESTRICTIVE COVENANTS

2.1 EFFECT ON PRIOR AGREEMENT. The provisions of this Article 2 shall replace and supersede in their entirety the provisions of Section 1.5 and Article 2 of the Prior Agreement.

2.2 DEFINITION OF “COMPANY.” For purposes of this Article 2 other than Sections 2.5, 2.6 and 2.7, unless the context clearly indicates otherwise, all references to “Company” shall include (i) LeCroy Corporation and all of its subsidiaries and business units and (ii) any portion, division or aspect of the Business (as defined below) of Teledyne Technologies Incorporated and its Subsidiaries. For purposes of Section 2.5, 2.6 and 2.7, unless the context clearly indicates otherwise, all references to “Company” shall include (i) LeCroy Corporation and all of its subsidiaries and business units and (ii) any portion, division or aspect of the Business (as defined below) of Teledyne Technologies Incorporated and its Subsidiaries that the Executive was materially involved with at any time during the last 12 months of the Executive’s employment with any of the foregoing.

2.3 RETURN OF PROPERTY. All property, documents, data, and Confidential Information prepared or collected by the Executive as part of Executive’s employment with the Company, in whatever form, are and shall remain the property of the Company. The Executive shall return upon the Company’s request at any time (and, in any event, before the Executive’s employment with the Company ends) all documents, data, Confidential Information, and other property belonging to the Company in the Executive’s possession or control, regardless of how stored or maintained and including all originals, copies and compilations.

2.4 CONFIDENTIAL INFORMATION. The Executive covenants and agrees that, except to the extent the use or disclosure of any Confidential Information is required to carry out the Executive’s assigned duties with the Company, during the Executive’s employment with the Company and thereafter: (a) the Executive shall keep strictly confidential and not disclose to any person not employed by the Company any Confidential Information; and (b) the Executive shall not use for the Executive or for any other person or entity any Confidential Information. However, this provision shall not preclude the Executive from any disclosure required by law or court order so long as the Executive provides the Company immediate written notice of any potential disclosure under this subsection prior to disclosure (so long as it is lawful to do so) and fully cooperates with the Company at the Company’s expense to lawfully prevent or limit such disclosure. “Confidential Information” means all confidential, proprietary or business information furnished to, obtained by, or created by the Executive while employed by the Company which could be used to harm or compete against the Company, provided “Confidential Information” shall not include information known generally to the public or in the Company’s industry (other than information known generally to the public or in the Company’s industry as a result of the Executive’s violation of this Section). Confidential Information includes, by way of illustration, such information relating to: (i) Company customers, including customer lists, contact information, contractual terms, billing histories, and product, sales and pricing and payment preferences; (ii) the Company’s finances, including financial statements, balance sheets, sales data, forecasts, and cost analyses; (iii) the Company’s plans and projections for business opportunities, including marketing concepts and business plans; (iv) the Company’s research and development activities, technical data, manufacturing technologies, computer files, and software; (v) the Company’s operating methods, business processes, services, products, prices, costs, service performance, and operating results; and (vi) the Company’s rights, copyrights, trade secret rights, know-how and technical data, any Developments (as defined in Section 2.8 below) and any other intellectual rights of any kind.

2.5 COVENANT NOT TO COMPETE. During the Non-Competition Period, the Executive shall not engage in any Competitive Activity within the Prohibited Territory.

For purposes of this Section 2.5, the following terms shall have the following meanings:

“Non-Competition Period” means the [36]-month period following the Effective Time of the Merger.

“Competitive Activity” means competing against the Company by: (i) engaging in, on behalf of a competitor of the Company, any portion, division or aspect of the Business (as defined below) that the Executive was materially involved with on behalf of the Company at any time during the last 12 months of the Executive’s employment with the Company; (ii) engaging in, on behalf of a competitor of the Company, duties or work that is the same as or substantially similar to the work the Executive performed on behalf of the Company at any time during the last 12 months of the Executive’s employment with the Company; and/or (iii) engaging in work for current or prospective services or products with respect to which the Executive has Confidential Information. On behalf of a competitor of the Company shall include without limitation, acting as an employee, agent, partner, shareholder, member, investor, director, or consultant. Notwithstanding the preceding, owning the stock or options to acquire stock totaling less than 5% of the outstanding shares in a public company shall not constitute by itself Competitive Activity.

“Business” means the business engaged in by the Company at any point during the last 12 months of the Executive’s employment with the Company. As of the date of this Agreement, the parties hereto agree that the Company specializes in design, development, sale and manufacturing of oscilloscopes, waveform generators, low-speed logic analyzers, time-domain network analyzers, protocol analyzers for PCI Express, SAS, SATA, Fibre Channel, USB, DDR, GigE and FCoE, probes and other accessories and software related to these products.

“Prohibited Territory” means: (i) each city, country or other local unit of government within which the Executive assisted the Company in engaging in its business at any time during the last 12 months of the Executive’s employment with the Company; and (ii) the continental United States. The Executive acknowledges and agrees that (1) during the term of the Executive’s employment with the Company, the Executive will assist the Company to engage in its business throughout the Prohibited Territory, and (2) the scope of the Prohibited Territory is necessary and reasonable for the restrictions in the Agreement especially since the Business is a highly specialized and technology-centric business.

Without limiting the foregoing, employment in the test and measurement divisions of any of the following companies will be deemed Competitive Activity within the Prohibited Territory for purposes of this Agreement: Agilent, Danaher, Rohde & Schwarz, Yokogawa, B&K Precision, National Instruments, Iwatsu Electric, Rigol Technologies, and JDS Uniphase and any similar public or private companies.

2.6 NON-INTERFERENCE AND NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the Restricted Period, the Executive shall not: (a) solicit, encourage, or attempt to cause any customer of the Business (as defined above) to purchase any services or products from any business other than the Company that are competitive with or a replacement for the services or products offered by the Company; (b) sell or provide any services or products to any Customer that are competitive with or a replacement for the Company’s services or products; (c) solicit, encourage, or cause any supplier not to do business with or to reduce any part of its business with the Company; (d) solicit or work with any supplier of the Company to manufacture or source any products competitive with or a replacement for the Company’s products; and/or (e) as an employee, agent, partner, shareholder, member, investor, director, consultant, or otherwise, assist any competitor of the Company to engage in any of the conduct described in sub-sections (a) – (d) of this Section.

For purposes of Sections 2.6 and 2.7, “Restricted Period” means (i) the [36]-month period following the Effective Time of the Merger; or (ii) the [12]-month period following the last day of the Executive’s employment with the Company, whichever period extends the furthest from the closing date of the Merger.

2.7 NON-SOLICITATION OF EMPLOYEES. The Executive covenants and agrees that, during the Restricted Period (as defined above in Section 2.6), the Executive shall not, directly or indirectly: (a) hire or engage as an employee or as an independent contractor any person employed by the Company; (b) solicit or encourage any employee or independent contractor to leave his or her employment or engagement with the Company; and/or (c) hire as an employee or engage as an independent contractor any person who was, at any point during the last 12 months of the executive’s employment with the Company, an employee of the Company; provided the foregoing shall not prohibit the Executive from, directly or indirectly, (i) engaging in broadly-circulated “help-wanted” advertisements or other general solicitations not targeted at the employees of the Company or hiring any person who responds to any such general solicitation or otherwise approaches the Executive of his own volition without prior solicitation in violation of this Section 2.7, or (ii) providing references for any former employee or independent contractors of the Company.

2.8 DEVELOPMENTS. Subject to the limitations set forth below in this Section 2.8, the Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, works of authorship, know-how and technical data, whether patentable or copyrightable or not, that are created, made, conceived, or reduced to practice by Executive or under Executive’s direction or jointly with others during Executive’s employment with the Company, whether or not made, created, conceived or reduced to practice during normal working hours or on the premises of the Company (collectively, the “Developments”). Subject to the limitations set forth below in this Section 2.8, the Executive agrees to assign and does hereby assign to the Company without further consideration all of his rights, titles, and interest in and to all Developments and all related patents, patent applications, copyrights, and copyright registrations and applications therefore, relating to the then present or planned business or research and development of the Company. If requested by the Company, the Executive will assist it at its expense to apply for and obtain any patents or copyrights or copyright registrations (both in the United States and in foreign countries) relating to any Developments, and the Executive will execute and deliver or file to the Company all applications, certificates, instruments, and other documents requested by the Company in connection therewith, all at the Company’s expense. The Executive hereby irrevocably appoints the Company as his agent and attorney-in-fact, with full power of substitution, for Executive and on his behalf to execute and deliver or file any such application, certificate, instrument or document. This power of attorney is irrevocable and coupled with an interest on the part of the Company. Notwithstanding the foregoing to the contrary, this Section 2.8 shall not apply to inventions, improvements, discoveries, methods, developments, software, and works of authorship that do not relate to the present or planned business or research and development of the Company and that are made and conceived by Executive not during normal working hours, not on the Company’s premises, and not using the Company’s tools, devices, equipment, property or Confidential Information. The Executive understands that to the extent this Agreement will be construed in accordance with the applicable laws of any state that preclude the assignment of certain classes of Developments made by an employee or contractor with the Company, this Section 2.8 will be interpreted not to apply to any Development that a court rules and/or the Company agrees falls within such classes.

2.9 NON-DISPARAGEMENT. The Executive agrees not to make any disparaging remarks about the Company or its business, services, products, affiliates, officers, directors or management employees, whether in writing, verbally, or on any online forum. The Company agrees not to make disparaging remarks about the Executive.

2.10 REMEDIES. The Company’s obligation to make payments, or provide for any benefits under this Agreement (except to the extent vested or exercisable) shall cease upon a violation of the preceding provisions of this Article 2. The Executive agrees that the remedies available to the Company in the event of the Executive’s breach are cumulative, none are exclusive and all remedies may be exercised concurrently or consecutively at the Company’s option. The Executive acknowledges that, in addition to all remedies available at law, the Company shall be entitled to seek equitable relief, including injunctive relief upon application to any court having competent jurisdiction, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to seek such other damages, direct or consequential, as may be appropriate. The Company shall not be required to post any bond or other security in connection with any proceeding to enforce Article 2. If any of the restrictions contained in Article 2 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provision hereof, then the parties hereto contemplate that the court shall modify the restriction or provision by “blue penciling” or otherwise reducing the duration, geographical scope or other provision hereof and enforce Article 2 in its reduced form for all purposes in the manner contemplated hereby. Notwithstanding anything in this Agreement to the contrary, Teledyne shall be entitled to enforce the Company’s rights hereunder.

2.11 REASONABLENESS OF RESTRICTIONS AND PROTECTABLE INTERESTS. The Executive has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein are fair, reasonable, and necessary to induce Teledyne to engage in the acquisition and to protect the value of Teledyne’s acquisition and the Company’s legitimate business interests, including its goodwill with its customers and employees and its confidential and trade secret information. In addition, the Executive acknowledges and agrees that the foregoing restrictions do not unreasonably restrict the Executive from earning a living should the Executive’s employment with the Company end. The Executive agrees that the Restrictions contained in this Agreement are a material condition of Teledyne entering into the Acquisition as a material term in connection with a sale of business and that the post-employment restrictions should therefore be evaluated under those circumstances. The post-employment obligations shall survive the end of the Executive’s employment with the Company (regardless of the reason why the Executive’s employment ends) and shall be in addition to any restrictions imposed upon the Executive by statute, at common law, or other agreements. The post employment obligations shall continue to be enforceable regardless of whether there is any dispute between the parties hereto concerning any alleged breach of this Agreement.

ARTICLE 3

OTHER

3.1 NOTICES. Any notice required or permitted to be given under this Agreement or the Prior Agreement shall be in writing and shall be properly given if delivered personally or mailed by prepaid registered mail addressed as follows:

(a) in the case of the Company, to:

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, NY 10977

Attention: Chief Financial Officer

with a copy to:

Teledyne Technologies Incorporated

1049 Camino Dos Rios

Thousand Oaks, CA 91360

Attention: General Counsel

(b) In the case of the Executive, to such address as he shall have furnished to the Company as his or her home address, or to such other address as the parties may from time to time specify by notice given in accordance herewith, with a copy to Brian Keeler, Bingham McCutchen LLP, One Federal Street, Boston, MA 02110. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or, if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee.

3.2 AMENDMENTS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

3.3 ENTIRE AGREEMENT. This Agreement, the Prior Agreement and the Employment Agreement (each as modified by this Agreement) constitute the entire agreement between the parties with respect to the employment relationship contemplated hereby and cancels and supersedes all prior understandings and agreements between the parties with respect thereto, including without limitation the Confidentiality and Developments and Nonsolicitation Agreement between the parties, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

3.4 SUCCESSORS AND ASSIGNS. Except as provided in Section 2.10, neither the Executive nor the Company may assign its rights hereunder to another person without the consent of the other; provided, however that the Company may assign its rights hereunder to a successor corporation which acquires (whether directly or indirectly, by purchase, arrangement, merger, consolidation, dissolution or otherwise) all or substantially all of the business and/or assets of the Company and expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and provided that such successor shall reasonably be able to perform all of its obligations under this Agreement.

3.5 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Executive and his personal representatives and upon the Company and its successors and permitted assigns.

3.6 FURTHER ASSURANCES. Each of the Company and the Executive agrees to execute all such documents and to do all such acts and things as the other party may reasonably request and as may be lawful and within its power to do or to cause to be done in order to carry out and/or implement in full the provisions and intent of this Agreement.

3.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein. Each of the parties consents to the jurisdiction of the federal and state courts located in the Borough of Manhattan in the City and State of New York to hear all actions, suits and proceedings arising in connection with this Agreement, including without limitation those referenced in Article 2 herein.

[Signatures appear on the following page.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

LECROY CORPORATION

By
Name:
Title:

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 pm, Eastern Time, on [ ], 2012.
Vote by Internet
• Log on to the Internet and go to
www.Lecroy.com/SpecialReportProxy
• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of May 28, 2012, by and among LeCroy Corporation, a Delaware corporation, Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), and Luna Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Teledyne.	☐	☐	☐

2.	To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to LeCroy Corporation’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.	☐	☐	☐

3.	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LECROY CORPORATION

Notice of Special Meeting of Stockholders

[                                 ]

Proxy Solicited by Board of Directors for Special Meeting — [            ], 2012

Thomas H. Reslewic and Sean B. O’Connor, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of LeCroy Corp. to be held on [            ], 2012 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)